UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement.
☐	Confidential, for use of the Commission Only (as Permitted by Rule 14a-6(e)(2)).
☐                Definitive Proxy Statement.
☐	Definitive Additional Materials.
☐	Soliciting Material Pursuant to § 240.14a-12.

SONESTA INTERNATIONAL HOTELS CORPORATION
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Class A common stock, par value $0.80 per share, of Sonesta International Hotels Corporation (the “Common Stock”).

(2)	Aggregate number of securities to which transaction applies:

As of [●], 2011, 3,698,230 shares of Common Stock outstanding.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Solely for the purpose of calculating the registration fee, the underlying value of the transaction was calculated based upon 3,698,230 shares of Common Stock outstanding, multiplied by $31.00 per share.  In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying $0.00011460 by the sum described in the preceding sentence.

(4)	Proposed maximum aggregate value of transaction:
$114,645,130

(5)	Total fee paid:
$13,138.32, determined based upon multiplying 0.00011460 by the proposed maximum aggregate value of the transaction of $114,645,13

☐	Fee paid previously with preliminary materials.

☐       Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION, DATED [•], 2011

[Insert Company Logo]

116 Huntington Avenue, Floor 9
Boston, MA 02116
[•], 2011

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders of Sonesta International Hotels Corporation (“Sonesta”) to be held on [•], at [•] a.m., local time, at [•].

At the meeting, you will be asked to:

•
consider and vote on a proposal to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 2, 2011, by and among Sonesta, Sonesta Acquisition Corp. (f/k/a Property Acquisition Corp.) (“Parent”) and PAC Merger Corp., a wholly-owned subsidiary of Parent (“Merger Sub”) pursuant to which each share of Sonesta’s Class A common stock outstanding at the effective time of the merger will be converted into the right to receive $31.00 per share in cash,  without interest and less any applicable withholding taxes, and Sonesta will become a wholly owned subsidiary of Parent;

•
consider and cast a nonbinding advisory vote on certain merger-related compensation (consisting solely of potential payments under the employee retention plan described in the accompanying proxy statement) that may be received by the Sonesta named executive officers in connection with the merger as more fully described on page 36;

•
consider and vote upon a proposal to approve one or more adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement; and

•	transact any other business that may properly come before the special meeting, or any adjournment or postponement of the special meeting, by or at the direction of our board of directors.

If our stockholders adopt the Merger Agreement and the merger is completed, you will be entitled to receive $31.00 in cash, without interest and less any applicable withholding taxes, for each share of our Class A common stock that you own immediately prior to completion of the merger.  Upon completion of the merger, Sonesta will become a wholly-owned subsidiary of Parent.

Our board of directors has unanimously approved the merger and adopted the Merger Agreement and has determined that the Merger Agreement and the merger are advisable to, and in the best interests of, Sonesta and its stockholders.

Our board of directors unanimously recommends that you vote “FOR” the adoption of the Merger Agreement, “FOR” approval of the nonbinding advisory proposal regarding merger-related compensation and “FOR” approval of the adjournment or postponement of the special meeting.

Approval of the proposal to adopt the Merger Agreement requires the affirmative vote of at least two-thirds of the outstanding shares of our Class A common stock entitled to vote thereon.

Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the enclosed prepaid envelope.  The failure to vote your shares of our Class A common stock will have the same effect as a vote against the proposal to adopt the Merger Agreement.

The enclosed proxy statement provides you with information about the special meeting, the Merger Agreement, the merger and other related matters to be considered by the stockholders of Sonesta.  A copy of the Merger Agreement is attached as Annex A to the proxy statement.  We encourage you to read the proxy statement and the Merger Agreement carefully and in their entirety prior to voting your shares.  You also may obtain additional information about Sonesta from documents we have filed with the Securities and Exchange Commission by following the instructions listed in the section of the accompanying proxy statement entitled “WHERE YOU CAN FIND MORE INFORMATION.”

On behalf of our board of directors, I thank you for your support and urge you to vote in favor of the adoption of the Merger Agreement.

Sincerely,

Peter J. Sonnabend
Executive Chairman of the Board

The accompanying proxy statement is dated [●], 2011, and is first being mailed, with the form of proxy, to our stockholders on or about [●], 2011.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE PROPOSED MERGER CONTEMPLATED THEREBY, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

YOUR VOTE IS IMPORTANT. PLEASE VOTE BY COMPLETING, SIGNING, DATING AND PROMPTLY RETURNING THE ENCLOSED PROXY CARD, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME. IF THE MERGER IS APPROVED, YOU WILL RECEIVE A LETTER OF TRANSMITTAL AND RELATED INSTRUCTIONS TO SURRENDER YOUR SHARE CERTIFICATES.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on [•], 2011

TO THE STOCKHOLDERS OF SONESTA INTERNATIONAL HOTELS CORPORATION:

Notice is hereby given that a special meeting of the stockholders of Sonesta International Hotels Corporation, a New York corporation (“Sonesta”), will be held on [•], 2011, at [•] a.m., local time, at [•], for the following purposes:

1.
Merger Proposal.  To consider and vote on a proposal to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 2, 2011, by and among Sonesta, Sonesta Acquisition Corp. (f/k/a Property Acquisition Corp.) (“Parent”) and PAC Merger Corp., a wholly-owned subsidiary of Parent (“Merger Sub”), as it may be amended from time to time;

2.
Advisory Vote on Certain Merger-Related Compensation.  To consider and cast  a nonbinding advisory vote on certain compensation that may be received by the Sonesta named executive officers in connection with the merger, as reported in the table on page 41 of the accompanying proxy statement.

3.
Adjournment Proposal.  To consider and vote upon a proposal to approve one or more adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement.

4.
Other Business. To transact any other business that may properly come before the special meeting, or any adjournment or postponement of the special meeting, by or at the direction of our board of directors.

The Merger Agreement, the merger and the merger-related compensation arrangements are more fully described in the accompanying Proxy Statement, which you should read carefully in its entirety before voting.

Our board of directors has fixed the close of business on [•], 2011 as the record date for the determination of stockholders entitled to notice of, and to vote at, this special meeting and any adjournment thereof. Only holders of Sonesta’s Class A common stock at the close of business on the record date are entitled to vote at the special meeting.

Our board of directors has unanimously approved the merger and adopted the Merger Agreement and has determined that the Merger Agreement and the merger are advisable to, and in the best interests of, Sonesta and its stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT, “FOR” APPROVAL ON A NON-BINDING ADVISORY BASIS OF THE MERGER-RELATED COMPENSATION AND “FOR” APPROVAL OF THE ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE TO SOLICIT ADDITIONAL PROXIES.

Your vote is very important, regardless of the number of shares you own. The approval of the adoption of the Merger Agreement requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of our Class A common stock entitled to vote thereon. If you abstain or do not vote on the adoption of the Merger Agreement, it will have the same effect as a vote by you against the adoption of the Merger Agreement.  Approval of the merger-related compensation, and the proposal to adjourn the special meeting, require the affirmative vote of a majority of the votes cast on such proposals at the special meeting.

Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the enclosed prepaid envelope.  Properly executed proxy cards with no instructions indicated on the proxy card will be voted FOR the adoption of the Merger Agreement, FOR approval of the merger-related compensation and FOR approval of the adjournment or postponement of the special meeting, if necessary or appropriate.

Holders of Sonesta Class A common stock are not entitled to appraisal or dissenters’ rights under Section 910 of the New York Business Corporation Law, which we refer to as the NYBCL, in connection with the merger.

The enclosed proxy statement provides you with information about the special meeting, the Merger Agreement, the merger and other related matters to be considered by the stockholders of Sonesta.  A copy of the Merger Agreement is attached as Annex A to the proxy statement.  We encourage you to read the proxy statement and the Merger Agreement carefully and in their entirety prior to voting your shares.  The accompanying proxy statement is dated [•], 2011, and is first being mailed, with the form of proxy, to our stockholders on or about [•], 2011.

YOUR VOTE IS IMPORTANT. PLEASE VOTE BY COMPLETING, SIGNING, DATING AND PROMPTLY RETURNING THE ENCLOSED PROXY CARD, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME. IF THE MERGER IS APPROVED, YOU WILL RECEIVE A LETTER OF TRANSMITTAL AND RELATED INSTRUCTIONS TO SURRENDER YOUR SHARE CERTIFICATES.

By order of the Board of Directors,

David Rakouskas
Secretary

  Boston, Massachusetts
  [●], 2011

PROXY STATEMENT

You are receiving this proxy statement and proxy card or voting instruction form because you own shares of our Class A common stock.  This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of Class A common stock with respect to such matters.  The proxy statement is dated [•], 2011, and is first being mailed to stockholders of Sonesta on or about  [•], 2011.

Throughout this proxy statement, all references to “Sonesta,” “we,” “us,” and “our” refer to Sonesta International Hotels Corporation, unless otherwise indicated or the context otherwise requires. You are being asked to consider and approve the adoption of the “Merger Agreement” which sets forth the terms pursuant to which the “merger” will be effectuated. References in this proxy statement to “common stock” and “common stockholders” are to Sonesta’s Class A common stock, par value $0.80 per share, and the holders thereof, respectively.  Other than shares of its Class A common stock, Sonesta does not have any shares of stock outstanding.  In addition to Sonesta, Sonesta Acquisition Corp. (f/k/a Property Acquisition Corp.) and PAC Merger Corp., which we may refer to as “Parent” and “Merger Sub,” respectively, in this proxy statement, are parties to the Merger Agreement.  Deutsche Bank Securities Inc., who served as financial advisor to our board of directors, may be referred to in this proxy statement as Deutsche Bank.

This proxy statement contains references to the availability of certain information from our website, www.sonesta.com.  By making such references, we do not incorporate into this document the information included on our website.

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TABLE OF CONTENTS

SUMMARY TERM SHEET	1
Parties to the Merger (page 20)	1
The Merger (page 42)	1
Treatment of Sonesta Capital Stock (page 43)	1
The Special Meeting of Sonesta Stockholders (page 17)	2
Record Date; Stockholders Entitled to Vote (page 17)	2
Vote Required for Approval (page 18)	2
Recommendations of Sonesta’s Board of Directors to Stockholders (page 27)	2
Opinion of Deutsche Bank Securities Inc. to Sonesta’s Board of Directors (page 29)	2
Conditions to Completion of the Merger (page 52)	3
Funding of the Merger (page 35)	4
Limitation on Sonesta’s Ability to Consider Other Acquisition Proposals (page 48)	4
Termination of the Merger Agreement (page 53)	5
Termination Fee and Expenses (page 54)	6
Remedies (page 55)	7
The Voting Agreement (page 57)	7
Regulatory Matters (page 39)	7
Appraisal Rights (page 37)	7
Certain U.S. Federal Income Tax Consequences (page 37)	8
Interests of Sonesta Directors and Executive Officers in the Merger (page 36)	8
Common Stock Ownership of Our Directors and Executive Officers (page 58)	9
Delisting and Deregistration of Sonesta Common Stock (page 40)	9
Approval of Certain Merger-Related Executive Compensation (page 40)	9

QUESTIONS & ANSWERS ABOUT THE MERGER AND RELATED MATTERS	10

CAUTION REGARDING FORWARD-LOOKING STATEMENTS	16

SPECIAL MEETING OF STOCKHOLDERS OF SONESTA	17
Date, Time and Place of Meeting	17
Record Date; Shares Entitled to Vote; Outstanding Shares	17
Purpose of the Special Meeting of Stockholders	17
Quorum; Abstentions; Broker Non-Votes	17
Votes Required	18
Voting Agreement	18
Solicitation of Proxies	18
Voting; Proxies and Revocation	18
Recommendations of our Board of Directors	19

PROPOSAL NO. 1 – THE MERGER	20
Parties to the Merger	20
Background of the Merger	20
Recommendations of Sonesta’s Board of Directors	27
Sonesta’s Reasons for the Merger	27
Opinion of the Financial Advisor to Sonesta’s Board of Directors	29
Funding of the Merger	35
Interests of Sonesta Directors and Executive Officers in the Merger	36
Indemnification and Directors’ and Officers’ Liability Insurance	37
Appraisal Rights	37
Certain U.S. Federal Income Tax Consequences of the Merger	37
Regulatory Matters	39
Delisting and De-registration of Sonesta Common Stock After the Merger	40

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PROPOSAL NO. 2 – ADVISORY VOTE ON CERTAIN MERGER-RELATED COMPENSATION	40

THE MERGER AGREEMENT	42
Explanatory Note Regarding the Merger Agreement	42
The Merger	42
Treatment of Sonesta and Merger Sub Capital Securities	43
Exchange of Sonesta Stock Certificates for the Merger Consideration	43
Representations and Warranties	44
Definition of Company Material Adverse Effect	45
Representations about Funding	46
Conduct of Sonesta’s Business Before Completion of the Merger	46
Limitation on Sonesta’s Ability to Consider Other Acquisition Proposals	48
Employee Benefits for Sonesta Employees	50
Sonesta Directors’ and Officers’ Liability Insurance	51
Conditions to Completion of the Merger	52
Termination of the Merger Agreement	53
Termination Fee; Expenses	54
Remedies	55
Amendment and Waiver	56

THE VOTING AGREEMENT	57

MARKET PRICE OF SONESTA COMMON STOCK	58

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	58

PROPOSAL NO. 3 – ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING	60

DEADLINE FOR STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING	61

HOUSEHOLDING OF PROXY MATERIALS	61

WHERE YOU CAN FIND MORE INFORMATION	61

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SUMMARY TERM SHEET

This summary term sheet highlights selected information from this proxy statement and may not contain all of the information that is important to you. We encourage you to read carefully the remainder of this proxy statement, including the attached annexes and the other documents to which we have referred you, because this section does not provide all the information that might be important to you with respect to the merger and the other matters being considered at the special meeting of stockholders. See also “Where You Can Find More Information” on page 61 of this proxy statement. We have included references to other portions of this proxy statement to direct you to a more complete description of the topics presented in this summary.

Parties to the Merger (page 20)

Sonesta International Hotels Corporation

Sonesta International Hotels Corporation, a New York corporation, formed in 1923, is engaged in the operation of a hotel that it owns in Boston (Cambridge), Massachusetts, a condominium hotel that it owns in Coconut Grove, Florida and a hotel it leases in New Orleans, Louisiana.  Sonesta also operates under management agreements, hotels in Cairo, Luxor, Taba, Hurghada and Sharm el Sheikh (3), Egypt and six (6) Nile river cruise vessels.  Sonesta also has franchise agreements for hotels in Sint Maarten (2), Chile (3), Colombia (4), Ecuador (1) and Peru (7).  For additional information, please visit www.sonesta.com.  Sonesta’s principal executive offices are located at 116 Huntington Avenue, Boston, MA 02116.  Sonesta’s telephone number is (617) 421-5400.

Parent

Sonesta Acquisition Corp. (f/k/a Property Acquisition Corp.), a Maryland corporation, was formed for the purpose of completing the transaction contemplated by the Merger Agreement.  Parent has not conducted any unrelated activities since its organization.  Parent’s principal executive offices are located at Two Newton Place, Suite 300, 225 Washington Street, Newton, MA 02458.

Merger Sub

PAC Merger Corp., a New York corporation, was formed for the purpose of entering into the Merger Agreement and completing the transaction contemplated thereby. Merger Sub has not conducted any unrelated activities since its organization. Upon completion of the merger, the separate corporate existence of Merger Sub will cease.  Merger Sub’s principal executive offices are located at Two Newton Place, Suite 300, 225 Washington Street, Newton, MA 02458.

The Merger (page 42)

Sonesta, Parent and Merger Sub have agreed to the merger under the terms of the Merger Agreement described in this proxy statement. We have attached the Merger Agreement as Annex A to this proxy statement. We encourage you to read the Merger Agreement carefully because it is the legal document that governs the merger and related matters.

Under the terms of the Merger Agreement, Merger Sub, a wholly-owned subsidiary of Parent, will merge with and into Sonesta and the separate corporate existence of Merger Sub will cease and Sonesta will be the surviving corporation.  Immediately after completion of the merger, Sonesta will be a wholly-owned subsidiary of Parent.

The merger is subject to customary conditions to the completion of the merger, including adoption of the Merger Agreement by the holders of our common stock.

Treatment of Sonesta Capital Stock (page 43)

Upon completion of the merger, the capital stock of Sonesta (other than treasury shares and shares owned by Parent, Merger Sub, or any wholly owned subsidiary of Parent or Sonesta) will be treated as follows:

Each share of Sonesta common stock outstanding immediately prior to the effective time of the merger will be canceled and shall cease to exist, and shall automatically be converted into the right to receive $31.00 per share in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”), upon surrender of the certificate representing such share of Sonesta common stock in the manner provided in the Merger Agreement.

The Special Meeting of Sonesta Stockholders (page 17)

The special meeting of the Sonesta stockholders will be held on [●], at [●]a.m., local time, at [●].  At the Sonesta special meeting of stockholders, Sonesta stockholders will be asked to vote on a proposal to adopt the Merger Agreement, a nonbinding advisory proposal to approve the merger-related compensation, consisting solely of potential payments under the employee retention plan described on page 36 of this proxy statement, that may be received by the Sonesta named executive officers in connection with the merger and, if necessary or appropriate, and in the discretion of the proxy holders on any other proposals to be voted on at the special meeting.

Record Date; Stockholders Entitled to Vote (page 17)

Our board of directors has fixed the close of business on [●], 2011 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting and any adjournment thereof. Only holders of Sonesta’s common stock at the close of business on the record date are entitled to vote at the special meeting.

Vote Required for Approval (page 18)

The approval of the adoption of the Merger Agreement requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of our common stock entitled to vote thereon. If you abstain or do not vote on the adoption of the Merger Agreement, it will have the same effect as a vote by you against the adoption of the Merger Agreement.  Approval of the nonbinding advisory proposal regarding merger-related compensation, consisting solely of potential payments under an employee retention plan, and the proposal to adjourn the special meeting, require the affirmative vote of a majority of the votes cast on such proposals.  If you abstain or do not vote on these matters, it will have no effect on their approval.

Recommendations of Sonesta’s Board of Directors to Stockholders (page 27)

After careful consideration and consultation with its financial and legal advisors, our board of directors has determined that the Merger Agreement and the merger are advisable, and that it is in the best interests of Sonesta and its stockholders that Sonesta enter into the Merger Agreement and consummate the merger. Our board of directors recommends that Sonesta stockholders vote FOR the proposal to adopt the Merger Agreement; FOR the nonbinding advisory proposal to approve the merger-related compensation, consisting solely of potential payments under the employee retention plan, that may be received by the Sonesta named executive officers in connection with the merger; and FOR the proposal to approve the adjournment or postponement of the special meeting.

For the factors considered by Sonesta’s board of directors in reaching its decision to adopt the Merger Agreement and the merger, see “Proposal No. 1 - The Merger—Recommendations of Sonesta’s Board of Directors” beginning on page 27 of this proxy statement and “Proposal No. 1 - The Merger—Sonesta’s Reasons for the Merger” beginning on page 27 of this proxy statement.

Opinion of Deutsche Bank Securities Inc. to Sonesta’s Board of Directors (page 29)

In connection with the evaluation of the proposed merger by Sonesta’s board of directors, the board’s financial advisor, Deutsche Bank Securities Inc., rendered a written opinion to the board of directors, dated November 2, 2011, that, as of that date and subject to the assumptions made, matters considered and limitations, qualifications and conditions set forth in its opinion, the per share price of $31.00 in cash, without interest, of Sonesta’s common stock specified in the Merger Agreement was fair, from a financial point of view, to the holders of our common stock. The full text of Deutsche Bank’s written opinion dated November 2, 2011 is attached to this proxy statement as Annex B. We urge you to read this opinion carefully in its entirety for a description of the assumptions made, matters considered and qualifications, limitations  and conditions of the review undertaken by Deutsche Bank.  Deutsche Bank’s opinion was addressed to Sonesta’s board of directors and does not constitute a recommendation to Sonesta stockholders as to how you should vote with respect to the merger or any other matter.

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Conditions to Completion of the Merger (page 52)

Completion of the merger depends upon the satisfaction or waiver, where permitted by the Merger Agreement, of a number of conditions, including the following (some of which are conditions to the closing obligations of both parties, and others of which are conditions to the closing obligations of only one party):

•	adoption of the Merger Agreement by the holders of at least two-thirds of the outstanding shares of Sonesta’s common stock entitled to vote thereon;

•
receipt of any necessary governmental consents and authorizations under any antitrust, competition or merger laws and there shall be no pending or threatened action or investigation with respect to such approval or consent;

•
no order, injunction or decree issued by any governmental entity of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger shall be in effect, and no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental entity that prohibits or makes illegal consummation of the merger;

•
there shall not be threatened or pending any action or proceeding by any governmental entity against any of Parent, Merger Sub or Sonesta seeking to restrain or prohibit Parent’s or Merger Sub’s ownership or operation of their own or Sonesta’s business or assets, or to compel Parent or Merger Sub to dispose of or hold separate any material portion of the business or assets of Sonesta or Parent, nor shall there be any statute, rule, regulation, judgment, order or injunction that is reasonably likely to result in any such consequence;

•
certain representations and warranties made by Sonesta in the Merger Agreement being true and correct in all respects as of the date of the Merger Agreement and as of the date of completion of the merger unless the effect of any inaccuracies in such representations and warranties has not and would not reasonably be expected to have a “company material adverse effect” (except that any representations or warranties expressly made as of a specific date would be measured as of such date), and certain other representations and warranties made by Sonesta being true and correct at such dates in all respects without any consideration for “company material adverse effect”;

•
each party having performed or complied with all of its covenants under the Merger Agreement at or prior to the completion of the merger in all material respects or any breach or failure thereof shall have been cured to the reasonable satisfaction of the non-breaching party;

•
Sonesta shall have delivered to Parent an executed election on Internal Revenue Service Form 8832 to treat Charterhouse of Cambridge Trust, a wholly owned subsidiary of Sonesta, as disregarded as a separate entity from Sonesta, such election to be filed after the effective time of the merger and to be effective at least one day prior to the effective time;

•	no “company material adverse effect” shall have arisen or occurred after the execution of the Merger Agreement that is continuing; and

•
each party shall have delivered a certificate validly executed by certain of their officers certifying that all such party’s representations and warranties under the Merger Agreement are true and correct and that all such party’s obligations and covenants under the Merger Agreement have been performed and complied with, and with respect to Sonesta, that no “company material adverse effect” shall have arisen or occurred after the execution of the Merger Agreement that is continuing.

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Funding of the Merger (page 35)

It is expected that Parent will obtain funding for payment of the aggregate Merger Consideration through capitalization of Parent by its stockholders and the sale to Hospitality Properties Trust (“HPT”) pursuant to a purchase agreement (the “Purchase Agreement”) entered into by Parent and Merger Sub with HPT concurrently with the Merger Agreement, of the entities (the “Hotel Entities”) that own the Royal Sonesta Hotel Boston, in Cambridge, Massachusetts (the “Cambridge Hotel”) and lease the Royal Sonesta Hotel New Orleans, in New Orleans, Louisiana (the “New Orleans Hotel”).  The aggregate purchase price payable by HPT under the Purchase Agreement for the sale to HPT of the Hotel Entities equals $150.5 million, less the outstanding principal and accrued interest, if any, owed at the time of the closing under a variable rate mortgage loan due in 2015 secured by the Cambridge Hotel (the “Cambridge Loan”). At November 1, 2011, this loan had an outstanding principal balance of approximately $31.2 million.

Under the Purchase Agreement and on and subject to its terms and conditions, HPT has agreed to advance the purchase price for the Hotel Entities to Parent and Merger Sub for the purpose of Parent and Merger Sub consummating the merger under the Merger Agreement.  HPT’s obligation to advance the purchase price under the Purchase Agreement is subject to certain conditions, including that either (i) the conditions to the merger under the Merger Agreement have been satisfied or waived or (ii) a final nonappealable court order is issued awarding specific performance to Sonesta compelling Parent and Merger Sub to consummate the merger.  Sonesta is an express third-party beneficiary of the Purchase Agreement and entitled to enforce the Purchase Agreement against HPT as if it were Parent.

Parent has entered into an equity commitment letter (the “Equity Commitment Letter”) with its stockholders pursuant to which such stockholders have committed to purchase common stock of Parent for an aggregate cash consideration of $12.5 million to fund the aggregate Merger Consideration, or up to $8.5 million to satisfy any final non-appealable court order awarding damages to Sonesta for Parent’s or Merger Sub’s material breach of the Merger Agreement. Sonesta is an express third-party beneficiary of the Equity Commitment Letter and entitled to enforce the Equity Commitment Letter against Parent’s stockholders as if it were Parent.

We believe the amounts committed under the Purchase Agreement and the Equity Commitment Letter will be sufficient to complete the transaction contemplated by the Merger Agreement, but we cannot be assured that the full amount of the funding will be available or that the committed funding will be sufficient to complete the transaction contemplated by the Merger Agreement.  The amounts committed might be insufficient if, among other things, one or more of the parties to the Purchase Agreement or the Equity Commitment Letter fails to fund the committed amounts in breach of such letter or agreement or if the conditions to the commitments to fund the amounts set forth in such letter or agreement are not met. The failure of Parent and Merger Sub to obtain any portion of the committed funding (or any alternative funding) is likely to result in the failure of the merger to be consummated.

Limitation on Sonesta’s Ability to Consider Other Acquisition Proposals (page 48)

Under the terms of the Merger Agreement, Sonesta was required to immediately cease all discussions and negotiations with any persons that may have been ongoing with respect to an acquisition proposal.  Subject to certain exceptions described below, until the holders of our common stock adopt the Merger Agreement or, if earlier, the termination of the Merger Agreement, we also agreed that we and our subsidiaries will not, nor will we authorize or permit any of our respective representatives to, directly or indirectly:

•
initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or knowingly induce, or knowingly take any action to facilitate the making of, any inquiry, offer or proposal which constitutes or would reasonably be expected to lead to any acquisition proposal;

•
enter into, continue or otherwise participate in any discussions or negotiations with, furnish any non-public information relating to Sonesta or its subsidiaries to, or otherwise cooperate in any way with any person (other than Parent or any of its affiliates or representatives) that is seeking to make, or has made, an acquisition proposal;

4

•	make an “adverse recommendation change” (as defined in this proxy statement on page 50);

•	grant (other than to Parent or any of its affiliates or representatives) any waiver or release under any confidentiality, standstill or similar agreement;

•
make, or participate in, whether alone or in concert with others, any “solicitation” (as such term is used in the rules of the U.S. Securities and Exchange Commission (the “SEC”)) of proxies or consents to vote any securities of Sonesta in favor of any acquisition proposal; or

•
enter into any merger agreement, letter of intent, share purchase agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement relating to or any understanding or agreement contemplating or otherwise relating to, or that is intended to or would reasonably be expected to lead to, any acquisition proposal.

Notwithstanding the prohibitions described above, prior to the adoption of the Merger Agreement by the holders of our common stock, Sonesta may furnish non-public information concerning its business or assets to any third party pursuant to a confidentiality agreement with terms no less favorable to Sonesta than those contained in the confidentiality agreements between HPT and Sonesta and may negotiate and participate in discussions with such third party concerning an acquisition proposal if, but only if, (i) Sonesta has received on an unsolicited basis a bona fide written acquisition proposal from such third party, (ii) Sonesta’s board of directors determines in good faith, after considering the advice of an investment banking firm and outside legal counsel that such acquisition proposal constitutes or is reasonably likely to result in a “superior proposal,” as defined in this proxy statement on page 50, (iii) Sonesta’s board of directors determines in good faith, after considering the advice of outside legal counsel, that the failure to provide such information or to engage in such discussions or negotiations would be inconsistent with their fiduciary duties, and (iv) there has not been any material breach of the non-solicitation provisions of the Merger Agreement by Sonesta or any of its representatives.  Prior to furnishing any third party with information or entering into negotiations or discussions with respect to any acquisition proposal, Sonesta must provide Parent at least 24 hours prior written notice of its intention to provide such information or enter into such negotiations or discussions, and must provide to Parent any non-public information that was not previously provided to Parent no later than the date of provision to such third party.

Termination of the Merger Agreement (page 53)

The Merger Agreement may be terminated, and the merger abandoned, at any time prior to the consummation of the merger, whether before or after the adoption of the Merger Agreement and approval of the merger by Sonesta’s stockholders:

•	by mutual written consent of Parent, Merger Sub and Sonesta; or

•	by either Parent or Sonesta if:

o
a court of competent jurisdiction or other governmental entity shall have issued a final and nonappealable order or taken any other action permanently restraining, enjoining or otherwise prohibiting the merger; which such action shall have become final and nonappealable, provided, however, that the party seeking to so terminate has used its reasonable best efforts to remove such order or to reverse such action; or

o
the merger shall not have been consummated by April 30, 2012, except that this termination right is not available to any party whose failure to fulfill its obligations under the Merger Agreement or the failure of whose representations or warranties to be true and correct has been the principal cause of, or principally resulted in, the failure of any such condition; or

o	the proposal to adopt the Merger Agreement fails to receive the requisite affirmative vote by Sonesta’s stockholders at Sonesta’s special meeting of stockholders duly convened therefor; or

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•	by Parent if:

o
an “adverse recommendation change” (as defined in this proxy statement on page 50) shall have occurred or Sonesta’s board of directors shall have failed to publicly confirm its recommendation that Sonesta’s stockholders adopt the Merger Agreement within four business days after Parent so requests in writing; or

o
upon a breach by Sonesta of any representation, warranty, covenant or other agreement in the Merger Agreement which (1) would result in the failure of any condition precedent to the merger and (2) cannot be or has not been cured within the earlier of (i) fifteen calendar days after the giving of written notice by Parent to Sonesta and  (ii) April 30, 2012; or

o
Sonesta shall have breached any of its obligations under the non-solicitation provision of the Merger Agreement, as described under “The Merger Agreement — Limitation on Sonesta’s Ability to Consider Other Acquisition Proposals,” beginning on page 48 of this proxy statement; or

•	by Sonesta:

o
upon a breach by Parent or Merger Sub of any representation, warranty, covenant or other agreement in the Merger Agreement, which breach cannot be or has not been cured within the earlier of (i) fifteen calendar days after  the giving of written notice by Sonesta to Parent and (ii) April 30, 2012, except for any such breach which, individually or in the aggregate, has not had and would not reasonably be expected to have, a material adverse effect on the ability of Parent and Merger Sub to perform their obligations under the Merger Agreement or to consummate the merger; or

o
for the purposes of entering into an agreement with respect to a “superior proposal” (as defined in this proxy statement on page 50), provided that prior to any such termination, (i) Sonesta shall have received a “superior proposal” and provided Parent with the required notice thereof, (ii) Sonesta’s board of directors determines in good faith, after considering the advice of outside legal counsel, that the failure to take such action would be inconsistent with the board of directors’ fiduciary duties, (iii) Sonesta shall have provided Parent with four full business days prior written notice that it intends to terminate the Merger Agreement (and any amendment to the financial terms or any other material term of any such acquisition proposal shall require a new written notice to Parent and a new two full business day period), (iv) during such period (and any new two full business day period), Sonesta has caused its financial and legal advisors to negotiate with Parent in good faith as to any such adjustments in the terms and conditions of the Merger Agreement proposed by Parent so as to cause such acquisition proposal to cease to constitute a superior proposal, (v) following such periods, Sonesta’s board of directors determines in its good faith judgment (after considering the advice of its financial advisor and outside legal advisor) that, after taking into account any adjustments to the terms and conditions of the Merger Agreement proposed in writing by Parent, the acquisition proposal constitutes a superior proposal, (vi) there has not been any material breach of the non-solicitation provision of the Merger Agreement, (vii) Sonesta has delivered to Parent a written notice of termination of the Merger Agreement and paid the amount of the termination fee and reimbursable expenses required under the Merger Agreement, and (viii) immediately following the payment of said fee and expenses, Sonesta enters into the agreement with respect to the superior proposal.

Termination Fee and Expenses (page 54)

The Merger Agreement contains certain termination rights for Sonesta and Parent as described under “The Merger Agreement — Termination of the Merger Agreement” beginning on page 53.  Under specified circumstances, if the Merger Agreement is terminated, Sonesta will be required to pay Parent a termination fee equal to $4.0 million plus out-of-pocket expenses of Parent not in excess of $500,000.  In addition, if the Merger Agreement is terminated by Sonesta due to Parent’s or Merger Sub’s breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement and such breach cannot be or has not been cured within the specified  time frame, Parent will be required to reimburse Sonesta for its out-of-pocket expenses in an amount not to exceed $500,000.

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Remedies (page 55)

Prior to the valid termination of the Merger Agreement, non-breaching parties shall be entitled to compel specific performance of the Merger Agreement in addition to any other remedy to which they may be entitled at law or in equity.  The parties have agreed to waive, in any action for specific performance, the defense of adequacy of a remedy at law.  After a valid termination of the Merger Agreement no party has any right to compel specific performance of any section of the Merger Agreement other than the sections  which expressly survive such termination.

Sonesta has the right prior to consummation of the merger to pursue damages of any type, in the event of Parent’s or Merger Sub’s willful and material breach of the Merger Agreement, fraud or failure, if all conditions precedent to Parent’s and Merger Sub’s obligation to consummate the merger have been satisfied or waived, to consummate the merger.  Under the Merger Agreement, Sonesta, Parent and Merger Sub have agreed that such damages are capped at $8.5 million, inclusive of any amounts payable by Parent for out-of-pocket expenses.  While Sonesta may pursue both a grant of specific performance of the Merger Agreement and monetary damages prior to the termination of the Merger Agreement, under no circumstances shall Sonesta be entitled to receive both a grant of specific performance and monetary damages.

Under the Merger Agreement, the parties have agreed that none of HPT or any of its subsidiaries or any of their respective former, current or future shareholders, directors, trustees, officers or affiliates shall have any liability to Sonesta or any other person for any claim, action or proceeding arising out of or related to the Purchase Agreement, the Merger Agreement or the transactions contemplated by such agreements or any breach or failure to perform thereunder (except as and to the extent expressly provided for in the Purchase Agreement).  Sonesta, Parent and Merger Sub have also agreed in the Merger Agreement that the stockholders of Parent shall have no liability to Sonesta or any other person for any claim, action or proceeding arising out of or related to the Equity Commitment Letter, the Merger Agreement or the transactions contemplated by such letter or agreement or any breach or failure to perform thereunder (except as and to the extent expressly provided for in the Equity Commitment Letter).

The Voting Agreement (page 57)

In order to induce Parent and Merger Sub to enter into the Merger Agreement, certain members of the Sonnabend family who hold shares of our common stock and are referred to as Sonnabend Stockholders throughout this proxy statement (who together own approximately 57.8% of our common stock outstanding), have executed and delivered a voting agreement pursuant to which, among other things, each Sonnabend Stockholder agreed to (i) vote its, his or her shares in favor of the proposal to adopt the Merger Agreement and (ii) grant Parent an irrevocable proxy in respect thereof (the “Voting Agreement”).

Regulatory Matters (page 39)

We and Parent have committed to use reasonable best efforts to cooperate with each other to obtain all necessary consents, licenses, permits, waivers, approvals, authorizations and orders for, and as a condition to, the completion of the merger.  While the parties do not believe that any regulatory approvals are required, there can be no assurance that any regulatory approvals will be obtained and, if obtained, there can be no assurance as to the timing of any approvals, the ability of Parent or Sonesta to obtain the approvals on satisfactory terms or the absence of any litigation challenging such approvals. There can also be no assurance that any governmental entity or any private party will not attempt to challenge the merger on antitrust grounds and, if such a challenge is made, there can be no assurance as to its result.

Appraisal Rights (page 37)

Holders of Sonesta common stock are not entitled to appraisal or dissenters’ rights under Section 910 of the New York Business Corporation Law, which we refer to as the NYBCL, in connection with the merger.

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Certain U.S. Federal Income Tax Consequences (page 37)

Generally, the receipt of cash in exchange for our common stock pursuant to the merger will be a taxable transaction to holders of our common stock for U.S. federal income tax purposes. A U.S. holder of our common stock receiving cash in the merger generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash received (before reduction for any applicable withholding taxes) and the holder’s adjusted tax basis in our common stock surrendered. A non-U.S. holder of our common stock generally will not be subject to U.S. federal income tax unless (1) the gain on the exchange is effectively connected with the conduct of a trade or business in the United States, (2)  the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met, (3) the non-U.S. holder owned (after application of certain constructive ownership rules) more than 5% of Sonesta’s common shares at any time during the five years preceding the effective time of the Merger or (4) our common stock is not “regularly traded” (as defined by applicable Treasury regulations) on an established securities market.

The tax consequences to you may vary depending on your particular circumstances. You should consult your own tax advisor as to the specific tax consequences to you of the merger, including any tax considerations that may arise under U.S. federal tax laws or the laws of any other relevant foreign, state, local or other taxing jurisdiction.

Interests of Sonesta Directors and Executive Officers in the Merger (page 36)

In considering the recommendation of our board of directors with respect to the Merger Agreement, holders of shares of our common stock should be aware that our executive officers and the members of our board of directors have certain interests in the merger that are different from, or in addition to, the interests of stockholders generally. These interests may create potential conflicts of interest.

Pursuant to the Merger Agreement, Parent has committed to adopt, within five business days following the effective time of the merger, a retention plan (the “Retention Plan”) pursuant to which certain continuing employees, including our named executive officers, will be entitled to three weeks of base salary plus an additional one week of base salary for every year of service if terminated without cause or upon a resignation for good reason within six months of the effective time of the merger.  The maximum aggregate amount that may be received by our four named executive officers under the Retention Plan is $1,004,107.  See “Proposal No. 1 - The Merger Agreement—Interests of Sonesta Directors and Executive Officers in the Merger – Retention Plan” on page 36 of this proxy statement.

Under the Merger Agreement, Sonesta, as the surviving corporation in the merger, has agreed to indemnify the directors and officers of Sonesta to the full extent permitted by law following the merger. Sonesta has also agreed to honor (and Parent shall cause Sonesta to honor) Sonesta’s obligations under any indemnification provisions of Sonesta’s certificate of incorporation and bylaws.

Under the Merger Agreement, Sonesta will purchase six-year tail policies to Sonesta’s officers’ and directors’ insurance policy covering actions taken by such directors and officers in their capacities as directors and officers of Sonesta prior to the merger, provided, however, that the annual premium does not exceed $360,000.

Pursuant to an agreement with Sonesta’s executive vice president – development, John DePaul, Mr. DePaul will be entitled to a cash payment at closing equal to $650,000 less salary earned between October 16, 2011 and closing.

The Sonesta board of directors was aware of and discussed and considered these interests when it approved the merger. These interests may create potential conflicts of interest.

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Common Stock Ownership of Our Directors and Executive Officers (page 58)

As of November 2, 2011, our directors and executive officers beneficially owned in the aggregate 803,242 shares of Sonesta common stock or approximately 21.7% of our total outstanding shares. The share ownership of our directors and executive officers is further described under “Security Ownership Of Certain Beneficial Owners and Management.”

Delisting and Deregistration of Sonesta Common Stock (page 40)

If the merger is completed, Sonesta’s common stock will be delisted from The NASDAQ Global Market and deregistered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.  Thereafter, the provisions of the Exchange Act will no longer apply to us, including the requirements to file periodic reports with the SEC and to furnish a proxy or information statement to our stockholders in connection with meetings of our stockholders.

Approval of Certain Merger-Related Executive Compensation (page 40)

In accordance with Section 14A of the Exchange Act, Sonesta is providing common stockholders with the opportunity to cast a nonbinding advisory vote on the compensation that may be received by the Sonesta named executive officers in connection with the merger, as reported in the table on page 41 of this proxy statement, which consists solely of the right to receive a cash payment equal to three weeks base salary plus an additional one week of base salary for every year of service if, within six months of completion of the merger, either (1) the named executive officer is terminated without cause or (2) the named executive officer resigns his or her employment for good reason (as defined in the Retention Plan).  The maximum aggregate amount that may be received by our four named executive officers under the Retention Plan collectively is $1,004,107, as shown on the table on page 41 of this proxy statement.  The Sonesta board of directors unanimously recommends that you vote FOR the proposal to approve on an advisory basis the merger-related compensation that may be received by the named executive officers.

Approval on an advisory basis of the merger-related compensation that may be received by the Sonesta named executive officers in connection with the merger requires the affirmative vote of a majority of the votes cast on such proposal at the special meeting.

Approval of the merger-related compensation is not a condition to completion of the merger, and the vote related thereto is advisory only and will not be binding on us.  Therefore, if the merger is approved by the holders of our common stock and completed, the merger-related compensation, to the extent that it may be received, will still be received by our named executive officers.

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QUESTIONS & ANSWERS ABOUT THE MERGER AND RELATED MATTERS

The following questions and answers are intended to address briefly some commonly asked questions about the merger, the Merger Agreement and the special meeting. These questions and answers may not address all questions that are important to you as a stockholder of Sonesta.  Please refer to the “Summary Term Sheet” and the more detailed information contained elsewhere in this proxy statement, including in its annexes, all of which you should read carefully. See also “Where You Can Find More Information” beginning on page 61.

Q:	Why am I receiving this proxy statement?

A:
Sonesta has agreed to merge under the terms of a Merger Agreement that is described in this proxy statement. A copy of the Merger Agreement is attached to this proxy statement as Annex A. You should carefully read this proxy statement in its entirety.

In order for the merger to be completed, Sonesta stockholders holding at least two-thirds of the shares of our common stock outstanding and entitled to vote thereon must vote to adopt the Merger Agreement.  You are receiving this proxy statement and proxy card or voting instruction form because you own shares of our common stock.  This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of common stock with respect to such matters.

We will hold a special meeting of stockholders in order to seek approval of the proposal to adopt the Merger Agreement and other related matters on which we urge you to vote.  This proxy statement contains important information about these matters as well as the special meeting of stockholders.  The enclosed voting materials allow you to vote your shares of our common stock without attending the special meeting of stockholders.

Your vote is important. We encourage you to vote your shares of common stock as soon as possible.

Q:	What is the purpose of the special meeting?

A:
At the special meeting, the holders of our common stock will act upon the matters outlined in this proxy statement, including a proposal to adopt the Merger Agreement, a nonbinding advisory vote to approve certain merger-related compensation that our named executive officers may receive in connection with the merger, consisting solely of potential payments under the Retention Plan, and the adjournments or postponements of the special meeting, if necessary or appropriate, and in the discretion of the proxy holders on any other proposals to be voted on at the special meeting.

For specific information regarding the Merger Agreement, “merger-related compensation” and adjournment, see “Proposal No. 1 - The Merger Agreement” beginning on page 20, ”Proposal No. 2 – Advisory Vote on Certain Merger-Related Compensation” on page 40 and ”Proposal No. 3 – Adjournment or Postponement of the Special Meeting” on page 60, respectively.

Q:	Where and when is the special meeting?

A:	The special meeting of our stockholders will be held on [•], at [•] a.m., local time, at [•].

Q:	Why is Sonesta merging?

A:
 After careful consideration and consultation with its financial and legal advisors, our board of directors has determined that the Merger Agreement and the merger are advisable and that it is in the best interests of Sonesta and its stockholders that Sonesta enter into the Merger Agreement and consummate the merger contemplated by the Merger Agreement.

Q:	How does the board of directors recommend that I vote?

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A:
Our board of directors unanimously recommends that Sonesta stockholders vote FOR the proposal to adopt the Merger Agreement. See “Proposal No. 1 - The Merger—Recommendations of Sonesta’s Board of Directors” beginning on page 27 of this proxy statement for a more detailed discussion of the recommendation of Sonesta’s board of directors; FOR the nonbinding, advisory proposal to approve the merger-related compensation that may be received by the Sonesta named executive officers in connection with the merger; and FOR the proposal to approve one or more adjournments or postponements of the special meeting, if necessary or appropriate.

If the Merger Agreement is not adopted by our stockholders or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares of Sonesta common stock in connection with the merger. Instead, we will remain an independent public company, Sonesta common stock will continue to be listed and traded on The NASDAQ Global Market and registered under the Exchange Act and we will continue to file periodic reports with the SEC on account of Sonesta common stock. Under specified circumstances, we may be required to pay to Parent, or may be entitled to receive from Parent, a fee with respect to the termination of the Merger Agreement, as described under “The Merger Agreement — Termination Fee; Expenses” beginning on page 54.

Q:	What will happen in the merger?

A:
The businesses of Sonesta will be acquired by Parent in a cash merger transaction.  At the completion of the merger, Sonesta will become a wholly-owned subsidiary of Parent. As a result, shares of common stock of Sonesta will no longer be listed on any stock exchange, including The NASDAQ Global Market, or quotation system, and will be deregistered under the Exchange Act.

Q:	What will a Sonesta stockholder receive if the merger is completed?

A:
In exchange for each share of our common stock owned and outstanding at the effective time of the merger, each Sonesta stockholder will receive a cash payment per share of $31.00, without interest and less any applicable withholding taxes.  For example, if a stockholder owns 100 shares of common stock, such stockholder will receive $3,100 in cash in exchange for the shares of common stock.  You will not own any shares of the capital stock in Sonesta following completion of the merger.

Q:	How does the Merger Consideration for common stock compare to the market price of the common stock prior to announcement of the merger?

A:
The $31.00 that will be paid to holders of our common stock in exchange for each share of our common stock they hold represents a premium of approximately 71.3% over Sonesta’s closing price on October 27, 2011, which represents the unaffected stock price before issuance of a press release announcing potential merger discussions, a premium of approximately 42.5% over Sonesta’s closing price on November 2, 2011, the last trading day prior to Sonesta’s press release announcing the execution of the Merger Agreement, and a premium of approximately 63.5% over Sonesta’s average closing price during the 90 days ending on October 27, 2011.

Q:	Do any of Sonesta’s directors or officers have interests in the merger that may differ from those of Sonesta stockholders?

A:
Yes. In considering the recommendation of the board of directors of Sonesta with respect to the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. Our board of directors was aware of and considered these differing interests, to the extent such interests existed at the time, in evaluating and negotiating the Merger Agreement and the merger, and in unanimously recommending that the Merger Agreement be adopted by the stockholders of Sonesta. See “Proposal No. 1 - The Merger — Interests of Sonesta Directors and Executive Officers in the Merger” beginning on page 36 of this proxy statement for a more detailed discussion of these interests.

Q:	Should I send in my stock certificates now?

A:
No. After the merger is completed you will receive written instructions from the exchange agent on how to exchange your stock certificates for the Merger Consideration.  Please do not send in your stock certificates with your proxy.

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Q:	When do you expect the merger to be completed?

A:
We are working toward completing the merger as quickly as practicable after the special meeting of stockholders and currently expect to complete the merger in the first calendar quarter of 2012. However, we cannot predict the exact timing of the completion of the merger.

Q:	What are the material U.S. federal income tax consequences of the merger?

A:
If you are a U.S. holder, the receipt of cash by you in exchange for your shares of Sonesta common stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. If you are a non-U.S. holder, the receipt of cash by you in exchange for your shares of Sonesta common stock pursuant to the merger generally will not be a taxable transaction for U.S. federal income tax purposes unless (1) you have certain connections with the United States or (2) you do not qualify for an exception to the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA").  See “Proposal No. 1 - The Merger — Certain U.S. Federal Income Tax Consequences of the Merger” beginning on page 37 of this proxy statement for a more detailed discussion of the U.S. federal income tax consequences of the merger to holders of Sonesta common stock. The tax consequences of the merger may vary depending upon the particular circumstances of each stockholder. You should consult your own tax advisor as to the specific tax consequences to you of the merger, including any tax considerations that may arise under U.S. federal tax laws or the laws of any other relevant foreign, state, local or other taxing jurisdiction.

Q:	Who is entitled to vote at the special meeting?

A:
Our board of directors has fixed the close of business on [●], 2011 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting and any adjournment thereof. Only holders of our common stock at the close of business on the record date are entitled to vote at the special meeting.

Q:	What is a quorum for the special meeting?

A:
There must be a quorum for the special meeting of stockholders to be held.  The presence in person or by proxy of the holders of record of stock of Sonesta entitled to cast one-third of the votes which the holders of all outstanding stock in the aggregate are entitled to cast for any item of business, shall be necessary to constitute a quorum for the transaction of such business.  Only holders of record of Sonesta common stock on the record date will be entitled to vote at the special meeting of stockholders. All shares of Sonesta common stock represented at the special meeting of stockholders, but not voting, including broker non-votes and abstentions, will be counted as present for determining the presence or absence of a quorum but will not be counted as having been voted on any proposal.  On the record date, there were 3,698,230 shares of common stock outstanding and entitled to vote.  Thus, the holders of 1,232,744 shares of common stock must be present in person or represented by proxy at the special meeting to have a quorum.

Q:	What vote of Sonesta stockholders is required to adopt the Merger Agreement?

A:
Approval of the proposal to adopt the Merger Agreement requires the affirmative vote of the holders of at least two-thirds of the shares of Sonesta common stock outstanding and entitled to vote as of the record date.

In order to induce Parent and Merger Sub to enter into the Merger Agreement, the Sonnabend Stockholders (who collectively own approximately 57.8% of our common stock outstanding), have executed and delivered a Voting Agreement pursuant to which, among other things, each Sonnabend Stockholder agreed to (i) vote its, his or her shares in favor of the proposal to adopt the Merger Agreement, and (ii) grant Parent an irrevocable proxy in respect thereof.  See “The Voting Agreement” beginning on page 57 of this proxy statement for a more detailed discussion of the Voting Agreement.

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Q:	Why am I being asked to cast a nonbinding advisory vote to approve certain merger-related compensation that Sonesta’s named executive officers may receive in connection with the merger?

A:
The Securities and Exchange Commission’s recently adopted rules require us to seek a nonbinding advisory vote with respect to certain payments that may be made to Sonesta’s named executive officers in connection with the merger.  The compensation being approved consists solely of potential payments under the Retention Plan described in “Retention Plan” beginning on page 36 of this proxy statement.

Q:	What will happen if stockholders do not approve the merger-related compensation at the special meeting?

A:
Approval of merger-related compensation that the Sonesta named executive officers may receive in connection with the merger is nonbinding and is not a condition to completion of the merger.  The vote with respect to merger-related compensation is an advisory vote and will not be binding on Sonesta.  Therefore, if the merger is approved by the stockholders and completed, the merger-related compensation, to the extent that it may be received, will be received by Sonesta’s named executive officers.

Q:	What vote of Sonesta stockholders is required to adopt the proposals regarding merger-related compensation and the proposal to adjourn the special meeting, if necessary or appropriate?

A:
Approval of the proposals regarding merger-related compensation and adjournment of the special meeting, if necessary or appropriate, require the affirmative vote of a majority of the votes cast on such proposals.

Q:	What do I need to do now?

A:
We urge you to read this proxy statement carefully, including its annexes, and consider how the merger will affect you.  If you are a stockholder of record, you can ensure your shares are voted at the special meeting by completing, dating, signing and returning the enclosed proxy card in the enclosed prepaid envelope.  If you hold your shares in “street name,” you can ensure that your shares are voted at the special meeting by instructing your broker, bank or other nominee how to vote, as discussed below.  DO NOT return your stock certificate(s) with your proxy card.

Q:	How do I cast my vote?

A:	If you are the record owner of your shares, you may vote by:

•	signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope; or
•	attending the special meeting and voting in person, as more fully described below.

If you hold your shares in “street name,” you should follow the procedures provided by your broker, bank or other nominee.

If you return your signed proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the adoption of the Merger Agreement, FOR the proposal to approve, on a nonbinding advisory basis, the merger-related payments that may be received by our named executive officers in connection with the merger and FOR the proposal to approve the adjournment or postponement of the special meeting to solicit additional proxies to adopt the Merger Agreement, if necessary or appropriate.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares?

A:
Yes, but only if you instruct your broker, bank or other nominee how to vote your shares. You should follow the procedures provided by your broker, bank or other nominee regarding the voting of your shares. If you do not provide instruction on how to vote your shares, your shares will not be voted and the effect will be the same as a vote by you against the adoption of the Merger Agreement, but will not have an effect on the proposal regarding merger-related compensation that may be received by the Sonesta named executive officers or the proposal to adjourn the special meeting, if necessary or appropriate. We urge you to contact your broker, bank or other nominee promptly to ensure that your vote is counted.

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Q:	May I attend the special meeting and vote in person?

A:
Yes. All stockholders as of the record date may attend the special meeting and holders of our common stock may vote in person. If your shares of our common stock are held in “street name,” you must obtain a legal proxy from your broker, bank or other nominee and bring your statement evidencing your beneficial ownership of our common stock in order to attend the special meeting and vote in person.

Whether or not you plan to attend the special meeting, and unless you hold your shares in “street name,” please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the enclosed prepaid envelope.

Q:	Can I change my vote after I have delivered my proxy?

A:	You may revoke your proxy at any time before the vote is taken at the special meeting in any of the following ways:

•
submitting a later-dated proxy by mail to our Corporate Secretary at 116 Huntington Avenue, Floor 9, Boston, MA 02116, that is actually received before your earlier-dated proxy is voted at the special meeting;

•
giving written notice of the revocation of your proxy to our Corporate Secretary at 116 Huntington Avenue, Floor 9, Boston, MA 02116, that is actually received by our Corporate Secretary prior to the special meeting; or

•	voting in person at the special meeting.

Your attendance at the special meeting alone does not automatically revoke your proxy. If you have instructed your broker, bank or other nominee to vote your shares, the above-described options for revoking your proxy do not apply. Instead, you must follow the directions provided by your broker, bank or other nominee to change your vote.

Q:	What do I do if I receive more than one proxy or set of voting instructions?

A:
If you hold shares of our common stock in “street name” and also directly as a record holder or otherwise, you may receive more than one proxy and/or set of voting instructions relating to the special meeting. Each of these should be voted and returned separately in accordance with the instructions provided in this proxy statement in order to ensure that all of your shares of Sonesta’s common stock are voted.

Q:	What happens if I sell my shares of Sonesta’s common stock before the special meeting?

A:
The record date for stockholders entitled to vote at the special meeting is earlier than both the date of the special meeting and the consummation of the proposed merger. If you transfer your shares of Sonesta common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares and each of you notifies Sonesta in writing of such special arrangements, you will retain your right to vote such shares at the special meeting but will transfer the right to receive the Merger Consideration to the person to whom you transfer your shares.

Q:	Who can help answer my questions?

A:	If you have additional questions about the matters described in this proxy statement or how to submit your proxy, or if you need additional copies of this proxy statement, you should contact:

Sonesta International Hotels Corporation
116 Huntington Avenue, Floor 9, Boston, MA 02116
Attention: David Rakouskas, Secretary
Telephone: (617) 421-5453

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You may also obtain additional information about Sonesta from documents filed with the Securities and Exchange Commission by following the instructions in the section entitled “Where You Can Find More Information” on page 61 of this proxy statement.

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the Merger Agreement or the transaction contemplated thereby, including the proposed merger, or passed upon the adequacy or accuracy of the information contained in this proxy statement. Any representation to the contrary is a criminal offense.

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CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents to which we refer you in this proxy statement, contain “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, that reflect our current views as to future events and financial performance with respect to our operations, the expected completion and timing of the merger and other information relating to the merger. These statements can be identified by the fact that they do not relate strictly to historical or current facts. There are forward-looking statements throughout this proxy statement, including, among others, under the headings “Summary Term Sheet,” “Questions & Answers About the Merger and Related Matters,” “Proposal No. 1 - The Merger,” “Proposal No. 1 - The Merger—Opinion of the Financial Advisor to Sonesta’s Board of Directors” and in statements containing words such as “anticipate,” “estimate,” “expect,” “will be,” “will continue,” “likely to become,” “intend,” “plan,” “believe” and other similar expressions. You should be aware that forward-looking statements involve known and unknown risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on our business or operations or on the merger. These forward-looking statements speak only as of the date on which the statements were made and we undertake no obligation to update or revise any forward-looking statements made in this proxy statement or elsewhere as a result of new information, future events or otherwise, except as required by law. In addition to other factors and matters contained in or incorporated by reference in this proxy statement, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement;

•	Parent’s failure to obtain the necessary funding in connection with the merger or the failure of any such funding to be sufficient to complete the merger;

•	the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to consummation of the merger;

•	the failure of the merger to close for any other reason;

•	the effect of the announcement of the merger on our client and customer relationships, operating results and business generally;

•	the risk that the proposed merger disrupts current plans and operations and our inability to respond effectively to competitive pressures, industry developments and future opportunities;

•	diversion of management’s attention from ongoing business concerns;

•	the amount of the costs, fees, expenses and charges related to the merger; and

•
other risks detailed in our filings with the SEC, including our most recent filings on Forms 10-K, 10-Q and 8-K. You can obtain copies of our Forms 10-K, 10-Q and 8-K and other filings for free at the SEC website at www.sec.gov or from commercial document retrieval services. See “Where You Can Find More Information” on page 61 of this proxy statement.

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SPECIAL MEETING OF STOCKHOLDERS OF SONESTA

Date, Time and Place of Meeting

The accompanying proxy is solicited by our board of directors for use at the special meeting of stockholders to be held on [●], at [●] a.m., local time, at [●].

These proxy solicitation materials were mailed on or about [●], 2011 to all stockholders entitled to vote at the meeting.

Record Date; Shares Entitled to Vote; Outstanding Shares

Our board of directors has fixed the close of business on [●], 2011 as the record date for determining the holders of our common stock entitled to notice of, and to vote at, the special meeting of stockholders or any adjournment thereof.  Only holders of record of our common stock at the close of business on the record date will be entitled to notice of, and to vote at, the special meeting of stockholders or any adjournments thereof. Sonesta common stockholders will have one vote for each share of Sonesta common stock that they owned on the record date.

At the close of business on the record date, there were 3,698,230 shares of Sonesta common stock issued and outstanding and entitled to vote at the special meeting.

Purpose of the Special Meeting of Stockholders

At the special meeting of stockholders, holders of our common stock will be asked to:

1.
Merger Proposal.  Consider and vote on a proposal to adopt the Merger Agreement, pursuant to which each share of Sonesta’s common stock outstanding at the effective time of the merger will be converted into the right to receive $31.00 in cash, without interest and less any applicable withholding taxes, and Sonesta will become a wholly-owned subsidiary of Parent.

2.
Advisory Vote on Certain Merger-Related Compensation.  Consider and cast a nonbinding advisory vote on the merger-related compensation that may be received by the Sonesta named executive officers in connection with the merger as reported in the table on page 36.

3.	Adjournment Proposal. Consider and vote upon a proposal to approve one or more adjournments or postponements of the special meeting, if necessary or appropriate.

4.
Other Business. To transact any other business that may properly come before the special meeting, or any adjournment or postponement of the special meeting, by or at the direction of our board of directors.

Quorum; Abstentions; Broker Non-Votes

There must be a quorum for the special meeting of stockholders to be held.  The presence in person or by proxy of the holders of record of stock of Sonesta entitled to cast one-third of the votes to which the holders of all outstanding stock in the aggregate are entitled to cast for any item of business shall be necessary to constitute a quorum for the transaction of such business. Only holders of record of our common stock on the record date will be entitled to vote at the special meeting of stockholders. All shares of our common stock represented at the special meeting of stockholders, but not voting, including broker non-votes and abstentions, will be counted as present for determining the presence or absence of a quorum but will not be counted as having been voted on any proposal. Broker non-votes result from shares held of record by brokers, banks or nominees which are not voted due to the failure of the beneficial owners of those shares to provide voting instructions as to certain non-routine matters, such as a merger proposal, as to which such brokers, banks or nominees may not vote on a discretionary basis.  Consequently, an abstention from voting or a broker non-vote on a proposal will have the effect of a vote against the merger proposal but will not have any effect on the proposal regarding merger-related compensation that may be received by Sonesta’s named executive officers or the proposal to adjourn the special meeting.

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Votes Required

Approval of the proposal for adoption of the Merger Agreement requires the affirmative vote of at least two-thirds of the outstanding shares of our common stock entitled to vote thereon. The merger will not be completed unless holders of at least two-thirds of the outstanding shares of our common stock approve the proposal to adopt the Merger Agreement.

Our board of directors has unanimously adopted and approved the Merger Agreement and unanimously recommends that holders of our common stock vote FOR the adoption of the Merger Agreement.

Approval of the nonbinding proposal regarding merger-related compensation that may be received by our named executive officers in connection with the merger requires the affirmative vote of a majority of the votes cast on such proposal at the special meeting.

Our board of directors unanimously recommends that Sonesta stockholders vote FOR the nonbinding, advisory proposal regarding merger-related compensation that may be received by our named executive officers in connection with the merger.

The approval of the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies to adopt the Merger Agreement, requires  the affirmative vote of a majority of the votes cast on such proposal at the special meeting.

Our board of directors unanimously recommends that stockholders vote FOR this proposal.

Voting Agreement

In order to induce Parent and Merger Sub to enter into the Merger Agreement, the Sonnabend Stockholders, have executed and delivered a Voting Agreement pursuant to which, among other things, each Sonnabend Stockholder (who collectively own approximately 57.8% of our common stock outstanding) agreed to (i) vote its, his or her shares in favor of the proposal to adopt the Merger Agreement, and (ii) grant Parent an irrevocable proxy in respect thereof.  The full text of the Voting Agreement is attached to this proxy statement as Annex C and we encourage you to read it carefully in its entirety for a more complete understanding of the Voting Agreement.  See “The Voting Agreement” beginning on page 57 of this proxy statement for a more detailed discussion of the Voting Agreement.

Solicitation of Proxies

This solicitation is made on behalf of our board of directors, and Sonesta will pay the costs of soliciting and obtaining the proxies, including the cost of reimbursing banks, brokers and other custodians, nominees and fiduciaries, for forwarding proxy materials to their principals.  Sonesta stockholders may be solicited, without extra compensation, by our officers, directors and employees by mail, telephone, fax, personal interviews or other methods of communication.

Voting; Proxies and Revocation

You may vote in person or by proxy at the special meeting. If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note, however, that, if your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, and you wish to vote in person at the special meeting, you must bring to the special meeting (a) a legal proxy from the record holder of the shares (your broker, bank or nominee) authorizing you to vote at the special meeting and (b) your statement evidencing your beneficial ownership of our common stock. Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the enclosed prepaid envelope, or return the enclosed voting instruction form, if applicable, in accordance with the instructions contained thereon.

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If you do not wish to attend the special meeting and you are a record holder, you may submit your proxy by completing, dating, signing and returning the enclosed proxy card in the enclosed postage-paid envelope or otherwise mail it to Sonesta.  If you sign your proxy card without indicating your vote, your shares will be voted FOR the adoption of the Merger Agreement, FOR the nonbinding, advisory proposal to approve certain merger-related compensation that may be received by our named executive officers in connection with the merger and FOR the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies to adopt the Merger Agreement.

If you do not wish to attend the special meeting and your shares are held in “street name,” you should instruct your broker, bank or other nominee how to vote your shares using the voting instruction form furnished by your broker, bank or other nominee. The proposals to be presented at the special meeting are considered non-routine matters.  Therefore, if your shares are held in street name by a broker, your broker cannot vote your shares unless it receives specific voting instructions from you.

Proxies received at any time before the special meeting and not revoked or superseded before being voted will be voted at the special meeting. If you submit your proxy by mail, you may revoke your proxy at any time before the vote is taken at the special meeting in any of the following ways:

•
submitting a later-dated proxy by mail to our Corporate Secretary at 116 Huntington Avenue, Floor 9, Boston, MA 02116, that is actually received before your earlier-dated proxy is voted at the special meeting;

•
giving written notice of the revocation of your proxy to our Corporate Secretary at 116 Huntington Avenue, Floor 9, Boston, MA 02116, that is actually received by our Corporate Secretary prior to the special meeting; or

•	voting in person at the special meeting.

Your attendance at the special meeting does not alone automatically revoke your proxy.  If you have instructed your broker, bank or other nominee how to vote your shares, the above-described options for revoking your proxy do not apply. Instead, you must follow the directions provided by your broker, bank or other nominee to change your vote.

Recommendations of our Board of Directors

After careful consideration and consultation with its financial and legal advisors, our board of directors has determined that the Merger Agreement and the merger are advisable and that it is in the best interests of Sonesta and our stockholders that we enter into the Merger Agreement and consummate the merger contemplated by the Merger Agreement. Our board of directors recommends that holders of our common stock vote FOR the proposal to adopt the Merger Agreement, FOR the nonbinding, advisory proposal regarding merger-related compensation that may be received by our named executive officers in connection with the merger and FOR the adjournment proposal. See “Proposal No. 1 - The Merger—Recommendations of Sonesta’s Board of Directors” beginning on page 27 of this proxy statement for a more detailed discussion of the recommendation of Sonesta’s board of directors.

YOUR VOTE IS IMPORTANT. PLEASE VOTE BY COMPLETING, SIGNING, DATING AND PROMPTLY RETURNING THE ENCLOSED PROXY CARD, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME. IF THE MERGER IS APPROVED, YOU WILL RECEIVE A LETTER OF TRANSMITTAL AND RELATED INSTRUCTIONS TO SURRENDER YOUR SHARE CERTIFICATES.

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PROPOSAL NO. 1 – THE MERGER

This section of the proxy statement describes the principal aspects of the proposed merger. While Sonesta believes that this description covers the material terms of the merger, this summary may not contain all of the information that is important to Sonesta stockholders. You can obtain a more complete understanding of the merger by reading the Merger Agreement, a copy of which is attached to this proxy statement as Annex A. You are encouraged to read the Merger Agreement and the other annexes to this proxy statement carefully and in their entirety.

Parties to the Merger

Sonesta International Hotels Corporation

Sonesta International Hotels Corporation is engaged in the operation of a hotel that it owns in Boston (Cambridge), Massachusetts, a condominium hotel that it owns in Coconut Grove, Florida and a hotel it leases in New Orleans, Louisiana.  Sonesta also operates under management agreements, hotels in Cairo, Luxor, Taba, Hurghada and Sharm El Sheikh (3), Egypt; and six (6) Nile River cruise vessels.  Sonesta also has franchise agreements for hotels in Sint Maarten (2), Chile (3), Colombia (4), Ecuador (1) and Peru (7).  For additional information, please visit www.sonesta.com.  Sonesta’s principal executive offices are located at 116 Huntington Avenue, Floor 9, Boston, MA 02116.  Sonesta’s telephone number is (617) 421-5400.

Sonesta Acquisition Corp. (f/k/a Property Acquisition Corp.)

Sonesta Acquisition Corp. (f/k/a Property Acquisition Corp.), a Maryland corporation, was formed for the purpose of entering into the Merger Agreement and completing the transaction contemplated thereby. Parent has not conducted any unrelated activities since its organization.  Parent’s principal executive offices are located at Two Newton Place, Suite 300, 225 Washington Street, Newton, MA 02458.

PAC Merger Corp.

PAC Merger Corp., a New York corporation, was formed for the purpose of entering into the Merger Agreement and completing the transaction contemplated thereby. Merger Sub has not conducted any unrelated activities since its organization. Upon completion of the merger, the separate corporate existence of Merger Sub will cease.  Merger Sub’s principal executive offices are located at Two Newton Place, Suite 300, 225 Washington Street, Newton, MA 02458.

Background of the Merger

From time to time, Sonesta’s board of directors, in consultation with its management, has reviewed and considered alternative plans for enhancing stockholder value, including, among others, potential operational strategies, growth plans, and strategic acquisitions, dispositions or business combinations, in light of changing market conditions and Sonesta’s short and long term business strategies.  At times, Sonesta has also explored the possibility of entering into a strategic transaction with a third party.

In April 2010, Sonesta was approached by Company A, a multi-faceted Asia-based company with hospitality interests, who expressed interest in exploring a strategic investment with Sonesta.  Following preliminary discussions concerning a possible transaction, the parties terminated discussions in the fall of 2010 because Sonesta believed that Company A’s preliminary indications of value were low and because Company A expressed a desire to focus on other business objectives.

In early 2010, a representative of Sonesta approached Mr. John Murray, president and chief operating officer of Hospitality Properties Trust, a NYSE-listed real estate investment trust, or REIT, that currently owns 473 properties consisting of 288 hotels and 185 travel centers throughout the United States and in Puerto Rico and Canada, which we refer to as HPT, and executive vice president of Reit Management & Research LLC, which we refer to as RMR and which is the manager of HPT, concerning the possibility of HPT purchasing a resort hotel in the southeastern United States which would be rebranded and managed by Sonesta.  Mr. Murray traveled with Peter J. Sonnabend, executive chairman of Sonesta, to visit the targeted hotel property.  After several conversations among Mr. Murray, Mr. Sonnabend and representatives of the owner of the hotel, Mr. Murray advised Sonesta that HPT would not pursue the proposed transaction on the terms being proposed by the owner of that hotel and by Sonesta.

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In January 2011, while attending an industry conference, Stephanie Sonnabend, Sonesta’s chief executive officer and president, and John DePaul, Sonesta’s executive vice president – development, met with Mr. Murray.  At this meeting, the participants engaged in a general discussion of the possibility of establishing a business relationship based on Sonesta managing hotels which might be acquired by HPT from third parties.  The parties agreed to consider further the feasibility and possible benefits of such a relationship.

In February and March 2011, Mr. DePaul contacted Mr. Murray and the two spoke on the telephone and exchanged emails in which Mr. DePaul identified several hotels for HPT to consider acquiring from third parties that Sonesta desired to operate.  Mr. Murray expressed general reluctance for HPT to enter a business relationship with Sonesta one hotel at a time, but he undertook to consider Mr. DePaul’s ideas further with other executives of HPT and RMR.  Several days later, Mr. Murray contacted Mr. DePaul and suggested that the senior management of HPT and RMR meet with senior management of Sonesta.

On March 15, 2011, Mr. Sonnabend, Ms. Sonnabend, Boy van Riel, Sonesta’s vice president and treasurer, and Mr. DePaul met with Barry Portnoy, managing trustee of HPT and chairman of RMR, Adam Portnoy, managing trustee of HPT and the chief executive officer, president and a director of RMR, and Mr. Murray at Sonesta’s corporate offices.  At this meeting, the parties discussed in general terms their respective businesses and strategic objectives as well as the possibility of establishing a hotel management relationship between Sonesta and HPT.  In the course of that discussion, Mr. B. Portnoy raised the possibility of HPT and an affiliate (collectively, “Purchaser”) acquiring Sonesta.  No details regarding a potential acquisition transaction were discussed; however, the parties agreed to consider further the viability of such an acquisition transaction and to reconvene to continue discussions after the parties had entered into a confidentiality agreement.  The parties also agreed to arrange a tour of the Royal Sonesta Hotel in Cambridge, Massachusetts for Purchaser.

On March 11, 2011 and March 16, 2011, Sonesta and HPT entered into confidentiality agreements.  On  March 25, 2011, Sonesta provided certain non-public financial diligence materials to Purchaser.  On March 26, 2011, certain representatives of Purchaser toured the Royal Sonesta Hotel in Cambridge, Massachusetts, accompanied by certain members of Sonesta’s management.   During this tour, the two groups engaged in various discussions concerning the hotel and Sonesta’s operations but did not have any substantive discussions concerning an acquisition transaction.

On March 29, 2011, Mr. Sonnabend, Ms. Sonnabend, Mr. van Riel and Mr. DePaul met with Mr. B. Portnoy, Mr. A. Portnoy, Mr. Murray, Mark Kleifges, treasurer and chief financial officer of HPT and an executive vice president of RMR, and Jennifer Clark, the secretary of HPT and executive vice president and general counsel of RMR, at Purchaser’s offices.  A large part of the discussion at this meeting concerned the structure of a possible transaction by which the Purchaser might acquire Sonesta.  The representatives of the Purchaser explained that tax law restrictions applicable to HPT’s operations as a REIT would prevent HPT operating a hotel management business and generally would limit HPT’s participation in any transaction to ownership and leasing of hotels.  The Purchaser’s representatives outlined a preliminary transaction structure whereby HPT might make a tender offer for Sonesta shares, to be followed by a merger of Sonesta into an HPT subsidiary that would simultaneously sell certain assets of Sonesta, including its management business to a newly-formed affiliate of RMR, and that this new entity would be able to manage hotels owned by HPT and leased to taxable REIT subsidiaries of HPT in accordance with certain provisions of the U.S. Internal Revenue Code applicable to REITs.  During the course of these discussions, representatives of Purchaser indicated their preliminary view that Sonesta’s valuation was at least $25.00 per share, though these views were qualified by Purchaser’s need to conduct a detailed due diligence review.  Purchaser also requested that, concurrently with signing any definitive transaction documents for a potential transaction, Sonesta obtain support agreements from Sonesta stockholders who are members of the Sonnabend family and certain funds affiliated with GAMCO Investors, Inc., who we refer to collectively as GAMCO and who collectively own a significant amount of Sonesta stock.  The parties agreed to tour certain of the hotels owned by HPT, which occurred on April 3 through April 6, 2011.  They also agreed to have further conversations.  Following this meeting, Sonesta provided additional non-public diligence materials to Purchaser.

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At a meeting of Sonesta’s board of directors held on April 15, 2011, Sonesta’s management briefed the board on the discussions with Purchaser and the board discussed the possible acquisition transaction as well as the engagement of a financial advisor to advise and assist the board in connection with valuing Sonesta and negotiating a possible acquisition transaction.  A representative of Goodwin Procter LLP, counsel to Sonesta, participated in the meeting and briefed the board on various matters, including the duties of the directors when assessing strategic alternatives and the process for an acquisition transaction.  At this meeting, the board also reviewed proposals from three investment banks to serve as financial advisor, which had been solicited by management.  Following these discussions, the Sonesta board of directors expressed its view that management should continue discussions with Purchaser to determine if an acquisition transaction was viable and should continue discussing the proposed purchase price.  The board also directed management to arrange meetings with the board and potential financial advisors to assist the board in selecting a financial advisor.

On April 25, 2011, Sonesta opened an electronic data room and provided access to Purchaser and its advisors.  Between April 25, 2011 and November 2, 2011, Purchaser and its advisors engaged in an intensive due diligence review of Sonesta, its business and its assets.  During that period, Purchaser and its advisors engaged in numerous discussions with Sonesta management and Sonesta’s advisors as part of this due diligence review.

On April 26 and 27, 2011, Sonesta’s board of directors met with three potential financial advisors to discuss their possible engagement, and met separately afterwards to discuss the selection of a financial advisor.  A representative of Goodwin Procter participated in these meetings.  On May 2, 2011, Sonesta engaged Deutsche Bank Securities Inc., which we refer to as Deutsche Bank, as its financial advisor based on its knowledge of, and experience with, merger and acquisition transactions in the lodging industry and the quality of its presentation.  Following such engagement, the Sonesta board directed Deutsche Bank to provide a valuation analysis of Sonesta, after which Deutsche Bank commenced a review of Sonesta’s business and assets, including a tour of Sonesta’s owned and leased properties.

On May 3, 2011, counsel to Purchaser delivered initial drafts of a merger agreement and a support agreement to Sonesta’s counsel, which contemplated an acquisition of Sonesta by HPT by way of a tender offer and second step merger because of the perceived benefits in speed of execution, followed by a sale of Sonesta’s management business to a newly formed affiliate of RMR.  Between May 3, 2011 and November 2, 2011, counsel to both parties engaged in numerous discussions concerning the potential transaction documents and exchanged numerous drafts of these agreements.

On May 10, 2011, Mr. Sonnabend and Ms. Sonnabend were contacted by the financial advisor for Company A, who expressed an interest in restarting discussions to explore a strategic investment or a business combination transaction involving Company A and Sonesta.  At Sonesta’s request, Deutsche Bank contacted Company A’s financial advisor to explore further the feasibility of such a transaction.  After preliminary discussions, Company A indicated that it needed to focus on certain other business priorities before engaging in substantive discussions with Sonesta and would contact Sonesta when it was prepared to re-engage.  In these discussions, Company A provided no indication of its views on Sonesta’s valuation or a proposed transaction price.

On May 14, 2011, Mr. B. Portnoy contacted Mr. Sonnabend telephonically and the two executives discussed various matters related to the potential acquisition transaction, including the proposed purchase price, Sonesta’s management business in Egypt, the request for support agreements from significant stockholders and timing of the potential transaction.

On May 23, 2011, Sonesta held its annual meeting of stockholders and its annual board of directors meeting.  Representatives of Deutsche Bank and Goodwin Procter participated in the board meeting.  At the board meeting, Deutsche Bank briefed the board of directors on the discussions to date with Purchaser and Company A and presented a preliminary valuation analysis of Sonesta.  Following discussion of the presentation and Sonesta’s existing business plan, the board expressed a preliminary view that the $25.00 per share initially proposed by Purchaser did not reflect a price that would maximize the value to stockholders, based on its knowledge of Sonesta’s current business plan and the resulting cash flow as well as Deutsche Bank’s preliminary valuation analysis.  The board also discussed its belief that Purchaser was the most likely buyer candidate because of the Sonesta board’s belief that the Sonesta brand and operating platform would benefit HPT.  The board directed Deutsche Bank to meet with Purchaser to negotiate a higher price per share for the potential acquisition transaction.  Later that day, Deutsche Bank met with representatives of Purchaser at Purchaser’s offices.  The parties discussed their respective views on the valuation of Sonesta as well as the potential role that Sonesta might play in managing hotels for HPT after a transaction.  Representatives of Purchaser indicated that, subject to its ongoing diligence and in response to Mr. Sonnabend and Deutsche Bank’s previous discussions with them, Purchaser was willing to increase its proposed purchase price to $26.00 per share in cash.  Deutsche Bank indicated that, based on its valuation analysis and the board discussions earlier that day, the $26.00 per share proposed price was unlikely to be acceptable to the Sonesta board.  Purchaser agreed to consider further the views expressed by Deutsche Bank and the parties agreed to have further discussions.

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On May 26, 2011, representatives of Purchaser and Deutsche Bank met telephonically to discuss further their respective views on the valuation of Sonesta and the proposed purchase price.  In that call, representatives of Purchaser indicated that it may be willing to increase its proposed price to $30.00 per share.

On May 27, 2011, the board of directors of Sonesta met telephonically, with representatives of Deutsche Bank and Goodwin Procter participating.  At this meeting, Deutsche Bank briefed the board on the conversations that had occurred with Purchaser since the last board meeting and Purchaser’s increase in its proposed purchase price.  The board discussed the proposed purchase price as well as Sonesta’s existing business plan and Deutsche Bank’s preliminary valuation analysis that had been previously presented.  Following this discussion, the board directed Deutsche Bank to contact Purchaser and attempt to negotiate an increase in the proposed purchase price.

On May 28, 2011, Deutsche Bank contacted representatives of Purchaser telephonically and engaged in further discussions of Sonesta’s value and the potential purchase price.  During this conversation, Deutsche Bank conveyed the Board’s request that the purchase price be increased.  Following discussion, representatives of Purchaser confirmed that it was willing to pay $30.00 per share but declined to increase its offer above that level.    Deutsche Bank conveyed Purchaser’s position to Sonesta management.

On May 31, 2011, the Sonesta board of directors met telephonically, with Goodwin Procter participating.  Sonesta’s management briefed the board on discussions with Purchaser since the last meeting.  The board discussed the factors, such as cash flow, addressed in the Deutsche Bank valuation analysis and the board’s belief that the Sonesta brand and operating platform would benefit HPT.  After this discussion, the board of directors formed a committee, which we refer to as the negotiating committee, comprised of three independent directors, George Abrams, Clarence Davis and Jean Tempel.  The negotiating committee was formed for the purpose of meeting with representatives of Purchaser to negotiate directly for a higher purchase price.

On June 9, 2011, the negotiating committee and a representative of Deutsche Bank met with representatives of Purchaser at Sonesta’s corporate offices and expressed their views on the valuation of Sonesta, and the proposed purchase price.  The committee proposed that Purchaser pay a higher purchase price in the potential transaction, at least in the mid-$30’s per share.  After further discussion, the representatives of Purchaser reiterated its position that it was willing to pay $30.00 per share in cash but declined to increase its proposed purchase price above that level.

On June 13, 2011, Sonesta’s board of directors met telephonically, with representatives of Deutsche Bank and Goodwin Procter participating, and the negotiating committee briefed the rest of the board on its discussions with Purchaser.  After discussion, the board determined that direct discussions between Sonesta’s management and Purchaser would be the most productive method for negotiations and directed Mr. Sonnabend to discuss a price increase with Purchaser into the low to mid-$30’s.

 In a telephone conversation on June 14, 2011, Mr. Sonnabend and Ms. Sonnabend spoke with Mr. B. Portnoy and proposed a price increase into the low to mid-$30’s.  On behalf of Purchaser, Mr. B. Portnoy declined to increase the proposed purchase price but indicated Purchaser would consider further the views expressed by Mr. Sonnabend and Ms. Sonnabend in this telephone conversation.

On June 21, 2011, Mr. B. Portnoy contacted Mr. Sonnabend telephonically and indicated that, after further consideration, Purchaser was willing to offer $31.00 per share.  In this conversation, Mr. B. Portnoy also discussed various other matters, including an independent valuation of certain Sonesta real estate being conducted by HPT and matters that arose in Purchaser’s due diligence review, including matters related to Sonesta’s business outside the U.S.

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On June 22, 2011, the Sonesta board of directors met telephonically, with Goodwin Procter participating, and Sonesta management briefed the board on the status of negotiations with Purchaser.  After discussion, the board declined to accept Purchaser’s proposed purchase price of $31.00 per share and directed Mr. Sonnabend to continue to negotiate for a higher price for stockholders, with $33.50 per share as a target.

On June 24, 2011 and June 27, 2011, Mr. Sonnabend and Mr. B. Portnoy engaged in telephonic conversations during which they discussed potential transaction terms and the proposed purchase price, with Mr. Sonnabend proposing, on behalf of Sonesta, a price of at least $33.50 per share.  In both conversations, Mr. B. Portnoy declined to increase Purchaser’s proposed purchase price above $31.00 per share.  In addition, in the June 27, 2011 conversation, Mr. B. Portnoy indicated that HPT had to finish certain negotiations with an existing manager of HPT hotels in order to have a better understanding of the potential scope of the post-transaction role for Sonesta.  As a result, Purchaser would not be in a position to engage in further negotiations for a few weeks.

On July 25, 2011, HPT issued a press release announcing that it had entered an agreement with another hotel manager that is responsible for operating certain hotels owned by HPT and that it had obtained the opportunity to rebrand certain hotels.  Shortly thereafter, Mr. Sonnabend and Mr. B. Portnoy spoke on the telephone and agreed to resume discussions regarding a possible transaction for Purchaser to acquire Sonesta.

On August 1, 2011, Mr. B. Portnoy, Mr. A. Portnoy, Mr. Sonnabend and Ms. Sonnabend met to discuss the terms of the potential acquisition transaction, including various diligence items, purchase price and the terms of the merger agreement, such as the minimum number of shares required to be tendered and the request for support agreements from significant stockholders.  Between August 2, and August 23, 2011, Sonesta management and representatives of Purchaser engaged in multiple communications following up on a number of transaction-related topics.

On or about August 10, 2011, Sonesta was contacted by the financial advisor of Company A, who expressed Company A’s interest in re-engaging to explore a possible business combination.  At Sonesta’s request, Deutsche Bank contacted Company A’s financial advisor and the parties engaged in general discussions of a potential transaction.  On August 16, 2011, Sonesta executed a confidentiality agreement with Company A and provided Company A and its advisors with access to Sonesta’s electronic data room.

On or about August 18, 2011, Sonesta was contacted by the financial advisor of Company B, a U.S.-based international hospitality and restaurant company, who solicited interest in a possible business relationship involving Company B.  The parties agreed to set up a meeting to explore common interests.

On August 23, 2011, Mr. B. Portnoy, Ms. Clark, Mr. Sonnabend and Mr. van Riel met at Sonesta’s corporate offices in Boston, Massachusetts.  At this meeting, the parties continued their discussions on the structure and terms of the transaction, and various diligence items.  Between August 23 and August 30, 2011, Mr. B. Portnoy and Mr. Sonnabend participated in multiple communications to discuss issues relating to Sonesta’s operations in Egypt.

On August 31, 2011, Sonesta held a board meeting, with Goodwin Procter participating, at which Mr. Sonnabend reported on the August 23, 2011 meeting with representatives of Purchaser, the subsequent communications between the parties and the status of the negotiation of definitive transaction documents.  Mr. Sonnabend also briefed the board on the contact from Company A.  After discussion, the board directed Sonesta management to continue negotiating a potential acquisition transaction with Purchaser.  The board noted that Company A had not provided any substantive information on a proposal on which to base a determination whether a transaction with Company A was feasible.

On September 9, 2011, Mr. B. Portnoy called Mr. Sonnabend to discuss diligence matters, including matters relating to Sonesta’s management business in Egypt.  Between September 10 and September 20, 2011, Mr. Sonnabend and Mr. B. Portnoy engaged in multiple communications concerning Sonesta’s business and operations and the terms of the merger agreement.

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On September 14, 2011, Mr. Sonnabend and Ms. Sonnabend met with the president and chief executive officer of Company B and its financial advisor and discussed in general terms the possibility of a business combination or other business relationship.  Company B indicated it would conduct a diligence review and revert to Sonesta if still interested after that.

In a telephone conversation on September 21, 2011, Mr. B. Portnoy and Mr. Sonnabend discussed several issues including matters pertaining to Sonesta’s business in Egypt.  During this conversation Mr. B. Portnoy explained that, after conferring with counsel and the independent trustees of HPT, Purchaser proposed to revise the merger transaction structure; instead of Sonesta being acquired by HPT and then HPT selling the management business to a newly formed affiliate of RMR, Sonesta would be acquired by Parent, a newly formed entity affiliated with RMR which would then transfer the entities owning or leasing certain Sonesta real estate to HPT.  Mr. B. Portnoy explained that Purchaser preferred this revised structure because, among other reasons, it minimized the need for third party approvals and it avoided HPT owning Sonesta’s management business, even for a brief period.  Mr. B. Portnoy also stated that Parent would obtain the funds necessary to complete the acquisition from Parent’s stockholders and HPT and that the end result of the previously proposed transaction structure and the revised structure would be similar.

On September 23, 2011, Sonesta entered into a confidentiality agreement with Company B and provided Company B and its advisors with access to the electronic data room.

On September 28, 2011, Mr. Sonnabend, Ms. Sonnabend, and a representative of Goodwin Procter met with Mr. B. Portnoy, Mr. A. Portnoy, Ms. Clark and a representative of Skadden Arps, Slate Meagher & Flom LLP, counsel to Parent, which we refer to as Skadden, to review outstanding business and transaction-related issues, including Sonesta’s pension liability, the size and circumstances for payment of a termination fee and reimbursement of transaction expenses, employee-related issues, the minimum number of shares required to close the tender offer, the terms of a top-up option, Sonesta’s ability to terminate the merger agreement to accept a superior offer, and Purchaser’s request that support agreements be entered into by a significant portion of the stockholders who are members of the Sonnabend family and GAMCO.  At this meeting, Sonesta agreed to communicate the request for a support agreement to GAMCO.  The parties also engaged in further price discussions, with Sonesta requesting an increase in the proposed price per share.  Representatives of Purchaser declined to increase the proposed purchase price.

On September 30, 2011, Mr. Sonnabend and Mr. Abrams met with representatives of GAMCO to inform them of the request that GAMCO enter into a support agreement.  The GAMCO representatives were not informed of specifics of the transaction, the identity of the potential purchaser or the price offered.  GAMCO indicated its willingness to consider the request provided the transaction had been “shopped” and was subject to a fiduciary out, but indicated that it was generally unwilling to enter into support agreements in connection with specific transactions.

On October 4, 2011, Mr. Sonnabend and a representative of Goodwin Procter met with Mr. B. Portnoy, Mr. A. Portnoy, Ms. Clark and a representative of Skadden at Purchaser’s office.  The parties reviewed outstanding business and transaction-related issues, including pre-funding Sonesta’s pension fund by a certain amount, certain employee-related matters, the cost of pre-paying the mortgage loan on the Royal Sonesta Hotel in Cambridge, Massachusetts, the cost of a customary director and officer “tail” insurance policy, and issues pertaining to Sonesta’s Egyptian management business.  Following discussion of these matters, representatives of Purchaser proposed a reduction in its proposed purchase price to $29.00 per share, citing higher liabilities and transaction costs than originally expected and softer market conditions.  Sonesta management declined to accept this proposed price decrease.  Following this meeting, Mr. Sonnabend informed the members of the Sonesta board of directors of the discussions with Purchaser, including the decrease in the proposed purchase price.

Over the course of the next several days, the parties communicated several times with respect to factors impacting valuation for Sonesta, with Sonesta indicating its unwillingness to accept the lower proposed purchase price.  On October 14, 2011, Mr. B. Portnoy contacted Mr. Sonnabend telephonically and conveyed Purchaser’s willingness to proceed with a transaction at a purchase price of $31.00 per share provided certain outstanding issues could be resolved.

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On October 17, 2011, Sonesta held a telephonic meeting of its board of directors, with representatives of Deutsche Bank and Goodwin Procter participating.  Mr. Sonnabend reported on discussions with Purchaser and the scheduled meeting with Company A.  In addition, Mr. Sonnabend informed the board that he, Mr. van Riel and a representative of Goodwin Procter intended to meet with representatives of Purchaser later that afternoon to discuss outstanding business and transaction-related issues.  After discussion, the board directed Sonesta management to continue negotiating definitive transaction documents for a potential transaction with Purchaser.  After Sonesta’s board meeting, Mr. Sonnabend, Mr. van Riel and a representative of Goodwin Procter met with Mr. B. Portnoy, Mr. A. Portnoy, Ms. Clark and a representative of Skadden at Purchaser’s office to discuss outstanding business and transaction-related issues.   At this meeting, the parties agreed to restructure the potential transaction as a merger instead of a tender offer and, among other transaction terms, discussed the financing structure for Parent and the potential remedies for Sonesta in the event of a breach by Parent or a failure of its financing sources to fund.  Parent agreed to provide Sonesta with a right to compel specific performance by Parent under the merger agreement and third party beneficiary rights to enforce Parent’s funding agreements with HPT and the stockholders of Parent.  In the event of a damages claim, Purchaser proposed that only the Parent stockholders be responsible for funding a damages award, subject to a cap on damages of $8.5 million.

On October 18, 2011, Deutsche Bank was contacted by the financial advisor for Company A who proposed a meeting between Sonesta management and an affiliate of Company A to discuss in more detail a possible business combination transaction.  Members of Company A’s management were planning to be in New York City in mid-November and, as a result, the parties scheduled a meeting in New York City for mid-November to discuss these matters.

On October 24, 2011, Sonesta was informed by representatives of GAMCO that it may disclose in a Schedule 13D filing that it had met with representatives of Sonesta and discussed the possibility of Sonesta entering into an acquisition transaction.  The parties had multiple communications on this subject over the ensuing days.  On the morning of October 28, 2011, GAMCO filed an amendment to its Schedule 13D that included a letter to Sonesta describing its policy on entering into voting agreements.  No voting agreement was ultimately entered into by GAMCO.  Also on October 28, 2011, Sonesta issued a press release disclosing that it was engaged in merger discussions with unidentified third parties.  The per share closing price for Sonesta common stock on October 27, 2011 (the day before the press release) was $18.10 and the per share closing price for Sonesta common stock on October 28, 2011 (the day of the press release) was $22.25.  Between the issuance of this press release and November 3, 2011, no third parties contacted Sonesta to explore whether it had any interest in pursuing discussions of a strategic transaction.  In addition, following issuance of the press release on October 28, 2011, Deutsche Bank, at the request of Sonesta, contacted Company A and Company B.  Company A reiterated its desire to meet in mid-November but was not able to provide any indication of value or any specific details on its objectives.  Company B did not respond to Deutsche Bank.

During the evening of October 31, 2011, representatives of Purchaser and Sonesta management and their respective counsel met and discussed the outstanding business and transaction-related issues in the transaction documents, including the remedies available to Sonesta in the event of a breach or a failure of Parent’s financing sources to fund, what constitutes a material adverse effect, certain covenants regarding employee and benefit matters and Purchaser’s request that voting agreements be entered into by a significant portion of the stockholders who are members of the Sonnabend family.  At this meeting, the parties resolved the outstanding substantive issues in the definitive transaction documents.

On November 1, 2011, Deutsche Bank, at the request of Sonesta, again contacted Company A and Company B and sought to obtain an indication of their level of interest in pursuing a strategic transaction and whether they were in a position to provide an indication of value. Company A expressed an interest in continuing discussions but was not prepared to provide any indication of value.  Company B did not respond.

On November 2, 2011, the Sonesta board of directors convened in a special meeting to discuss the status of the discussions with Purchaser and the merger agreement. Representatives from Deutsche Bank and Goodwin Procter participated in the meeting.  Representatives of Goodwin Procter discussed with Sonesta’s directors their duties as directors in evaluating a strategic transaction of this nature and the terms and conditions of the proposed merger agreement, including among other matters, the covenants required to be performed prior to closing, the conditions to closing, the circumstances under which the merger agreement could be terminated and the circumstances under which Sonesta would be obligated to pay the $4 million termination fee (representing approximately 3.5% of the purchase price) plus up to $500,000 in expense reimbursement to Parent.  The representatives of Goodwin Procter also discussed Parent’s agreements to fund the transaction proceeds and Sonesta’s rights under or in respect of those agreements.  Mr. Sonnabend briefed the board on the willingness of Sonnabend family members who were stockholders to enter into voting agreements if the board approved the merger agreement.

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At the November 2, 2011 board meeting, Deutsche Bank rendered an oral opinion to the board of directors, subsequently confirmed in a written opinion, that, as of November 2, 2011, subject to and based on the assumptions made, matters considered and limitations, qualifications and conditions set forth in the opinion and the review undertaken, as set forth in the opinion, the $31.00 in cash per share to be received by the holders of Sonesta’s Class A common stock pursuant to the proposed merger agreement, was fair, from a financial point of view, to such holders. After this presentation, the board of directors discussed the proposed merger transaction with Parent on the terms as currently negotiated, both as a full board and with the independent directors sitting in executive session, and determined that the proposed merger was advisable and in the best interests of Sonesta and its stockholders. The board of directors unanimously approved the merger and the merger agreement.

On November 2, 2011, the board of trustees of HPT met and, among other matters, discussed the proposed transaction involving Sonesta and HPT’s proposed purchase agreement with Parent, pursuant to which HPT would agree to advance the purchase price for purposes of Parent and Merger Sub consummating the merger.  Following this discussion, the independent trustees of HPT and the HPT board of trustees, each unanimously approved entering into the purchase agreement with Parent.  Also on November 2, 2011, the respective boards of directors of Parent and Merger Sub each unanimously resolved to adopt and approve the Merger Agreement and approved the purchase agreement with HPT, and the board of directors of Parent unanimously resolved to approve the equity commitment letter with Parent’s stockholders. The board of directors of Merger Sub also recommended that Parent, its sole stockholder, adopt the Merger Agreement, which Parent did that same day.

Later in the evening on November 2, 2011, the merger agreement was signed by Sonesta, Parent and Merger Sub, the voting agreement was signed by Parent, Merger Sub and members of the Sonnabend family who are stockholders, the purchase agreement was signed by HPT, Parent and Merger Sub and the equity commitment letter was signed by Parent’s stockholders.  On the morning of November 3, 2011, Sonesta issued a press release announcing the execution of the merger agreement. A copy of the Merger Agreement is attached to this proxy statement as Annex A.

Recommendations of Sonesta’s Board of Directors

After careful consideration and consultation with its financial and legal advisors, our board of directors has determined that the Merger Agreement and the merger are advisable to, and in the best interests of, Sonesta and its stockholders. Our board of directors recommends that Sonesta stockholders vote FOR the proposal to adopt the Merger Agreement, FOR the nonbinding, advisory proposal to approve certain  merger-related compensation that may be received by our named executive officers in connection with the merger and FOR the adjournment proposal.

In considering the recommendation of Sonesta’s board of directors with respect to the Merger Agreement, you should be aware that certain directors and executive officers of Sonesta have interests in the merger that are different from, or are in addition to, the interests of Sonesta stockholders. Please see the section entitled “Proposal No. 1 - The Merger—Interests of Sonesta Directors and Executive Officers in the Merger” beginning on page 36 of this proxy statement.

Sonesta’s Reasons for the Merger

In reaching its decision to approve the Merger Agreement and the merger and to recommend the adoption of the Merger Agreement to our common stockholders, the board of directors consulted with our senior management team, as well as outside financial and legal advisors, and considered a number of factors, including the following material factors which the board of directors viewed as supporting their decision to approve the merger and the Merger Agreement and to recommend adoption of the Merger Agreement:

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•
the current and historical market prices of the shares of our common stock and the fact that the cash consideration of $31.00 that our common stockholders will receive in respect of each share of our common stock represented an approximate 71.27% premium over the closing price of our common stock on October 27, 2011, which represents the unaffected stock price as of the last trading day before the public announcement that we are engaged in merger discussions, an approximate 66.7% premium to the weighted average closing price of our common stock for the 30-day period ended immediately prior to the announcement of the merger negotiations, an approximate 63.6% premium to the weighted average closing price of our common stock for the 60-day period ended immediately prior to the announcement of the merger negotiations, an approximate 63.5% premium to the weighted average closing price of our common stock for the 90-day period ended immediately prior to the announcement of the merger negotiations and an approximate 58.1% premium to the weighted average closing price of our common stock for the year-to-date period ended immediately prior to the announcement of the merger negotiations, and that over the 12-month period ended November 2, 2011, the last trading day before the announcement of the Merger Agreement on November 3, 2011, the low price of our common stock was $16.02 per share and the high price was $25.50 per share;

•
despite our past success in implementing our strategic plans, our belief that the merger provides a better alternative to our stockholders than pursuing our strategic plans on an ongoing basis as a result of the risks and uncertainties associated with the successful implementation of our strategic plans;

•
the high probability that the merger would be completed based on, among other things, HPT’s proven ability to complete large acquisition transactions on the agreed terms and HPT’s extensive experience in the real estate industry;

•
the lack of a financing condition, and the stockholders of Parent’s and HPT’s agreements to fund up to an aggregate of $163 million to Parent to enable Parent to pay the Merger Consideration and to repay certain indebtedness;

•	the fact that the merger represents a transaction that provided the highest price to our stockholders we had been offered after considering other potential transactions;

•
the terms and conditions of the Merger Agreement, which were reviewed by our board of directors in consultation with our financial and legal advisors, and the fact that such terms were derived from extensive arm’s-length negotiations among the parties;

•
the financial analysis of Deutsche Bank, and its oral opinion, delivered to our board of directors on November 2, 2011 and subsequently confirmed in writing that, as of such date and based upon and subject to the assumptions made, matters considered and qualifications, limitations and conditions set forth in the opinion, the Merger Consideration to be received by our common stockholders as a result of the proposed merger was fair, from a financial point of view, to our stockholders;

•
our ability under certain circumstances, pursuant to the Merger Agreement, to consider and respond to a different unsolicited acquisition proposal, if, after consultation with our financial and legal advisors, our board of directors determines in good faith that (i) the unsolicited proposal constitutes or is reasonably likely to constitute a superior proposal (as defined in this proxy statement on page 50) and (ii) failure to take such action would be inconsistent with the board of director’s fiduciary duties to its stockholders under applicable law.

•	the fact that the Merger Consideration will provide our stockholders with immediate fair value, in cash, for their investment in our stock; and

•	the merger is subject to the approval of our stockholders.

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Our board of directors also considered the following potentially negative factors in its deliberations concerning the merger and the Merger Agreement:

•
the merger would preclude our stockholders from having an opportunity to participate in the future performance of our assets, future earnings growth, future appreciation of our common stock value or future dividends that could be expected if our strategic plans were successfully implemented;

•
the significant costs involved in connection with entering into and completing the merger and the substantial time and effort of our management required to consummate the merger and related disruptions to the operation of our business.

•
the restrictions on the conduct of our business prior to the completion of the merger, which could delay or prevent us from undertaking business opportunities that may arise pending completion of the merger.

•
the pending merger or failure to complete the merger may cause substantial harm to relationships with our employees and may divert management and employee attention away from the day-to-day operation of our business;

•
our inability to solicit different acquisition proposals and the possibility that the $4,000,000 termination fee and up to $500,000 in out-of-pocket expense reimbursement payable by Sonesta upon termination of the Merger Agreement under the circumstances described in the Merger Agreement could discourage other potential bidders from making a competing bid to acquire us;

•	the fact that an all cash merger would be taxable to our stockholders for U.S. federal income tax purposes; and

•
some of our directors and executive officers may have interests in the merger that are different from, or in addition to, those of our common stockholders (see “Proposal No. 1 - Interests of Sonesta Directors and Executive Officers in the Merger” beginning on page 36).

Opinion of the Financial Advisor to Sonesta’s Board of Directors

Deutsche Bank Securities Inc., which we refer to as Deutsche Bank, acted as financial advisor to Sonesta in connection with the merger and the Merger Agreement, which we refer to collectively as the “Transaction”.  Deutsche Bank delivered its written opinion to the board of directors of Sonesta on November 2, 2011, to the effect that, as of the date of such opinion, based upon and subject to the assumptions made, matters considered and limitations, qualifications and conditions set forth in the opinion, the Merger Consideration was fair, from a financial point of view, to the holders of Sonesta common stock.

The full text of Deutsche Bank’s written opinion, dated November 2, 2011, which sets forth, among other things, the assumptions made, matters considered and limitations, qualifications and conditions of the review undertaken by Deutsche Bank in connection with the opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference in its entirety.

The Deutsche Bank opinion is addressed to, and for the use and benefit of, the board of directors of Sonesta and is not a recommendation as to how the stockholders of Sonesta should vote with respect to the merger or any other matter.  The Deutsche Bank opinion is limited to the fairness, from a financial point of view, of the Merger Consideration to the holders of Sonesta common stock and is subject to the assumptions, limitations, qualifications and other conditions contained therein.  Deutsche Bank was not asked to, and the Deutsche Bank opinion did not, address the fairness of the Transaction, or any consideration received in connection therewith, to the holders of any other class of securities, creditors or other constituencies of Sonesta, nor does it address the fairness of the contemplated benefits of the Transaction.  Deutsche Bank expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion of which it became aware after the date of such opinion.  Deutsche Bank expressed no opinion as to the merits of the underlying decision by Sonesta to engage in the Transaction or as to how any holder of shares of Sonesta common stock should vote with respect to the Transaction.  In addition, Deutsche Bank did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation received by or to be received by any of Sonesta’s officers, directors, or employees, or any class of such persons, in connection with the Transaction relative to the Merger Consideration to be received by the holders of Sonesta common stock.

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The holders of Sonesta common stock are urged to read the Deutsche Bank opinion in its entirety.  The summary of the Deutsche Bank opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the Deutsche Bank opinion set forth as Annex B.

In connection with Deutsche Bank’s role as financial advisor to Sonesta, and in arriving at its opinion, Deutsche Bank reviewed certain publicly available financial and other information concerning Sonesta and certain internal analyses, financial forecasts and other information relating to Sonesta prepared by management of Sonesta.  Deutsche Bank also held discussions with certain senior officers and other representatives and advisors of Sonesta regarding the businesses and prospects of Sonesta.  In addition, Deutsche Bank:

▪	reviewed the reported prices and trading activity for Sonesta common stock;

▪
to the extent publicly available, compared certain financial and stock market information for Sonesta with similar information for certain other companies Deutsche Bank considered relevant whose securities are publicly traded;

▪	to the extent publicly available, reviewed the financial terms of certain recent business combinations which Deutsche Bank deemed relevant;

▪	reviewed a draft dated November 1, 2011 of the Merger Agreement and certain related documents, including a draft dated November 1, 2011 of the Voting Agreement; and

▪	performed such other studies and analyses and considered such other factors as Deutsche Bank deemed appropriate.

Deutsche Bank did not assume responsibility for independent verification of, and has not independently verified, any information, whether publicly available or furnished to it, concerning Sonesta, including, without limitation, any financial information considered in connection with the rendering of its opinion.  Accordingly, for purposes of its opinion, Deutsche Bank has, with Sonesta’s permission, assumed and relied upon the accuracy and completeness of all such information.  Deutsche Bank has not conducted a physical inspection of any of the properties or assets, and has not prepared or obtained any independent evaluation or appraisal of any of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities), of Sonesta or Parent or any of their respective subsidiaries, nor has Deutsche Bank evaluated the solvency or fair value of Sonesta under any state or federal law relating to bankruptcy, insolvency or similar matters.  With respect to the financial forecasts made available to Deutsche Bank and used in its analyses, Deutsche Bank has assumed with Sonesta’s permission that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Sonesta as to the matters covered thereby.  In rendering its opinion, Deutsche Bank expressed no view as to the reasonableness of such forecasts and projections or the assumptions on which they are based.  Deutsche Bank’s opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to it, as of the date hereof.

For purposes of rendering its opinion, Deutsche Bank assumed with Sonesta’s permission that, in all respects material to its analysis, the merger will be consummated in accordance with its terms, without any material waiver, modification or amendment of any term, condition or agreement.  Deutsche Bank also assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the merger will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, no material restrictions will be imposed.  Deutsche Bank is not a legal, regulatory, tax or accounting expert and has relied on the assessments made by Sonesta and its advisors with respect to such issues.  Representatives of Sonesta have informed Deutsche Bank, and Deutsche Bank further assumed, that the final terms of the Merger Agreement and the Voting Agreement did not differ materially from the terms set forth in the drafts Deutsche Bank reviewed.

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Deutsche Bank’s Financial Analysis.  Set forth below is a summary of the material financial analyses performed by Deutsche Bank in connection with its opinion and reviewed with the board of directors of Sonesta on November 2, 2011.  The order of the analyses described below does not represent relative importance or weight given to those analyses by Deutsche Bank or the board of directors of Sonesta.  Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Deutsche Bank’s financial analyses.

Precedent Transaction Analysis.  Deutsche Bank reviewed publicly available information relating to 19 acquisition transactions in the lodging industry described below that were announced between 1998 and 2011.

With respect to each selected transaction set forth below, Deutsche Bank calculated the equity value as adjusted for debt and cash, which we refer to as enterprise value, as a multiple of the target’s 1-year forward projected earnings before interest expense, income taxes and depreciation and amortization (or 2012E EBITDA), based upon information contained in the public filings of the companies involved in the selected transactions, Wall Street research and reports published by SDC Platinum, a financial transactions database service of Thomson Reuters.

Announcement	Target	Acquirer
Jul-11	LodgeWorks	Hyatt Hotels

Jun-11	Rosewood Hotels	New World Hospitality

May-10	Extended Stay Hotels	Centerbridge, Paulson & Co. and Blackstone

Jan-10	Lodgian, Inc.	Lone Star Funds

Dec-09	Interstate Hotels & Resorts, Inc.	Thayer Lodging and Jin Jiang Hotel

Jul-07	Hilton Hotels Corp.	Blackstone Group

Apr-07	Red Roof Inns	Global Special Situations

Apr-07	Extended Stay Hotels	Lightstone Group

Nov-06	Four Seasons	Cascade Inv/Kingdom Holdings

May-06	Jameson Inn	JER Partners

Jan-06	Fairmont Hotels & Resorts	Colony Capital and HRH

Nov-05	La Quinta	Blackstone Group

Aug-05	Prime Hospitality Group	Blackstone Group

Jun-05	Wyndham International	Blackstone Group

May-05	John Q. Hammons	Investor Group

Oct-04	Boca Resorts Inc.	Blackstone Group

Apr-04	Extended Stay America	Blackstone Group

Feb-04	KSL Recreation Corp	CNL Hospitality

Jun-98	Princess Hotels	Canadian Pacific

Although none of the selected transactions is directly comparable to the proposed merger, the companies that participated in the selected transactions are such that, for purposes of the analysis, they may be considered similar to the proposed merger.

Based in part on the multiples of the selected transactions described above, Deutsche Bank derived a total enterprise value of Sonesta by applying a range of multiples from 12.0x to 14.0x to Sonesta’s 2012E EBITDA.  Equity value was calculated by reducing total enterprise value by net debt.  Deutsche Bank divided such equity value of Sonesta by the number of fully diluted shares of Sonesta common stock based on information contained in Sonesta’s most recent public filings and derived a range of implied equity value per share of Sonesta common stock of approximately $16 to $20 per share.

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Sum of the Parts Analysis.  Deutsche Bank performed a “sum of the parts” analysis of Sonesta by separately valuing Sonesta’s Cambridge, Massachusetts property, Sonesta’s Coconut Grove, Florida property, Sonesta’s New Orleans, Louisiana property, Sonesta’s managed hotels and cruise vessels in Egypt, Sonesta’s other managed and franchised properties, Sonesta’s artwork and Sonesta’s corporate overhead.

▪
With respect to Sonesta’s Cambridge, Massachusetts property, Deutsche Bank reviewed publicly available information relating to the price per lodging room for 11 property level comparable transactions (calculated by dividing the purchase price by the number of lodging rooms) and, based in part on the price per lodging room of such selected transactions, Deutsche Bank derived an enterprise value of Sonesta’s Cambridge, Massachusetts property based on a price per lodging room reference range of $275,000 to $325,000.

▪
With respect to Sonesta’s New Orleans, Louisiana property, Deutsche Bank performed a discounted cash flow analysis based on revenue and free cash flow forecasts through the end of Sonesta’s lease with respect to Sonesta’s New Orleans, Louisiana property in the third quarter of 2024, using discount rates ranging from 8.0% to 10.0%.

▪	Deutsche Bank assigned to Sonesta’s Coconut Grove, Florida property an enterprise value of $0 because projected 2012E EBITDA for such property is negative.

▪
With respect to Sonesta’s Egypt managed properties and cruise vessels, Deutsche Bank derived an enterprise value by applying a range of multiples from 8.0x to 10.0x to 2012E EBITDA for Sonesta’s Egypt managed properties and cruise vessels.  A lower range of multiples was selected for Sonesta’s Egypt managed properties and cruise vessels than was selected with respect to Sonesta’s other managed and franchised properties due to political and operating risk in Egypt.

▪
With respect to Sonesta’s other managed and franchised properties, Deutsche Bank derived an enterprise value by applying a range of multiples from 10.0x to 12.0x to 2012E EBITDA for Sonesta’s other managed and franchised properties.

▪	With respect to Sonesta’s artwork, estimated valuations of Sonesta’s artwork in its properties were provided by Sonesta to Deutsche Bank.

▪
Deutsche Bank derived the negative enterprise value of Sonesta’s corporate overhead by applying a range of multiples from 8.5x to 10.5x to the negative 2012E EBITDA in respect of Sonesta’s corporate overhead.

These calculations resulted in a range of implied total enterprise values of Sonesta of $89.8 million to $103.6 million and corresponding equity values of $72.0 million to $85.8 million.

Deutsche Bank divided such implied equity values of Sonesta by the number of fully diluted shares of Sonesta common stock based on information contained in Sonesta’s most recent public filings and derived a range of implied equity value per share of Sonesta common stock of approximately $19 to $23 per share.

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To calculate the financial performance measures used in the sum of the parts analysis, Deutsche Bank used information provided by Sonesta’s management concerning historical and forecasted financial performance.  Deutsche Bank believes the sum of the parts analysis is not simply mathematical.  Rather, it involves complex considerations and qualitative judgments, reflected in Deutsche Bank’s opinion.

Discounted Cash Flow Analysis.  Deutsche Bank performed two discounted cash flow analyses for Sonesta, based on forecasts from the fourth quarter of 2011 through 2015, in each case, excluding Sonesta’s Egypt managed properties and cruise vessels.  The base case discounted cash flow analysis was based on projections prepared by Sonesta’s management that included the entry into new management or franchise agreements for the projection period while the alternative case discounted cash flow analysis assumed there would be no new management or franchise agreements for the projection period.  The discounted cash flow analyses for Sonesta’s Egypt managed properties and cruise vessels were performed separately from the discounted cash flow analyses with respect to the rest of Sonesta and were done for both the base and alternative case assumptions using higher discount rates and lower exit EBITDA multiples due to political and operating risks in Egypt.  The discounted cash flow analyses for Sonesta’s Egypt managed properties and cruise vessels were then added to the discounted cash flow analyses for Sonesta (excluding Sonesta’s Egypt managed properties and cruise vessels).

Deutsche Bank calculated the discounted cash flow value for Sonesta as the sum of the net present value of (i) the estimated future unlevered free cash flow, calculated as EBITDA minus taxes, minus capital expenditures, plus changes in working capital, less pensions and other benefits and plus changes in long term receivables and restricted cash, that Sonesta’s management projected would be generated for the fourth quarter of 2011 through 2015, plus (ii) the value of Sonesta (excluding Sonesta’s Egypt managed properties and cruise vessels) or Sonesta’s Egypt managed properties and cruise vessels, as applicable, at the end of such period, or the terminal value.  The estimated future cash flows were based on the financial projections for the fourth quarter of 2011 through 2015, with respect to the base case, as prepared by Sonesta’s management and, with respect to the alternative case, as prepared by Sonesta’s management, but assuming there would be no new management or franchise agreements for the projection period.  Deutsche Bank used discount rates ranging from 9.0% to 11.0% with respect to Sonesta (excluding Sonesta’s Egypt managed properties and cruise vessels) based on its judgment as to the weighted average cost of Sonesta’s capital and higher discount rates ranging from 11.0% to 13.0% with respect to Sonesta’s Egypt managed properties and cruise vessels.  The terminal value of Sonesta, excluding Sonesta’s Egypt managed properties and cruise vessels, was calculated using an EBITDA multiple range of 9.0x to 11.0x and the terminal value of Sonesta’s Egypt managed properties and cruise vessels was calculated using a lower EBITDA multiple range of 8.0x to 10.0x.

This analysis indicated an implied equity value of $29 to $38 per share with respect to the base case and $20 to $27 per share with respect to the alternative case.

Comparable Trading Analysis.  Deutsche Bank reviewed and compared certain financial information, ratios and public market multiples for Sonesta to the corresponding financial information, ratios and public market multiples for the following publicly traded companies in the lodging industry:

▪	Gaylord Entertainment Co.

▪	Choice Hotels International Inc.

▪	Orient-Express Hotels Ltd.

▪	Morgans Hotel Group Co.

▪	Great Wolf Resorts Inc.

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▪	Red Lion Hotels Corporation

Although none of the selected companies is directly comparable to Sonesta, the companies included were chosen because they are publicly traded companies with operations that, for purposes of analysis, may be considered similar to certain operations of Sonesta.  Accordingly, the analysis of publicly traded comparable companies was not simply mathematical.  Rather, it involved complex considerations and qualitative judgments, reflected in Deutsche Bank’s opinion, concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the public trading value of such companies.

In its analysis, Deutsche Bank derived and compared multiples for the selected companies and Sonesta with respect to 2012E EBITDA.  The multiples and ratios for each of Sonesta and the selected companies were calculated using the closing price of Sonesta common stock and the selected companies’ common stock as of October 31, 2011 and were based on the most recent publicly available information as well estimates provided by Sonesta’s management.

Based in part on the multiples of the selected transactions described above, Deutsche Bank derived a total enterprise value of Sonesta by applying a range of multiples from 9.0x to 11.0x to Sonesta’s 2012E EBITDA.  Equity value was calculated by reducing total enterprise value by net debt.  Deutsche Bank divided such equity value of Sonesta by the number of fully diluted shares of Sonesta common stock based on information contained in Sonesta’s most recent public filings and derived a range of implied equity value per share of Sonesta common stock of approximately $11 to $15 per share.

Premium analysis.  Deutsche Bank performed a premium analysis to determine an implied equity value per share of Sonesta common stock by applying a typical M&A control premium of 25% to 40% to Sonesta’s share price as of October 27, 2011 of $18.10, which represents the price per share of Sonesta common stock prior to the issuance of a press release by Sonesta stating that Sonesta was engaged in potential merger discussions.  The derived range of implied equity value per share of Sonesta common stock resulting from this analysis was approximately $23 to $25 per share.

The foregoing summary describes all analyses and factors that Deutsche Bank deemed material in its presentation to the board of directors of Sonesta, but is not a comprehensive description of all analyses performed and factors considered by Deutsche Bank in connection with preparing its opinion.

The preparation of a fairness opinion is a complex process involving the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description.  Deutsche Bank believes that its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered without considering all analyses and factors could create a misleading view of the process underlying the opinion.  In arriving at its fairness determination, Deutsche Bank did not assign specific weights to any particular analyses.

In conducting its analyses and arriving at its opinion, Deutsche Bank utilized a variety of generally accepted valuation methods.  Except as described above, Sonesta did not impose any limitations on the scope of the investigation made by Deutsche Bank in rendering its opinion.  The analyses were prepared solely for the purpose of enabling Deutsche Bank to provide its opinion to the board of directors of Sonesta as to the fairness of the per share Merger Consideration to the holders of Sonesta common stock and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold or traded, which are inherently subject to uncertainty.  In connection with its analyses, Deutsche Bank made, and was provided by Sonesta’s management with, numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Sonesta’s control.  Analyses based on estimates or forecasts of future results are not necessarily indicative of actual past or future values or results, which may be significantly more or less favorable than suggested by such analyses.  Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of Sonesta or their respective advisors, neither Sonesta nor Deutsche Bank nor any other person assumes responsibility if future results or actual values are materially different from these forecasts or assumptions.

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The terms of the transaction were determined through negotiations between Sonesta and Parent and were approved by the board of directors of Sonesta.  Although Deutsche Bank provided advice to the board of directors of Sonesta during the course of these negotiations, the decision to enter into the transaction was solely that of the board of directors of Sonesta.  Deutsche Bank’s opinion was provided to the board of directors of Sonesta to assist them in connection with their consideration of the Transaction and does not constitute a recommendation to any holder of Sonesta common stock as to how to vote with respect to the Transaction.

The board of directors of Sonesta selected Deutsche Bank as its financial advisor in connection with the Transaction based on Deutsche Bank’s qualifications, expertise, reputation and experience in mergers and acquisitions.  Pursuant to an engagement letter, dated as of May 2, 2011, between Sonesta and Deutsche Bank, Deutsche Bank will be paid a specified fee for its services as financial advisor to Sonesta in connection with the Transaction, a portion of which was contingent upon delivery of the Deutsche Bank opinion and a substantial portion of which is contingent upon consummation of the merger.  Regardless of whether the merger is consummated, Sonesta has also agreed to reimburse Deutsche Bank for its expenses, and to indemnify Deutsche Bank against certain liabilities, in connection with its engagement.

Deutsche Bank is an internationally recognized investment banking firm experienced in providing advice in connection with mergers and acquisitions and related transactions.  Deutsche Bank or its affiliates may, from time to time, provided investment banking and other financial services to Parent or its respective affiliates for which it has received compensation, including acting as a dealer/manager for a bond repurchase in October 2010 and a co-manager for a bond offering in August 2009.  Deutsche Bank or its affiliates may also provide investment and commercial banking services to Parent and Sonesta in the future, for which Deutsche Bank or an affiliate would expect to receive compensation.  In the ordinary course of business, Deutsche Bank or its affiliates may actively trade in the securities and other instruments and obligations of Parent and Sonesta for their own accounts and for the accounts of their customers.  Accordingly, the Deutsche Bank or an affiliate may at any time hold a long or short position in such securities, instruments and obligations.

Deutsche Bank has consented to the inclusion in this proxy statement of its written opinion delivered to the board of directors of Sonesta.

Funding of the Merger

It is expected that Parent will obtain funding for payment of the aggregate Merger Consideration through capitalization of Parent by its stockholders and the sale to HPT pursuant to the Purchase Agreement of the Hotel Entities that own the Cambridge Hotel and lease the New Orleans Hotel.  The aggregate purchase price payable by HPT under the Purchase Agreement for the sale to HPT of the Hotel Entities is $150.5 million, less the outstanding principal and accrued interest, if any, owed at the time of the closing under the “Cambridge Loan. At November 1, 2011 this loan had an outstanding principal balance of approximately $31.2 million.

We believe the amounts committed under the Purchase Agreement and the Equity Commitment Letter will be sufficient to complete the transaction contemplated by the Merger Agreement, but we cannot be assured that the full amount of the funding will be available or that the committed funding will be sufficient to complete the transaction contemplated by the Merger Agreement.  The amounts committed might be insufficient if, among other things, one or more of the parties to the Purchase Agreement or the Equity Commitment Letter fails to fund the committed amounts in breach of such letter or agreement or if the conditions to the commitments to fund the amounts set forth in such letter or agreement are not met. The failure of Parent and Merger Sub to obtain any portion of the committed funding (or any alternative funding) is likely to result in the failure of the merger to be consummated.  In the event we are unable to compel specific performance, we may seek damages in such event but are limited to $8.5 million under the terms of the Merger Agreement.

Purchase Agreement Financing

Under the Purchase Agreement and on and subject to its terms and conditions, HPT has agreed to advance the purchase price for the Hotel Entities to Parent and Merger Sub for purposes of Parent and Merger Sub consummating the merger under the Merger Agreement.  HPT’s obligation to advance the purchase price under the Purchase Agreement is subject to certain conditions, including that either (i) the conditions to the merger under the Merger Agreement have been satisfied or waived or (ii) a final nonappealable court order is issued awarding specific performance to Sonesta compelling Parent and Merger Sub to consummate the merger.  Sonesta is an express third-party beneficiary of the Purchase Agreement and entitled to enforce the Purchase Agreement against HPT as if it were Parent.

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Under the Merger Agreement, the parties have agreed that none of HPT or any of its subsidiaries or any of their respective former, current or future shareholders, directors, trustees, officers or affiliates shall have any liability to Sonesta or any other person for any claim, action or proceeding arising out of or related to the Purchase Agreement, the Merger Agreement or the transactions contemplated by such agreements or any breach or failure to perform thereunder (except as and to the extent expressly provided for in the Purchase Agreement).

Equity Financing

Parent has entered into an Equity Commitment Letter with its stockholders pursuant to which such stockholders have committed to purchase common stock of Parent for an aggregate cash consideration of $12.5 million to fund the aggregate Merger Consideration, or up to $8.5 million to satisfy any final nonappealable court order awarding damages to Sonesta for Parent’s or Merger Sub’s material breach of the Merger Agreement.  The obligations of Parent’s stockholders to purchase shares of Parent’s common stock for an aggregate purchase price of $12.5 million  is subject to certain conditions, including that either (i) the conditions to the merger under the Merger Agreement have been satisfied or waived and HPT shall have contemporaneously advanced to Parent the purchase price under the Purchase Agreement or (ii) a final nonappealable court order is issued awarding specific performance to Sonesta and compelling Parent and Merger Sub to consummate the merger. Sonesta is an express third-party beneficiary of the Equity Commitment Letter and entitled to enforce the Equity Commitment Letter against Parent’s stockholders as if it were Parent.

Under the Merger Agreement, Sonesta, Parent and Merger Sub have agreed that the stockholders of Parent shall have no liability to Sonesta or any other person for any claim, action or proceeding arising out of or related to the Equity Commitment Letter, the Merger Agreement or the transactions contemplated by such letter or agreement or any breach or failure to perform thereunder (except as and to the extent expressly provided for in the Equity Commitment Letter).  Under the Equity Commitment Letter, the obligations of Parent’s stockholders under or in respect of the Equity Commitment Letter and the transactions contemplated thereby is capped at $12.5 million if the merger is consummated and $8.5 million for damages payable if the merger is not consummated.

Interests of Sonesta Directors and Executive Officers in the Merger

Certain executive officers of Sonesta and members of Sonesta’s board of directors may be deemed to have interests in the merger that are different from or in addition to the interests of Sonesta stockholders generally. Sonesta’s board of directors was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the merger.  Described below are the interests of the current executive officers of Sonesta and members of Sonesta’s board of directors.

Retention Plan

Parent has committed to adopt, within five business days following the effective date of the merger, an employee retention plan (the “Retention Plan”) pursuant to which certain employees, including Sonesta named executive officers, may be entitled to certain severance benefits to encourage the retention and continued employment of those employees.

The Retention Plan provides that if corporate office employees and general managers of owned or leased hotels are terminated without cause (as defined in the Retention Plan) or resign for “good reason” (as defined in the Retention Plan) during the six month period following the Effective Time of the merger, such employees will be entitled to receive, earned but unpaid salary and commissions, any earned but unpaid bonus, any accrued but unpaid vacation, unreimbursed expenses and a lump-sum cash severance payment.  Such cash severance payment will consist of three weeks of base salary plus an additional week’s worth of base salary for every year such employee was employed by Sonesta.  In order for the employee to receive any of the payments described above, the employee must agree to enter into a separation agreement and general release of claims with the continuing entity.  The aggregate severance payments which may be made to Sonesta’s executive officers (five individuals), collectively, under the Retention Plan is $1,160,092.

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DePaul Agreement

Pursuant to an agreement with Sonesta’s executive vice president – development, John DePaul, Mr. DePaul will be entitled to a cash payment at closing equal to $650,000 less compensation earned between October 16, 2011 and closing.

Certain Merger-Related Compensation

The compensation our named executive officers may receive under the Retention Plan in connection with the merger is as set forth in the table on page 41.

Indemnification and Directors’ and Officers’ Liability Insurance

Under the Merger Agreement, Sonesta, as the surviving corporation in the merger, has agreed to honor (and Parent shall cause the surviving corporation to honor) all obligations under its certificate of incorporation and bylaws to indemnify the directors and officers of Sonesta to the full extent permitted.  The surviving corporation’s certificate of incorporation and bylaws will contain provisions no less favorable with respect to exculpation from liabilities and indemnification than in effect prior to the merger and shall not be amended for a period of six years after the merger if such amendment would adversely affect the rights of the directors and officers.

Under the Merger Agreement, Sonesta will purchase a six-year “tail-policy” covering persons who were directors or officers of Sonesta prior to the merger for the actions taken by such directors and officers in their capacities as directors and officers of Sonesta prior to the merger on terms with respect to coverage and amount no less favorable than those of such policy currently in effect, provided, however, that the annual premium shall not exceed $360,000.

Appraisal Rights

Under Section 910 of the NYBCL, stockholders may, under certain circumstances, exercise a right of dissent from limited corporate actions and obtain payment for the fair value of their shares.  However, this right of dissent and appraisal under Section 910 of the NYBCL is not available to holders of Sonesta common stock in connection with the merger.  Section 910 of the NYBCL provides that stockholders do not have dissenters’ rights with respect to a merger if, on the record date, the stock held by such stockholders is listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.  Because Sonesta common stock is listed on The NASDAQ Global Market, Sonesta stockholders will not have any appraisal or dissenters’ rights with respect to the merger.

Certain U.S. Federal Income Tax Consequences of the Merger

The following discussion summarizes material U.S. federal income tax consequences of the merger to certain holders of Sonesta common stock who exchange their shares for cash in the merger. This discussion is based on the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, judicial pronouncements, and administrative rulings, all as currently in effect. All of these authorities are subject to change or varying interpretation, possibly with retroactive effect.  Any such change could alter the accuracy of the statements and conclusions described below.

This discussion assumes that the holders of common stock hold their shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the U.S. federal income tax consequences that may be applicable to a particular holder of Sonesta common stock in light of such holder’s particular circumstances. In addition, this discussion does not address the U.S. federal income tax consequences of the merger to holders of Sonesta common stock who are subject to special treatment under U.S. federal income tax law, including, for example, banks and other financial institutions, insurance companies, mutual funds, tax-exempt investors, S corporations, controlled foreign corporations, passive foreign investment companies, holders that are classified as “partnerships” for U.S. federal income tax purposes and their partners or members, U.S. expatriates, dealers in securities, traders in securities who have elected to be taxed in the same manner as dealers, holders who hold their common stock as part of a hedge, straddle, conversion or other integrated transaction, holders whose functional currency is not the U.S. dollar, holders who acquired common stock through the exercise of employee stock options or otherwise as compensation, and holders who receive cash pursuant to the exercise of appraisal rights.  Furthermore, this discussion does not consider the effect of any applicable foreign, state, local or other tax laws, alternative minimum tax considerations, or any U.S. federal tax considerations other than U.S. federal income tax considerations (such as estate or gift tax considerations or Medicare tax considerations).

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Holders of Sonesta common stock should consult their independent tax advisors as to the particular tax consequences of the merger to them, including the application and effect of any state, local, foreign, estate or gift tax laws.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Sonesta common stock that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;
•
a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) organized or created in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust if (a) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) it has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.

The term “non-U.S. holder” means a beneficial owner that is a foreign corporation or a nonresident alien for U.S. federal income tax purposes.

If a partnership (or other entity taxed as a partnership for U.S. federal income tax purposes) holds Sonesta common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that holds shares of Sonesta common stock you should consult your own tax advisor regarding the tax consequences to you of the merger.

U.S. Holders

Generally, the receipt of cash in exchange for Sonesta common stock pursuant to the merger will be a taxable transaction to U.S. holders of Sonesta common stock for U.S. federal income tax purposes. A U.S. holder of Sonesta common stock receiving cash in the merger generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash received (before reduction for any applicable withholding taxes) and the holder’s adjusted tax basis in the Sonesta common stock surrendered. The gain or loss recognized generally will be capital gain or loss. Gain or loss will be determined separately for each block of common stock (i.e., common stock acquired at the same cost in a single transaction) exchanged in the merger. Any capital gain or loss will be taxed as long-term capital gain or loss if the U.S. holder has held the Sonesta common stock for more than one year prior to the effective time of the merger and will be short-term capital gain of the U.S. holder has held the common stock for one year or less. Long-term capital gains for certain non-corporate U.S. holders, including individuals, are generally eligible for a reduced rate of federal income taxation.  The deductibility of capital losses is subject to certain limitations.

Information returns will be filed with the Internal Revenue Service in connection with payments to a U.S. holder pursuant to the merger, unless the U.S. holder is an exempt recipient.   A U.S. holder may be subject to backup withholding with respect to the payment of cash proceeds in exchange for such holder’s shares of Sonesta common stock pursuant to the merger. Backup withholding will generally not apply, however, to a U.S. holder who furnishes the paying representative with a correct taxpayer identification number on a properly completed IRS Form W-9 (and who does not subsequently become subject to backup withholding) or who otherwise establishes a basis for exemption from backup withholding (such as a corporation). Each U.S. holder should properly complete and sign an IRS Form W-9 in order to provide the information and certification necessary to avoid the imposition of backup withholding, unless an exemption otherwise applies and is established in a manner satisfactory to the paying representative. U.S. holders who fail to provide their correct taxpayer identification numbers and the appropriate certifications, or to establish an exemption as described above, will be subject to backup withholding on any payments they receive pursuant to the merger (currently at a rate of 28%). Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder’s U.S. federal income tax liability, if any, provided that required information is furnished to the Internal Revenue Service in a timely manner.

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Non-U.S. Holders

Generally, any gain recognized upon the receipt of cash in exchange for Sonesta common stock pursuant to the merger by a non-U.S. holder will not be subject to U.S. federal income tax unless

•
the gain is effectively connected with the conduct by a non-U.S. holder of a trade or business in the United States (and, if required by an applicable income tax treaty, such gain is attributable to a permanent establishment, or in the case of an individual, a fixed base in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be subject to tax on such gain in the same manner as a U.S. holder and, if the non-U.S. holder is a foreign corporation, such corporation may also be subject to the branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable U.S. income tax treaty);

•
the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the sale or exchange and certain other conditions are met, in which case the non-U.S. holder generally will be subject to a 30% tax on the non-U.S. holder’s net gain realized from the sale or exchange of Sonesta common stock, which may be offset by U.S. source capital losses of the non-U.S. holder, if any; or

•
the non-U.S. holder's Sonesta common shares constitute a "United States real property interest," (a "USRPI") within the meaning of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), in which case the non-U.S. holder generally will be taxed on such holder’s net gain realized in the merger at the graduated U.S. federal income tax rates applicable to U.S. holders.

A non-U.S. holder's Sonesta common shares generally will constitute a USRPI if (1) the selling non-U.S. holder owned (after application of certain constructive ownership rules) more than 5% of Sonesta’s common shares at any time during the five years preceding the effective time of the merger or (2) such shares are not "regularly traded" (as defined by applicable Treasury regulations) on an established securities market in the U.S. We believe that the Sonesta common shares are currently “regularly traded” on an established securities market in the U.S., but no assurance can be given that the Sonesta common shares will satisfy this test.

In general, a non-U.S. holder will not be subject backup withholding with respect to the cash received by such holder pursuant to the merger if such non-U.S. holder provides the paying representative with a properly completed IRS Form W-8BEN (or, if applicable, another version of Form W-8).  If a non-U.S. holder fails to provide the properly completed forms or fails to otherwise establish an exemption from backup withholding, such non-U.S. holder will be subject to backup withholding (currently at a rate of 28%) on the cash received pursuant to the merger. Each non-U.S. holder should properly complete and sign the applicable IRS Form W-8 in order to provide the information and certification necessary to avoid the imposition of backup withholding, unless an exemption otherwise applies and is established in a manner satisfactory to the paying representative. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that required information is furnished to the Internal Revenue Service in a timely manner.

The U.S. federal income tax discussion set forth above is included for general information only and is not a complete analysis or discussion of all potential tax consequences relevant to our stockholders. The tax consequences to you may vary depending on your particular circumstances. You should consult your own tax advisor as to the specific tax consequences to you of the merger, including any tax considerations that may arise under other U.S. federal tax laws or the laws of any other relevant foreign, state, local or other taxing jurisdiction.

Regulatory Matters

The obligation of Sonesta, Parent and Merger Sub to complete the merger is subject to the condition that no decree, order or injunction of a court of competent jurisdiction prohibits the completion of the merger. Under the Merger Agreement, in connection with the receipt of any necessary governmental approvals or clearances (including under any antitrust laws), Parent, Merger Sub and Sonesta have agreed to use their respective reasonable best efforts to (i) make promptly any required submissions under applicable antitrust or competition laws with respect to the merger, and (ii) take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the merger as promptly as practicable, including obtaining any requisite approvals, consents, authorizations, orders, exemptions or waivers by any third person or governmental entity.

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While the parties do not believe that any regulatory approvals are required there can be no assurance that any regulatory approvals, if required, will be obtained and, if obtained, there can be no assurance as to the timing of any approvals, the ability of Parent or Sonesta to obtain the approvals on satisfactory terms or the absence of any litigation challenging such approvals. There can also be no assurance that any governmental entity or any private party will not attempt to challenge the merger on antitrust grounds and, if such a challenge is made, there can be no assurance as to its result.

Delisting and De-registration of Sonesta Common Stock After the Merger

If the merger is completed, Sonesta’s common stock will be delisted from The NASDAQ Global Market and deregistered under the Exchange Act.  Thereafter, the provisions of the Exchange Act will no longer apply to us, including the requirements to file periodic reports with the SEC and to furnish a proxy or information statement to our stockholders in connection with meetings of our stockholders.

PROPOSAL NO. 2 – ADVISORY VOTE ON CERTAIN MERGER-RELATED COMPENSATION

Section 951 of the Dodd-Frank Act and Rule 14a-21(c) under the Exchange Act require that Sonesta seek a nonbinding advisory vote from its stockholders to approve certain merger-related compensation that its “named executive officers” may receive in connection with the merger.

Sonesta is presenting this proposal, which gives Sonesta stockholders the opportunity to express their views on such merger-related compensation by voting for or against the following resolution:

“RESOLVED, that the stockholders approve, on a nonbinding advisory basis, the compensation which may be received by the Sonesta named executive officers in connection with the merger, as disclosed in the section of the Proxy Statement for the merger captioned “Proposal No. 2 —Advisory Vote on Certain Merger-Related Compensation.”

The advisory vote on the compensation, consisting solely of potential payments under an employee retention plan, that may be received by Sonesta named executive officers in connection with the merger will be approved if it receives the affirmative vote of a majority of the votes cast on such proposal at the special meeting.

The Sonesta board of directors unanimously recommends that stockholders approve the merger-related compensation arrangements (consisting solely of potential severance payments under the Retention Plan) described in this proxy statement by voting FOR the above proposal.

Approval of this proposal is not a condition to completion of the merger, and the vote with respect to this proposal is advisory only and will not be binding on Sonesta. Therefore, regardless of whether stockholders vote to approve the merger-related compensation, if the merger is approved by the Sonesta stockholders and completed,  the merger-related compensation, to the extent that it may be received, will be received by the Sonesta named executive officers in accordance with the terms of the Retention Plan.

Certain Merger-Related  Compensation for Sonesta Named Executive Officers

The following table sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each of our named executive officers that is based on or otherwise relates to the merger, assuming the following:

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▪	The merger closes on January 6, 2012;

▪	The named executive officers of Sonesta were terminated without cause immediately following the Effective Time of the merger.

Named Executive Officer	Cash($)	Equity($)	Pension/ NQDC ($)	Perquisite/Benefits ($)	Tax Reimburse-ment ($)	Other ($)	Total ($)
Peter J. Sonnabend Executive Chairman	$221,846	N/A	N/A	N/A	N/A	N/A	$221,846
Stephanie Sonnabend CEO & President	$293,154	N/A	N/A	N/A	N/A	N/A	$293,154
Jacqueline Sonnabend Executive Vice President & Senior Quality Officer	$213,353	N/A	N/A	N/A	N/A	N/A	$213,353
Felix Madera Executive VP International	$275,754	N/A	N/A	N/A	N/A	N/A	$275,754

The amounts disclosed in the table above consist of cash severance that may be received under the terms of the Retention Plan.  A description of the amount of cash severance and the circumstances and form in which cash severance may be received are fully discussed above on page 36 under the heading “Retention Plan.”

The advisory vote on the merger-related compensation that may be received by our named executive officers in connection with the merger will be approved if it receives the affirmative vote of a majority of the votes cast on such proposal at the special meeting.

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THE MERGER AGREEMENT

The following summary describes the material provisions of the Merger Agreement. This summary may not contain all of the information about the Merger Agreement that is important to you.  The Merger Agreement is attached to this proxy statement as Annex A and is incorporated by reference into this proxy statement, and we encourage you to read it carefully in its entirety for a more complete understanding of the Merger Agreement, because it is the legal document that governs the merger.

Explanatory Note Regarding the Merger Agreement

The Merger Agreement has been included to provide investors and our stockholders with information regarding its terms. It is not intended to provide to any person not a party thereto any other factual information about Sonesta. The Merger Agreement contains representations and warranties of Sonesta, Parent and Merger Sub, negotiated between the parties and made as of specific dates solely for purposes of the Merger Agreement, including setting forth the respective rights of the parties with respect to their obligations to complete the merger. This description of the representations and warranties is not intended to provide any other factual information about Sonesta. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Sonesta’s public disclosures. As a result, no person should rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Sonesta, Parent or Merger Sub or any of their respective subsidiaries or affiliates.

The Merger

Generally

The Merger Agreement provides that at the completion of the merger, Merger Sub, a wholly-owned subsidiary of Parent, will be merged with and into Sonesta. Immediately after the effective time of the merger, Sonesta will be the surviving corporation and will be a wholly-owned subsidiary of Parent.

Directors and Officers of the Surviving Corporation after the Merger

The directors of the surviving corporation will be the directors of Merger Sub immediately prior to the effective time of the merger.  The officers of the surviving corporation will be the officers of Sonesta immediately prior to the effective time of the merger, unless otherwise requested in writing by Parent.

Manner and Basis of Converting Shares of Sonesta capital stock into the Merger Consideration

Under the terms of the Merger Agreement, upon completion of the merger, each outstanding share of Sonesta common stock (other than shares owned by Sonesta as treasury stock and any shares owned by Parent, Merger Sub or any other wholly owned subsidiary of Parent or Sonesta) will be converted into the right to receive $31.00 per share in cash, without interest and less any applicable withholding taxes.  From and after the effective time of the merger all such shares shall automatically be cancelled and retired, and each holder of a certificate representing such common stock shall cease to have any rights with respect thereto, except for the right to receive the Merger Consideration.

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Completion and Effectiveness of the Merger

We intend to complete the merger no later than two business days after all of the conditions to completion of the merger contained in the Merger Agreement described in the section entitled “The Merger Agreement — Conditions to Completion of the Merger” beginning on page 52 of this proxy statement are satisfied or waived, including adoption of the Merger Agreement by the stockholders of Sonesta. The merger will become effective upon the filing of a certificate of merger with the Department of State of the State of New York, or such later time as Parent and Sonesta agree and set forth in the certificate of merger.

We are working to complete the merger as quickly as possible. We currently plan to complete the merger during the first quarter of calendar year 2012. However, we cannot predict the exact timing because completion of the merger is subject to a number of conditions, which are described elsewhere in this proxy statement.

Treatment of Sonesta and Merger Sub Capital Securities

Upon consummation of the merger, Sonesta’s outstanding capital securities will be affected as follows:

•
each share of Sonesta common stock outstanding immediately prior to the effective time of the merger (except those held by Sonesta or Parent as discussed below) will be canceled and retired, and shall automatically be converted into the right to receive $31.00 per share in cash, without interest, and less any applicable withholding taxes, upon surrender of the certificate representing such share of Sonesta common stock in the manner provided in the Merger Agreement; and

•
all shares that are owned by Sonesta as treasury stock and any shares owned by Parent, Merger Sub or any other wholly-owned subsidiary of Sonesta or Parent shall be cancelled and retired, and no consideration shall be delivered in exchange therefor.

Upon consummation of the merger, each issued and outstanding share of common stock of Merger Sub will be converted into one fully paid and non-assessable share of common stock of the surviving corporation.

Exchange of Sonesta Stock Certificates for the Merger Consideration

General

Within five days following completion of the merger, the paying agent for the merger will mail to each holder of Sonesta common stock on the record date a letter of transmittal and instructions for surrendering the record holder’s stock certificates in exchange for the Merger Consideration. Only those holders of Sonesta common stock who properly surrender their Sonesta stock certificates in accordance with the paying agent’s instructions will receive the Merger Consideration. The surrendered certificates representing Sonesta common stock will be cancelled. After the effective time of the merger, each certificate representing shares of Sonesta common stock that has not been surrendered will represent only the right to receive the applicable Merger Consideration. Following the completion of the merger, Sonesta will not register any transfers of Sonesta common stock on its stock transfer books.

Holders of Sonesta capital stock should not send in their Sonesta stock certificates until they receive a letter of transmittal from the paying agent for the merger, with instructions for the surrender of Sonesta stock certificates.

Transfers of Ownership and Lost Stock Certificates

Parent will only pay the Merger Consideration to someone other than the name in which a surrendered Sonesta stock certificate is registered, if the person requesting such payment presents to the paying agent all documents required to show and effect the unrecorded transfer of ownership and to show that such person paid any applicable stock transfer taxes. If a Sonesta stock certificate is lost, stolen or destroyed, the owner of the shares represented by such certificate may need to deliver an affidavit and/or bond prior to receiving the applicable Merger Consideration.

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Representations and Warranties

Sonesta makes a number of customary representations and warranties in the Merger Agreement regarding aspects of its business, financial condition and structure, as well as other facts pertinent to the merger. These representations and warranties relate to the following subject matters:

•	Sonesta’s organization, standing and corporate power and authority, and that of its subsidiaries;

•
Sonesta’s capitalization and the absence of any voting trusts or agreements to which Sonesta or its subsidiaries are parties; Sonesta’s authorization (including approval by Sonesta’s board of directors) to execute, deliver and perform its obligations under the Merger Agreement, and the enforceability of the Merger Agreement;

•	approval by Sonesta’s board of directors, recommendation of stockholder approval and direction to submit the Merger Agreement to a stockholder vote;

•	the vote required to adopt the Merger Agreement;

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the absence of violations of Sonesta’s organizational documents, applicable laws or other obligations as a result of the execution and delivery of the Merger Agreement and the consummation of the merger and the identification of government filings and consents required in connection therewith;

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documents filed by Sonesta with the SEC since January 1, 2008 and the compliance and accuracy of the financial statements and other information contained therein, including the absence of any contracts, commitments or agreements to any joint venture, off-balance sheets partnerships or similar contracts that would result in the avoidance of disclosure of any material transactions involving, or material liabilities of, Sonesta or its subsidiaries;

•	the absence of violation of Sonesta’s code of ethics;

•	the absence of certain changes or events, including a “company material adverse effect,” involving Sonesta since December 31, 2010;

•	the absence of undisclosed liabilities;

•	the absence of pending or threatened litigation or investigations involving Sonesta;

•	Sonesta’s employee benefit plans, matters relating to the Employment Retirement Income Security Act of 1974, as amended, and other matters concerning employee benefits;

•	Sonesta’s filing of tax returns, payment of taxes since January 1, 1999 and other tax matters;

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the existence of certain specified contracts, including without limitation, acquisition agreements entered into after January 1, 2008, credit agreements, joint venture agreements, agreements under which Sonesta or any of its subsidiaries have agreed to loan to any other person or entity $75,000 or more, guarantees, agreements which since January 1, 2010 involved annual payments or receipts by Sonesta and its subsidiaries in excess of $75,000 and which are not terminable on sixty days’ or less notice, exclusive sales representative contracts, contracts granting registration rights, non-competition agreements, labor and collective bargaining agreements, intellectual property contracts, contracts with governmental entities, contracts executed after January 1, 2008 that provide for the purchase or sale of real property, agreements relating to the development of real property that would cause Sonesta and its subsidiaries to exceed the capital budget for such property, agreements relating to the operation or management of real property, indemnification agreements, agreements under which Sonesta or its subsidiaries agreed not to bring any litigation against any person or any person has agreed not to bring any litigation against Sonesta or any of its subsidiaries, and hotel management and franchise agreements;

•	Sonesta’s ownership of real and personal property and Sonesta’s real property lease arrangements;

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•	Sonesta’s intellectual property;

•	Sonesta’s material artwork;

•	Sonesta’s employee and other labor matters;

•	Sonesta’s compliance with laws and possession of and compliance with permits, licenses and other approvals to operate Sonesta’s business;

•	environmental matters;

•	Sonesta’s material insurance policies;

•	Sonesta’s compliance, and that of its subsidiaries, employees and representatives, with the Foreign Corrupt Practices Act and other anti-bribery laws;

•	Sonesta’s receipt of an opinion of its financial advisor;

•	the absence of an entitlement by any investment banker, broker, finder, financial advisor or intermediary, other than Sonesta’s financial adviser, to a fee or commission;

•	that Sonesta has taken all action necessary to render all anti-takeover laws inapplicable to the Merger Agreement and the merger; and

•	related party transactions.

The Merger Agreement contains limited customary representations and warranties made by Parent and Merger Sub, including with respect to the availability of financing and the execution of the Equity Commitment Letter and the Purchase Agreement to finance the aggregate Merger Consideration.  Parent has also represented and warranted that, subject to the satisfaction of the conditions precedent to the merger and the conditions precedent set forth in both the Equity Commitment Letter and the Purchase Agreement, the funding of Parent, will be sufficient to fund the payment in full of the aggregate Merger Consideration (see “Proposal No. 1 – the Merger; Funding of the Merger” on page 35).

The representations and warranties of Parent and Sonesta contained in the Merger Agreement expire upon completion of the merger. The representations and warranties in the Merger Agreement are complicated, are not identical as between Sonesta and Parent and are not easily summarized. You are urged to carefully read Articles III and IV of the Merger Agreement entitled “Representations and Warranties of the Company” and “Representations and Warranties of Parent and Merger Sub.”

Definition of Company Material Adverse Effect

Several of the representations and warranties made by us in the Merger Agreement and certain conditions to performance by Parent and Merger Sub of their obligations under the Merger Agreement are qualified by reference to whether the item in question would have a “company material adverse effect.”  Any reference to a “company material adverse effect” on Sonesta means any effect, change, development, event or circumstance, or modification, deterioration or worsening of any existing effect, change, development, event or circumstance, that considered individually or together with all other changes, is or would reasonably be expected to be materially adverse to, or has had or would reasonably be expected to have a material adverse effect on, (x) the business, financial condition, assets, liabilities or results of operations of Sonesta and its subsidiaries, taken as a whole, (y) the ability of Sonesta to perform its obligations under the Merger Agreement or to consummate the merger, or (z) the ability of Sonesta or any of its subsidiaries to continue to conduct the management business of Sonesta and its subsidiaries in Egypt as currently conducted without penalty, or sanction or damage to Sonesta’s reputation, other than the following changes:

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any changes in economic conditions or the industries in which Sonesta operates, provided that such changes, events, occurrences or effects do not affect Sonesta and its subsidiaries, taken as a whole, in a disproportionate manner as compared to other entities operating in the industries or regions in which Sonesta and its subsidiaries operate;

•
any changes resulting from any outbreak of hostilities or war, political turmoil, sabotage or terrorism in any region in the world in which Sonesta or its subsidiaries operates, provided that such changes do not affect Sonesta and its subsidiaries, taken as a whole, in a disproportionate manner as compared to other entities operating in the industries or regions in which Sonesta and its subsidiaries operate;

•
any changes resulting from general economic or political conditions or the conditions of the capital markets in general in the United States or any other country or region in the world in which Sonesta and its subsidiaries operate, provided that such changes do not affect Sonesta and its subsidiaries, taken as a whole, in a disproportionate manner as compared to entities operating in the industries or regions in which Sonesta and its subsidiaries operate;

•
any changes after the date of the execution of the Merger Agreement resulting from the announcement of the merger or the other transactions contemplated by the Merger Agreement unless relating to governmental or other consents required or material contracts;

•
any changes after the date of the execution of the Merger Agreement resulting from changes in any laws, or United States generally accepted accounting principles or the interpretations thereof, provided that such changes do not affect Sonesta and its subsidiaries, taken as a whole, in a disproportionate manner as compared to entities operating in the industries or regions in which Sonesta and its subsidiaries operate;

•
in and of itself, any changes resulting directly and primarily from any failure of Sonesta or any of its subsidiaries to take an action, if the taking of such action without the consent of Parent would breach the Merger Agreement; and Parent refused to consent to such action upon the appropriate request of Sonesta (but the underlying facts giving rise to such request shall not be excluded from the definition);

•	the failure, in and of itself, of Sonesta to meet any internal or published projections or forecasts (but the underlying facts and cause of such failure shall not be excluded from the definition); or

•
in and of itself, a decline in the market price, or change in trading volume, of the shares of the common stock of Sonesta (but the underlying facts and cause of such decline or change shall not be excluded from the definition).

Under the Merger Agreement, any damage or destruction affecting 50% or more of the Cambridge Hotel or the New Orleans Hotel shall also be deemed to be a “company material adverse effect.”

Representations about Funding

Parent has represented and warranted that subject to the satisfaction of the conditions precedent to the merger and the conditions precedent set forth in both the Equity Commitment Letter and the Purchase Agreement, the funding of Parent will be sufficient to fund the payment in full of the aggregate Merger Consideration. (see “Proposal No. 1 – the Merger; Funding of the Merger” on page 35).

Conduct of Sonesta’s Business Before Completion of the Merger

Under the Merger Agreement, Sonesta has agreed on behalf of itself and its subsidiaries that, until the earlier of the completion of the merger or termination of the Merger Agreement, or unless Parent consents in writing in advance, it will operate its business in the ordinary course, consistent with past practice, and Sonesta shall, and shall cause its subsidiaries to, use their commercially reasonable best efforts to preserve their present business organization intact, to keep available the services of their current officers, employees and consultants, and to maintain good relations with customers, suppliers, employees, contractors, landlords, franchisees, distributors and others having business dealings with Sonesta and its subsidiaries.  In addition, Sonesta has agreed that, except as otherwise expressly provided in the Merger Agreement or as consented to by Parent in writing in advance, Sonesta will not, and shall cause its subsidiaries not to, until the earlier of the completion of the merger or termination of the Merger Agreement:

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(i) directly or indirectly, issue, sell, modify, transfer, dispose of, encumber or pledge any shares of capital stock of Sonesta or its subsidiaries, securities convertible into or exchangeable for, or options, warrants or rights of any kind to acquire any shares of such capital stock or other equity interests or any other ownership interest; (ii) amend or otherwise change their certificate of incorporation, bylaws or similar organizational documents; (iii) split, combine, reclassify, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of their capital stock or other equity interests; (iv) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to their capital stock or any equity interest, or (v) enter into, amend or modify any stockholder rights agreement, rights plan, “poison pill” or other similar agreement or plan;

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(i) incur or assume any indebtedness for borrowed money, indebtedness evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances, indebtedness representing the deferred and unpaid balance of the purchase price of any property (including capitalized lease obligations), indebtedness under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, commodity price or currency risks either generally or under specific contingencies, or issue any debt securities; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person. company or other entity or organization; (iii) make any loans, advances or capital contributions to, or investments in, any other person. company or other entity or organization; (iv) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any equity interest therein; or (v) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any assets or properties, other than furniture, fixtures and equipment in the ordinary course of business consistent with past practice;

•
except as required by the terms of a written benefit plan or employment agreement or by applicable law (i) increase the wages, salaries, compensation, pension or other benefits or perquisites payable or provided to any of Sonesta’s or any of its subsidiaries’ officers, employees, directors, independent contractors or leased personnel; provided, however, that Sonesta and its subsidiaries may, in the ordinary course of business, on the anniversary of any hotel employee’s initial employment with Sonesta or such subsidiary increase by no more than 3% the salary payable to such hotel employee, (ii) grant or increase any severance, change in control, termination or similar compensation or benefits payable to any, director, officer or employee of Sonesta or any of its subsidiaries, (iii) pay or grant any bonus or similar compensation to any of Sonesta’s or any of its subsidiaries’ officers, employees, directors, independent contractors or leased personnel, (iv) enter into, amend or terminate, any employment agreement or benefit plan, (v) accelerate the time of payment or vesting of, or the lapsing of restrictions with respect to, or fund or otherwise secure the payment of, any compensation or benefits under any benefit plan or employment agreement, (vi) enter into, amend, negotiate or terminate any labor agreement, or (vii) terminate the employment of any person who is a party to an employment agreement with Sonesta or any subsidiary other than for cause;

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(i) modify, extend, amend or terminate any material contract to which Sonesta or any of its subsidiaries is a party or by which Sonesta, any of its subsidiaries or any of their respective properties or assets may be bound; (ii) waive, release or assign any rights or claims under any material contract; or (iii) enter into any material contract;

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(i) grant or acquire, agree to grant to or acquire from any person. company, entity or organization any intellectual property, or dispose of or permit to lapse any rights to any intellectual property of Sonesta, (ii) fail to take any action necessary or advisable to protect or maintain any intellectual property of Sonesta that is material to the conduct of the business of Sonesta or its subsidiaries as currently conducted and as planned by Sonesta or its subsidiaries to be conducted, including the prosecution of all pending applications for patents and trademarks, the filing of any documents or other information or the payment of any maintenance or other fees related thereto, or (iii) disclose or agree to disclose to any person, company, entity or organization, other than certain representatives of Merger Sub and Parent, any trade secret or other confidential information;

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(i) make, revoke or amend any material tax election of Sonesta or any of its subsidiaries, (ii) file any material amended tax return or material claim for refund of Sonesta or any of its subsidiaries, (iii) enter into any closing agreement affecting any material tax liability or refund of Sonesta or any of its subsidiaries, (iv) settle or compromise any material tax liability or refund of Sonesta or any of its subsidiaries, or (v) extend or waive the application of any statute of limitations regarding the assessment or collection of any tax of Sonesta or any of its subsidiaries;

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(i) settle any litigation involving an amount in excess of $100,000 or, in the aggregate, an amount in excess of $100,000 or (ii) enter into any consent decree, injunction or other similar restraint or form of equitable relief in settlement of any litigation;

•	adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Sonesta;

•
fail to keep in force insurance policies or replacement or revised provisions providing insurance coverage with respect to the assets, operations and activities of Sonesta and its subsidiaries as are currently in effect;

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make any capital expenditure except in accordance with the respective budget for capital expenditures for each property or which are reasonably necessary to maintain the hotels operated or managed by Sonesta in good working order, provided such reasonably necessary expenditures do not exceed $75,000 in the aggregate;

•
directly or indirectly acquire, by merging or consolidating with, or by purchasing assets of, any division, business or equity interest of any person, company, entity or organization or except in the ordinary course of business consistent with past practice, directly or indirectly acquire any material assets;

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except as may be required by generally accepted accounting principles or applicable accounting requirements and published rules and regulations of the SEC, make any change in any method of accounting principles, method or practices;

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knowingly take or knowingly omit to take any action that is reasonably likely to result in any of the conditions to the merger not being satisfied or that would or would reasonably be expected to materially delay the consummation of, or materially impair the ability of Sonesta to consummate, the merger; or

•	authorize or agree or commit to take any of the foregoing actions.

Limitation on Sonesta’s Ability to Consider Other Acquisition Proposals

Under the terms of the Merger Agreement, Sonesta was required to immediately cease all discussions and negotiations with any person, company, entity or organization that may have been ongoing with respect to an acquisition proposal and to use its reasonable best efforts to cause such person, company, entity or organization in possession of confidential information regarding Sonesta that was furnished by or on behalf of Sonesta to return or destroy all such information. Sonesta also agreed that it and its subsidiaries will not, nor will they authorize or permit any of their respective representatives to, directly or indirectly:

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initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or knowingly induce, or knowingly take any action to facilitate the making of, any inquiry, offer or proposal which constitutes or would reasonably be expected to lead to any acquisition proposal;

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enter into, continue or otherwise participate in any discussions or negotiations with, furnish any non-public information relating to Sonesta or its subsidiaries to, or otherwise cooperate in any way with any person, company, entity or organization that is seeking to make, or has made, an acquisition proposal;

•
fail to make, or withdraw or modify in any manner adverse to Parent, the recommendation of Sonesta’s board of directors that Sonesta’s stockholders adopt the Merger Agreement (with the taking of any neutral position or the taking of no position with respect to an acquisition proposal being considered an adverse modification), recommend, adopt or approve, or publicly propose to recommend, adopt or approve, any acquisition proposal, or publicly take any action or make any public statement inconsistent with the recommendation of Sonesta’s board of directors (each an “adverse recommendation change”);

•	grant (other than to Parent or any of its affiliates or representatives) any waiver or release under any confidentiality, standstill or similar agreement;

•
make, or participate in, whether alone or in concert with others, any “solicitation” (as such term is used in the rules of the SEC) of proxies or consents to vote any securities of Sonesta in favor of any acquisition proposal; or

•
enter into any merger agreement, letter of intent, share purchase agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement relating or any understanding or agreement contemplating or otherwise relating to, or that is intended to or would reasonably be expected to lead to, any acquisition proposal.

Sonesta is required to notify Parent promptly (in any event within 24 hours) after receipt by Sonesta of (i) any acquisition proposals, (ii) any request for non-public information, in connection with an acquisition proposal or the possibility of an acquisition proposal or (iii) any request that negotiations or discussions be initiated or continued.  Any such notice must identify the name of the person, company, entity or organization making such proposal or request and must be accompanied by copies of all materials provided to Sonesta or its representatives that describe the terms and conditionsof any such acquisition proposal or request and a reasonable description of any terms communicated orally.

Notwithstanding the prohibitions described above, prior to the adoption of the Merger Agreement and approval of the merger by Sonesta’s stockholders, Sonesta may furnish non-public information concerning its business, properties or assets to any third party pursuant to a confidentiality agreement with terms no less favorable to Sonesta than those contained in the confidentiality agreements between HPT and Sonesta and may negotiate and participate in discussions with such third party concerning an acquisition proposal if, but only if, (i) Sonesta has received on an unsolicited basis a bona fide written acquisition proposal from such third party, (ii) Sonesta’s board of directors determines in good faith, after considering the advice of a nationally recognized investment banking firm and outside legal counsel that such acquisition proposal constitutes or is reasonably likely to result in a “superior proposal,” (as defined in this proxy statement on page 50) (iii) Sonesta’s board of directors determines in good faith, after considering the advice of outside legal counsel that the failure to provide such information or to engage in such discussions or negotiations would be inconsistent with Sonesta’s board of directors fiduciary duties to Sonesta’s stockholders, and (iv) there has not been any material breach of the non-solicitation provisions of the Merger Agreement by Sonesta or any of its representatives.  Prior to furnishing any third party with information or entering into negotiations or discussions with respect to any acquisition proposal, Sonesta must provide Parent at least 24 hours prior written notice of its intention to provide such information or enter into such negotiations or discussions, which notice shall include the name of the third party to whom it intends to provide such information or enter into such negotiations with, and must provide to Parent any non-public information to be provided to such third party that was not previously provided to Parent no later than the date of provision of such information to the third party.

Any violation of the non-solicitation provision of the Merger Agreement by any of Sonesta’s representatives, whether or not such representatives are authorized and whether or not such representatives are purporting to act on behalf of Sonesta, shall be deemed to be a breach of the Merger Agreement.

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As defined in the Merger Agreement, an “acquisition proposal” means any bona fide proposal made by any person, company, entity or organization relating to any direct or indirect acquisition or purchase of 20% or more of the assets or business of Sonesta and its subsidiaries, taken as a whole, or of 20% or more of any class of equity securities of Sonesta, (ii) any tender offer or exchange offer involving any class of equity securities of Sonesta, (iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Sonesta (or any subsidiary or subsidiaries which constitute 20% or more of the assets or business of Sonesta and its subsidiaries, taken as a whole), or (iv) any other transaction, or series of related transactions, similar to any of the foregoing with respect to Sonesta.

As defined in the Merger Agreement, a “superior proposal” means any bona fide, written acquisition proposal (except that references in the definition of “acquisition proposal” to “20% or more” shall be replaced by “100%”) that (a) provides for consideration to be received directly by holders of all, but not less than all, of the issued and outstanding shares of our common stock; (b) is received by Sonesta on an unsolicited basis, (c) which the board of directors determines in good faith, after receiving advice from a nationally recognized investment banking firm and after considering the advice of outside legal counsel, is more favorable to the holders of the common stock than under the Merger Agreement (or, if applicable, any written proposal by Parent to amend the terms of the Merger Agreement) taking into account all the terms and conditions of such proposal and the Merger Agreement; and (d) which is not conditioned upon obtaining any financing.

Neither Sonesta’s board of directors nor any committee thereof may make an adverse recommendation change (defined in the Merger Agreement as (i) failing to make, or withdrawing or modifying in any manner adverse to Parent, Sonesta’s board of directors’ recommendation that Sonesta’s stockholders adopt the Merger Agreement, (ii) recommending, adopting or approving, or publicly proposing to recommend, adopt or approve, any acquisition proposal, or (iii) publicly taking any action or making any public statement inconsistent with the board of director’s recommendation that Sonesta’s stockholders adopt the Merger Agreement).  Notwithstanding the foregoing, prior to the time that Sonesta’s stockholders adopt the Merger Agreement, Sonesta’s board of directors may make an adverse recommendation change with respect to a superior proposal if (i) Sonesta shall have received a superior proposal that did not result from a material breach of the non-solicitation provision of the Merger Agreement by Sonesta, (ii) Sonesta’s board of directors has determined in good faith, after considering the advice of outside legal counsel, that the failure to take such action would be inconsistent with the board of directors’ fiduciary duties to Sonesta’s stockholders under applicable law; (iii) prior to effecting such adverse recommendation change with respect to such superior proposal, Sonesta has provided Parent four full business days prior notice that its board of directors intends to make an adverse recommendation change as a result of such superior proposal (provided that any amendment to the financial terms or any other material term of such acquisition proposal shall require new written notice to Parent and a new two full business day period), (iv) during such period(s), Sonesta has caused its financial and legal advisors to negotiate with Parent in good faith as to any such adjustments in the terms and conditions of the Merger Agreement so as to cause such acquisition proposal to cease being a superior proposal, and (v) following such period(s), Sonesta’s board of directors determines in its good faith judgment (after considering the advice of its financial advisor and outside legal counsel) that, after taking into account any adjustments to the terms and conditions of the Merger Agreement proposed in writing by Parent, the acquisition proposal continues to constitute a superior proposal.

Employee Benefits for Sonesta Employees

Following the completion of the merger, Parent shall recognize the service time with Sonesta of each employee with regard to the provision of benefits under any employee benefit plans and programs of Parent.  The surviving corporation shall (i) cause Sonesta employees to receive credit for purposes of eligibility to participate, level of benefits and vesting under any employee benefit plan of the surviving corporation which such employees are eligible to participate in, (ii) use reasonable best efforts to waive all limitations as to pre-existing health conditions and exclusions with respect to participation and coverage requirements, to the same extent waived under a comparable benefit plan in which such employee participated immediately prior to the effective time of the merger and (iii) provide credit to such continuing employees for any analogous deductibles paid during the relevant plan year.  Under the Merger Agreement, Parent has committed to contribute $2,500,000 to the Sonesta International Hotels Corporation Pension Plan within five business days following the effective time of the merger.  As discussed above  in “Proposal No. 1 – the Merger; Interests of Sonesta Directors and Executive Officers in the Merger; Retention Plan” on page 36, Parent has committed to adopt, within five business days following the effective time of the merger, the Retention Plan pursuant to which certain employees, including Sonesta named executive officers, may be entitled to certain severance benefits.

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Sonesta Directors’ and Officers’ Liability Insurance

Under the Merger Agreement, the surviving corporation’s certificate of incorporation and bylaws shall contain provisions no less favorable with respect to exculpation from liabilities and indemnification of individuals who were directors and officers of Sonesta prior to the merger than the provisions set forth in Sonesta’s certificate of incorporation and bylaws as of the date of execution of the Merger Agreement.  Such provisions shall not be amended, repealed or otherwise modified for a period of six years from the consummation of the merger in any manner that would adversely affect the rights of such individuals with respect to periods prior to the merger.  Prior to effectiveness of the merger, Sonesta shall obtain a six year officers’ and directors’ “tail policy”; provided that the annual premium of such tail policy shall not exceed $360,000.

Stockholders Meeting Relating to the Merger

Under the Merger Agreement, Sonesta is required to, duly call, give notice of, convene and hold a meeting of our stockholders for the purpose of obtaining the affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of our common stock entitled to vote to adopt the Merger Agreement; provided, however, for the avoidance of doubt, the stockholders meeting may be postponed or adjourned for the reasons discussed in this proxy statement.  Any postponement or adjournment of the meeting beyond its originally scheduled date shall require the prior written consent of Parent.  Sonesta shall also prepare and file a preliminary proxy statement with the SEC and cause a definitive proxy statement to be mailed to stockholders when it has been cleared by the SEC and its staff.

Company Reasonable Best Efforts to Effectuate the Merger

Under the Merger Agreement, each of the Parent, Merger Sub and Sonesta agreed to use its respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with each other in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the merger, including using their respective reasonable best efforts to accomplish the following:  (i) the taking of all acts necessary to cause the conditions to the merger to be satisfied as promptly as practicable (including all filings to be made by Sonesta, Parent and/or Merger Sub, as applicable under antitrust or competition laws); (ii) the taking of all necessary actions including obtaining requisite approvals, consents authorizations, orders, exemptions or waivers from governmental entities and third parties to effectuate the merger as promptly as practicable; and (iii) contest any governmental action and to vacate any governmental order that prevents or prohibits the merger.

Under the Merger Agreement, we have also agreed to reasonably cooperate with Parent in the planning and preparation of a restructuring of us following the consummation of the merger, which is expected to result in Sonesta owning only equity interests of the Hotel Entities and the Hotel Entities owning only the real estate comprising the Cambridge Hotel and the leasehold for the New Orleans Hotel and related furniture, fixtures and equipment and certain other assets and in Parent or its subsidiaries (other than Sonesta and its subsidiary Hotel Entities) owning the other assets of Sonesta, including its management businesses and brands and assuming all liabilities of Sonesta, other than the liabilities associated with the Cambridge Loan, income taxes, taxes related to retained assets and certain payables and other liabilities.  However, Sonesta is not obligated to irrevocably commit to any such action prior to the effective time of the merger, and Parent agreed to reimburse Sonesta for the reasonable out-of-pocket expenses it incurs at the request of Parent.  The Purchase Agreement provides that, after giving effect to that restructuring, Parent will transfer to HPT all of the then issued and outstanding capital stock of Sonesta (which will then own the Hotel Entities, which in turn own or lease the Cambridge Hotel and the New Orleans Hotel), free and clear of any liens, encumbrances or other restrictions (other than the Cambridge Loan and certain other matters).

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Conditions to Completion of the Merger

The respective obligations of Parent and Merger Sub, on the one hand, and Sonesta, on the other hand, to complete the merger are subject to the satisfaction, on or prior to the closing date, or waiver of each of the following conditions:

•	the Merger Agreement shall have been adopted and the merger approved by the holders of at least two-thirds of the outstanding shares of common stock of Sonesta entitled to vote thereon; and

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no order, injunction or decree issued by any governmental entity of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger shall be in effect, and no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental entity that prohibits or makes illegal consummation of the merger.

Sonesta’s obligation to complete the merger is also subject to the satisfaction, on or prior to the closing date, or waiver of each of the following conditions:

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the representations and warranties of Parent and Merger Sub contained in the Merger Agreement shall be true and correct in all respects both as of the date of the Merger Agreement and as of the date of the completion of the merger (provided that those representations and warranties that are expressly made as of a particular date shall be true and correct as of such specified date) except where the failure of such representations and warranties to be true and correct in all respects, individually or in the aggregate, has not had, and would not reasonably be expected to have any material adverse effect on the ability of Parent or Merger Sub to consummate the merger;

•
the obligations or covenants required to be performed or complied with under the Merger Agreement by Parent and Merger Sub at or prior to the completion of the merger have been performed or complied with in all material respects or any breach or failure thereof shall have been cured to the reasonable satisfaction of Sonesta; and

•	Parent shall have delivered to Sonesta a certificate, validly executed by an officer of Parent, certifying to the satisfaction of the above conditions.

Parent’s and Merger Sub’s obligation to complete the merger is also subject to the satisfaction, on or prior to the closing date, or waiver of each of the following conditions:

•
there shall not be threatened or pending any suit, action or proceeding by any governmental entity against Merger Sub, Parent or Sonesta seeking to restrain or prohibit Parent’s or Merger Sub’s ownership or operation (or that of any of their respective subsidiaries and affiliates) of all or a material portion of their or Sonesta’s businesses or assets, or to compel Parent or Merger Sub or their respective subsidiaries and affiliates to dispose of or hold separate any material portion of the business or assets of Sonesta, Parent or Parent’s subsidiaries; nor shall there be any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated or deemed applicable, to the merger, or any other action taken that is reasonably likely to result, directly or indirectly, in any such consequences;

•
certain representations and warranties made by Sonesta in the Merger Agreement shall be true and correct in all respects both as of the date of the Merger Agreement and as of the date of completion of the merger (except that any representations or warranties expressly made as of a specific date would be measured as of such date) unless the failure of any such representations and warranties to be true and correct in all respects has not and would not reasonably be expected to have, individually or in the aggregate, a “company material adverse effect” on Sonesta; and certain other representations and warranties made by Sonesta shall be true and correct at such dates in all respects;

•
the obligations or covenants required to be performed or complied with by Sonesta under the Merger Agreement at or prior to the completion of the merger shall have been performed or complied with in all material respects, or if breached, any such breach or failure has been cured to the reasonable satisfaction of Parent and Merger Sub;

52

•
any required governmental approval or consent under any antitrust, competition or merger laws shall have been obtained and there shall be no pending or threatened action or investigation with respect to such approval or consent;

•	no “company material adverse effect” shall have arisen or occurred since the execution date of the Merger Agreement that is continuing;

•
Sonesta shall have delivered to Parent an executed election on Internal Revenue Service Form 8832 to treat Charterhouse of Cambridge Trust, a wholly owned subsidiary of Sonesta, as disregarded as a separate entity from Sonesta, such election to be filed after the effective time of the merger; and

•
Sonesta shall have delivered to Parent a certificate, validly executed by the Chairman, Chief Executive Officer and Vice President and Treasurer of Sonesta, certifying that all representations and warranties made by Sonesta under the Merger Agreement are true as set out above, all of Sonesta’s obligations and covenants under the Merger Agreement have been performed and complied with, and no “company material adverse effect” has occurred after the execution of the Merger Agreement that is continuing.

Termination of the Merger Agreement

The Merger Agreement may be terminated, and the merger abandoned, at any time prior to the consummation of the merger, whether before or after the adoption of the Merger Agreement and approval of the merger by Sonesta’s stockholders:

•	by mutual written consent of Parent, Merger Sub and Sonesta; or

•	by either Parent or Sonesta if:

o
a court of competent jurisdiction or other governmental entity shall have issued a final and nonappealable order or taken any other action permanently restraining, enjoining or otherwise prohibiting the merger, which such action shall have become final and nonappealable (provided that the party seeking to terminate shall have used its reasonable best efforts to remove such order or reverse such action); or

o
the merger shall not have been consummated by April 30, 2012, except that this termination right is not available to any party whose failure to fulfill its obligations under the Merger Agreement or the failure of whose representations or warranties to be true and correct has been the principal cause of, or principally resulted in, the failure of any such condition; or

o	the proposal to adopt the Merger Agreement fails to receive the requisite affirmative vote by Sonesta’s stockholders at Sonesta’s special meeting of stockholders duly convened therefore; or

•	by Parent if:

o
Sonesta’s board of directors shall have failed to publicly confirm its recommendation that Sonesta’s stockholders adopt the Merger Agreement within four business days of a written request from Parent that it do so or shall have made an adverse recommendation change (as defined on page 50 in this proxy statement); or

o
upon a breach by Sonesta of any representation, warranty, covenant or other agreement in the Merger Agreement which (1) would result in the failure of any condition precedent to the merger and (2) cannot be or has not been cured within the earlier of (i) fifteen calendar days after the giving of written notice by Parent to Sonesta and (ii) April 30, 2012; or

53

o
Sonesta shall have materially violated or breached any of its obligations under the non-solicitation provision of the Merger Agreement, as described under “The Merger Agreement — Limitation on Sonesta’s Ability to Consider Other Acquisition Proposals,” or

•	by Sonesta

o
upon a breach by Parent or Merger Sub of any representation, warranty, covenant or other agreement in the Merger Agreement, which breach cannot be or has not been cured within the earlier of (i) fifteen calendar days after the giving of written notice by Sonesta to Parent and (ii) April 30, 2012, except for any such breach which, individually or in the aggregate, has not had and would not reasonably be expected to have, a material adverse effect on the ability of Parent and Merger Sub to perform their obligations under the Merger Agreement or to consummate the merger; or

o
for the purposes of entering into an agreement with respect to a “superior proposal” (as defined on page 50 of this proxy statement) provided that prior to any such termination, (i) Sonesta shall have received a “superior proposal” and provided Parent with the required notice thereof, (ii) Sonesta’s board of directors determines in good faith, after considering the advice of outside legal counsel, that the failure to take such action would be inconsistent with the board of directors’ fiduciary duties, (iii) Sonesta shall have provided Parent with four full business days prior written notice that it intends to terminate the Merger Agreement (and any amendment to the financial terms or any other material term of any such acquisition proposal shall require a new written notice to Parent and a new two full business day period), (iv) during such period (and any new two full business day period), Sonesta has caused its financial and legal advisors to negotiate with Parent in good faith as to any such adjustments in the terms and conditions of the Merger Agreement proposed by Parent so as to cause such acquisition proposal to cease to constitute a superior proposal, (v) following such periods, Sonesta’s board of directors determines in its good faith judgment (after considering the advice of its financial advisor and outside legal advisor) that, after taking into account any adjustments to the terms and conditions of the Merger Agreement proposed in writing by Parent, the acquisition proposal constitutes a superior proposal, (vi) there has not been any material breach of the non-solicitation provision of the Merger Agreement, (vii) Sonesta has delivered to Parent a written notice of termination of the Merger Agreement and a wire transfer of immediately available funds in   the amount of the termination fee and reimbursable expenses required under the Merger Agreement, and (viii) immediately following the payment of said fee and expenses, Sonesta enters into the agreement with respect to the superior proposal.

Termination Fee; Expenses

Sonesta must pay to Parent a $4.0 million termination fee and up to $500,000 in out-of-pocket expenses incurred by Parent in the following circumstances:

•
if Parent terminates the Merger Agreement because Sonesta’s board of directors shall have either made an adverse recommendation change (as defined above) or failed to publicly confirm its recommendation that Sonesta’s stockholders adopt the Merger Agreement within four business days of a written request from Parent that it do so; or

•	if Parent terminates the Merger Agreement because of a willful and material violation or breach of the non-solicitation provision of the Merger Agreement; or

•	if Sonesta terminates the Merger Agreement and enters into an agreement with respect to a superior proposal (as defined on page 50 of this proxy statement); or

•
(A) (i) if either Parent or Sonesta terminates the Merger Agreement because the Merger has not been consummated by April 30, 2012 or the adoption by and approval of Sonesta’s stockholders  of the Merger Agreement and the merger shall not have been obtained or (ii) Parent terminates the Merger Agreement because of a breach by Sonesta of any representation, warranty, covenant or other agreement and such breach would give rise to the failure of any condition precedent to the merger and cannot be or has not been cured within the earlier of (x) fifteen days or after the giving of written notice to Sonesta or (y) April 30, 2012 or because Sonesta materially violated or breached the non-solicitation provision of the Merger Agreement, (B) prior to such termination, there has been a third party acquisition proposal or a public expression of interest in making an acquisition proposal, and (C) either (1) within 12 months after such termination Sonesta enters into a definitive agreement with respect to an acquisition proposal (whether or not such acquisition proposal was made prior to termination of the Merger Agreement) and in the case of a termination by Parent because the Merger has not been consummated by April 30, 2012 or the adoption by and approval of Sonesta’s stockholders  of the Merger Agreement and the merger shall not have been obtained, the transaction contemplated by such acquisition proposal is consummated (whether such consummation is within such 12 months or thereafter), or (2) within 12 months after any such termination, an acquisition proposal is consummated (whether or not such acquisition proposal was made prior to termination of the Merger Agreement).

54

If Parent terminates the Merger Agreement because Sonesta has breached any representation, warranty, covenant or other agreement contained in the Merger Agreement causing a condition to the merger to not be satisfied and such breach cannot be or has not been cured within the earlier of (i) fifteen days after the giving of written notice to Sonesta or  (ii) April 30, 2012 or because Sonesta willfully materially violated or breached the non-solicitation clause of the Merger Agreement then Sonesta shall pay up to $500,000 in out-of-pocket expenses to Parent.

If Sonesta terminates the Merger Agreement, because Parent or Merger Sub shall have breached any representation, warranty, covenant or other agreement contained in the Merger Agreement and such breach cannot be or has not been cured within the earlier of(i) fifteen days after the giving of written notice to Parent and Merger Sub or (ii) April 30, 2012, except for any breaches that would not have a material adverse effect on the ability of Parent and Merger Sub to perform their obligations under the Merger Agreement, then Parent must pay up to $500,000 in out-of-pocket expenses to Sonesta.

All fees and expenses incurred in connection with the Merger Agreement shall be paid by the party incurring such fees or expenses, whether or not the merger is consummated; except as set forth above.

Remedies

Prior to the valid termination of the Merger Agreement, non-breaching parties shall be entitled to compel specific performance of the Merger Agreement in addition to any other remedy to which they may be entitled at law or in equity.  The parties have agreed to waive, in any action for specific performance, the defense of adequacy of a remedy at law.  After a valid termination of the Merger Agreement , no party has any right to compel specific performance of any section of the Merger Agreement other than the sections  which expressly survive such termination.

Sonesta has the right prior to the consummation of the merger to pursue damages of any type, which are capped at $8.5 million, including any amounts payable by Parent for out-of-pocket expenses, in the event of Parent’s or Merger Sub’s willful and material breach of the Merger Agreement, fraud or failure to consummate the Merger Agreement if all conditions precedent to Parent’s and Merger Sub’s obligations to consummate the merger have been satisfied or waived.  While Sonesta may pursue both a grant of specific performance of the Merger Agreement and monetary damages prior to the termination of the Merger Agreement, under no circumstances shall Sonesta be entitled to receive both a grant of specific performance and monetary damages.

Under the Merger Agreement, the parties have agreed that none of HPT or any of its subsidiaries or any of their respective former, current or future shareholders, directors, trustees, officers or affiliates shall have any liability to Sonesta or any other person, company, entity or organization for any claim, action or proceeding arising out of or related to the Purchase Agreement, the Merger Agreement or the transactions contemplated by such agreements or any breach or failure to perform thereunder (except as and to the extent expressly provided for in the Purchase Agreement).  Sonesta, Parent and Merger Sub have also agreed in the Merger Agreement that the stockholders of Parent shall have no liability to Sonesta or any other person, company, entity or organization for any claim, action or proceeding arising out of or related to the Equity Commitment Letter, the Merger Agreement or the transactions contemplated by such letter or agreement or any breach or failure to perform thereunder (except as and to the extent expressly provided for in the Equity Commitment Letter).

55

Amendment and Waiver

Parent, Merger Sub and Sonesta may amend the Merger Agreement before completion of the merger by mutual written consent, except that after Sonesta’s stockholders adopt the Merger Agreement, no further amendment may be made without Sonesta stockholder approval if such approval would be required by applicable law.

56

THE VOTING AGREEMENT

The following is a description of the material terms of the Voting Agreement. The Voting Agreement is attached as Annex C to this proxy statement and is incorporated into this proxy statement by reference. All Sonesta stockholders are urged to read the Voting Agreement carefully and in its entirety.

In order to induce Parent and Merger Sub to enter into the Merger Agreement, certain members of the Sonnabend family who are holders of our common stock and referred to as Sonnabend Stockholders throughout this proxy statement (who collectively own approximately 57.8% of our outstanding common stock), have executed and delivered a voting agreement with Parent pursuant to which, among other things, each Sonnabend Stockholder agreed to:

•	vote its, his or her shares in favor of the proposal to adopt the Merger Agreement; and

•	grant Parent an irrevocable proxy in respect thereof.

The Voting Agreement terminate upon the earliest to occur of (1) the completion of the merger and (2) the valid termination of the Merger Agreement.  The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Voting Agreement attached as Annex C.

57

MARKET PRICE OF SONESTA COMMON STOCK

Our common stock trades on The NASDAQ Global Market under the symbol SNSTA.

The table below sets forth the quarterly high and low closing sales prices for our common stock as reported by NASDAQ for each quarter during the period from January 1, 2009 through the end of our third fiscal quarter of our 2011 fiscal year, September 30, 2011.

	Common Stock Price ($)
	High	Low
Fiscal 2009
First Quarter ended March 31, 2009	$14.40	$6.48
Second Quarter ended June 30, 2009	$10.25	$5.75
Third Quarter ended September 30, 2009	$12.69	$8.00
Fourth Quarter ended December 31, 2009	$15.70	$8.02

Fiscal 2010
First Quarter ended March 31, 2010	$14.51	$10.57
Second Quarter ended June 30, 2010	$15.40	$12.21
Third Quarter ended September 30, 2010	$15.00	$12.50
Fourth Quarter ended December 31, 2010	$21.00	$14.44

Fiscal 2011
First Quarter ended March 31, 2011	$25.15	$18.85
Second Quarter ended June 30, 2011	$21.93	$18.06
Third Quarter ended September 30, 2011	$20.50	$17.26
Fourth Quarter through [•], 2011	[·]	[·]

The closing price of our common stock on The NASDAQ Global Market on November 2, 2011, the last trading day prior to our press release announcing the execution of the Merger Agreement, was $21.76 per share.  The closing price of our common stock on The NASDAQ Global Market on October 27, 2011, the last trading day prior to the announcement of Sonesta engaging in merger discussions, was $18.10 per share.  On [●], the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price our common stock on The NASDAQ Global Market was $[●] per share. You are encouraged to obtain current market quotations for Sonesta common stock in connection with voting your shares of our common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables present information regarding the beneficial ownership of the shares of our common stock as of November 2, 2011 with respect to (i) each of our directors; (ii) our chief executive officer and the three other most highly compensated executive officers for fiscal 2010, to whom we refer in this proxy statement as the “named executive officers”; (iii) all current directors and executive officers as a group; and (iv) persons beneficially owning more than 5% of our common stock. Except as otherwise indicated in the table, the address of each person listed in the table is c/o Sonesta International Hotels Corporation, 116 Huntington Avenue, Floor 9, Boston, MA 02116.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities.  Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and sole dispositive power over all shares of our common stock shown as beneficially owned by the stockholder.

58

Name and Address of Beneficial Owner	Amount of Beneficial Ownership(1)	Percent of Common Stock Outstanding (2)
5% Stockholders
Alan M. Sonnabend 260 Crandon Boulevard Unit C-12 Key Biscayne, FL 33149	235,676	6.4%
Gloria Sonnabend 5 Deer Path Lane Weston, MA 02493	259,964	7.0%
Mario J. Gabelli One Corporate Center Rye, NY 10580(3)	1,003,881	27.1%

Officers and Directors
Felix Madera	0	0%
Jacqueline Sonnabend	208,550	5.6%
Peter J. Sonnabend	206,412	5.6%
Stephanie Sonnabend	228,172	6.2%
George S. Abrams	1,070	*
Joseph L. Bower	400	*
Charles J. Clark	504	*
Clarence A. Davis	0	0%
Irma Fisher Mann	1,000	*
Stephen Sonnabend	70,074	1.9%
Jean C. Tempel	10,000	*
All executive officers and directors as a group (15 persons) (4)	803,236	21.7%

*  Ownership is less than 1%

(1)
Shares are considered beneficially owned by a person for the purposes of this proxy statement if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has the power to vote, to direct the voting of and/or to dispose of or to direct the disposition of, such security, or if the person has the right to acquire beneficial ownership within sixty days of November 2, 2011.

(2)	Applicable percentages are based on 3,698,230 shares outstanding on November 2, 2011, adjusted as required by rules promulgated by the SEC.
(3)
The information is as of November 2, 2011 and is based solely on a Schedule 13D/A filed with the SEC on October 28, 2011 by Mario J. Gabelli and various entities which he directly or indirectly controls or for which he acts as chief investment officer.  The relevant members of the filing group are GGCP, Inc., GAMCO Investors, Inc., Gabelli Funds, LLC, GAMCO Asset Management, Inc., Teton Advisors, Inc., and Mario J. Gabelli, each with the address as stated in this table.

(4)           Includes information contained in the notes above as applicable.

59

PROPOSAL NO. 3 – ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING

Sonesta is also submitting a proposal for consideration at the special meeting to authorize the named proxies to approve one or more adjournments of the special meeting if there are not sufficient votes to adopt the Merger Agreement at the time of the special meeting. Even though a quorum may be present at the special meeting, it is possible that Sonesta may not have received sufficient votes to adopt the Merger Agreement by the time of the special meeting. In that event, Sonesta would need to adjourn the special meeting in order to solicit additional proxies. The adjournment proposal relates only to an adjournment of the special meeting for purposes of soliciting additional proxies to obtain the requisite stockholder approval to adopt the Merger Agreement.

To allow the proxies that have been received by Sonesta at the time of the special meeting to be voted for an adjournment, if necessary, Sonesta is submitting a proposal to approve one or more adjournments, and only under those circumstances, to you for consideration. If the new date, time and place is announced at the special meeting before the adjournment, Sonesta is not required to give notice of the time and place of the adjourned meeting, unless the board of directors fixes a new record date for the special meeting.

The adjournment proposal relates only to an adjournment of the special meeting occurring for purposes of soliciting additional proxies for approval of the proposal to adopt the Merger Agreement in the event that there are insufficient votes to approve that proposal. The Sonesta board of directors retains full authority to the extent set forth in the Sonesta bylaws and New York law to adjourn the special meeting for any other purpose, or to postpone the special meeting before it is convened, without the consent of any Sonesta stockholders.

If approval of the adjournment proposal is submitted to the Sonesta stockholders, the approval requires the affirmative vote of a majority of the votes cast on such proposal at the special meeting.

The board of directors of Sonesta unanimously recommends that stockholders vote FOR the adjournment proposal.

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DEADLINE FOR STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

If the merger has been completed, Sonesta does not expect to hold a 2012 annual meeting of stockholders because Sonesta will not be a public company at that time.

If the merger is not consummated and Sonesta holds its 2012 annual meeting of stockholders, then a Sonesta stockholder who wishes to submit a proposal at such meeting must provide that proposal to Sonesta on a timely basis and satisfy the other conditions set forth in applicable SEC rules and Sonesta’s bylaws.  In order to be timely, notice of stockholder nominations or other business to be presented at the annual stockholder meeting must be received by the corporate secretary of Sonesta not later than March 2, 2012.

The deadline for submitting a stockholder proposal to Sonesta for inclusion in Sonesta’s proxy materials for Sonesta’s 2012 annual meeting of stockholders must be submitted by December 21, 2011 and must comply with Rule 14a-8 under the Exchange Act.  In order for the proposal to be included in the proxy statement, the stockholder submitting the proposal must meet certain eligibility standards and comply with the requirements as to form and substance established by applicable laws and regulations.  The proposal must be mailed to David Rakouskas, Secretary, Sonesta International Hotels Corporation, 116 Huntington Avenue, Floor 9, Boston, MA 02116.

HOUSEHOLDING OF PROXY MATERIALS

Some banks, brokers, and other nominee record holders may participate in the practice of “householding” proxy statements.  This means that unless stockholders give contrary instructions, only one copy of Sonesta’s proxy statement may be sent to multiple stockholders in each household.  Sonesta will promptly deliver a separate copy of this proxy statement to a stockholder if he or she calls or writes to Sonesta at the following address or telephone number: David A. Rakouskas, Secretary, Sonesta International Hotel Corporation, 116 Huntington Avenue, Floor 9, Boston, MA 02116; (617) 421-5453.  If a stockholder wants to receive separate copies of Sonesta’s proxy statement in the future, or a stockholder is receiving multiple copies and would like to receive only one copy per household, he or she should contact his or her bank, broker or other nominee record holder, or he or she may contact Sonesta at the above address or telephone number.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC public reference room at the following location: Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.

You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [●], 2011. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. Neither the mailing of this proxy statement to stockholders nor the issuance of cash in the merger creates any implication to the contrary.

61

[Form of Proxy Card]

PRELIMINARY COPY –

SUBJECT TO COMPLETION

PROXY

SONESTA INTERNATIONAL HOTELS CORPORATION

116 Huntington Avenue

Floor 9

Boston, MA 02116

SPECIAL MEETING OF STOCKHOLDERS

[●], 2011

THIS PROXY IS SOLICITED ON BEHALF OF SONESTA INTERNATIONAL HOTELS CORPORATION’S BOARD OF DIRECTORS

The undersigned hereby appoints Peter J. Sonnabend and Boy Van Riel proxies for the undersigned, each with power to appoint his or her substitute, and authorizes each of them acting alone, or together if more than one is present, to represent and to vote, as specified below, all of the shares of the undersigned held of record by the undersigned on [●], at the Special Meeting of Stockholders of Sonesta International Hotels Corporation to be held on [●], at [●] local time at [●], or at any adjournments or postponements thereof, with all the power the undersigned would possess if personally present at the Special Meeting of Stockholders, with respect to the matters set forth on the reverse side, as more fully described in the proxy statement received by the undersigned stockholder.

Your shares will be voted as directed on this proxy.  If this card is properly signed and no direction is given for any item, it will be voted in favor of all items.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

YOUR VOTE IS IMPORTANT!

Please note that the last vote received in accordance with the instructions contained in this proxy card will be the vote counted.

☑.  Please mark your votes as in this example.

This proxy, when properly executed, will be voted in the manner directed herein.  If no direction is made, this proxy will be voted in favor of all proposals.

The Board of Directors recommends you vote FOR proposals 1, 2, and 3:

1.
Merger Proposal.  To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of November 2, 2011, by and among Sonesta International Hotels Corporation, Sonesta Acquisition Corp. (f/k/a Property Acquisition Corp.), a Maryland corporation, and PAC Merger Corp., a New York corporation and a wholly-owned subsidiary of Sonesta Acquisition Corp.

❑    FOR

❑    AGAINST

❑    ABSTAIN
_________________________________________

2.
Advisory Vote on Certain Merger-Related Compensation.  To cast a nonbinding advisory vote to approve the merger-related compensation that may be received by the Sonesta named executive officers in connection with the merger.

❑    FOR

❑    AGAINST

❑    ABSTAIN
_________________________________________

3.
Adjournment Proposal.  To consider and vote upon a proposal to approve one or more adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies to the proposal to adopt the Merger Agreement.

❑    FOR

❑    AGAINST

❑     ABSTAIN

Please date and sign your Proxy on the reverse side and return it promptly.

In their discretion, the persons you named as proxies are authorized to vote upon such other matters of which Sonesta International Hotels Corporation does not have advance notice that may properly come before the special meeting  and any and all postponements, recesses or adjournments thereof, and upon matters incidental to the conduct of the special meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.  UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED “FOR” THE ADOPTION OF THE MERGER AGREEMENT, “FOR” THE MERGER-RELATED COMPENSATION THAT MAY BE RECEIVED BY THE SONESTA NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE MERGER AND “FOR” THE ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE.  THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THIS PROXY MUST BE EXECUTED FOR YOUR VOTE TO BE COUNTED.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING AND PROXY STATEMENT AND HEREBY REVOKES ALL PRIOR PROXIES WITH RESPECT TO THE MATTERS  SET FORTH HEREIN.

Signature of Stockholder
Signature of Stockholder
Date:

NOTE:  PLEASE SIGN THIS PROXY EXACTLY AS NAME(S) APPEAR ON YOUR STOCK CERTIFICATE.  WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE ADD YOUR TITLE AS SUCH, AND IF SIGNER IS A CORPORATION, PLEASE SIGN WITH FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER OR OFFICERS AND AFFIX THE CORPORATE SEAL.  WHERE STOCK IS ISSUED IN THE NAME OF TWO (2) OR MORE PERSONS, ALL SUCH PERSONS SHOULD SIGN.

ANNEX A

AGREEMENT AND PLAN OF MERGER

by and among

PROPERTY ACQUISITION CORP.
(a/k/a SONESTA ACQUISITION CORP.),

PAC MERGER CORP.

and

SONESTA INTERNATIONAL HOTELS CORPORATION

Dated

November 2, 2011

TABLE OF CONTENTS

		Page

Index of Defined Terms		Index – i

ARTICLE I

THE MERGER

Section 1.1	The Merger	2
Section 1.2	Effective Time	2
Section 1.3	Closing	3
Section 1.4	Directors and Officers of the Surviving Corporation	3
Section 1.5	Subsequent Actions	3
Section 1.6	Stockholders’ Meeting	3

ARTICLE II

CONVERSION OF SECURITIES

Section 2.1	Conversion of Capital Stock	5
Section 2.2	Paying Agent; Surrender of Shares	6
Section 2.3	Withholding	7

Table of Contents - i

ARTICLE IV

REPRESENTATIONS AND WARRANTIES
OF PARENT AND THE MERGER SUB

Section 4.1	Organization	39
Section 4.2	Authorization; Validity of Agreement; Necessary Action	39
Section 4.3	Consents and Approvals; No Violations	39
Section 4.4	Brokers	40
Section 4.5	Available Funds	40
Section 4.6	Interim Operations of Parent and Merger Sub	41

ARTICLE V

INTERIM OPERATING COVENANTS

Section 5.1	Interim Operations of the Company	41
Section 5.2	No Solicitation	44

Table of Contents - ii

Section 6.13	Use of Sonesta Name	54
Section 6.14	Tax Matters	54

ARTICLE VII

CONDITIONS

Section 7.1	Conditions to Each Party’s Obligations to Effect the Merger	54
Section 7.2	Conditions to the Obligations of Parent and Merger Sub to Effect the Merger	55
Section 7.3	Conditions to the Obligation of the Company to Effect the Merger	56

ARTICLE VIII

TERMINATION

Section 8.1	Termination	57
Section 8.2	Notice of Termination; Effect of Termination	58

Table of Contents - iii

Index of Defined Terms

Defined Term	Page

Acquisition Agreement	47
Acquisition Proposal	61
Adverse Recommendation Change	45
Affiliates	65
Agreement	1
Anti-Bribery Laws	38
Benefit Plans	17
Book Entry Shares	6
Business Day	62
CERCLA	35
CERCLIS	35
Certificate of Merger	2
Certificates	2
Change	8
Charterhouse of Cambridge	24
Cleanup	36
Closing	3
Closing Date	3
COBRA	18
Code	62
Common Stock	11
Company	1
Company Board Recommendation	12
Company Disclosure Schedule	8
Company Financial Advisor	38
Company IP	62
Company Licensed IP	62
Company Material Adverse Effect	8
Company Owned IP	62
Company Permits	34
Company SEC Documents	13
Company Stockholder Approval	12
Company Stockholders	1
Company Stockholders’ Meeting	3
Confidentiality Agreement	45
Continuing Employee	52
Contract	13
Damages Cap	60
Effective Time	2
Employee Retention Plan	53
Employment Agreements	17

Index - i

Encumbrances	62
Environmental Claim	36
Environmental Laws	36
Equity Commitment Agreement	62
Equity Financing	40
ERISA	17
ERISA Affiliate	17
Exchange Act	13
Financial Statements	13
Foreign Benefit Plan	19
Funding	40
Funding Agreements	62
GAAP	9
Governmental Entity	13
Hazardous Substances	37
HPT	63
HPT Purchase Agreement	63
HPT Related Persons	60
Intellectual Property	62
Investors	63
IP Contracts	63
knowledge	63
Law	63
Leased Real Property	28
Litigation	16
Massachusetts Courts	66
Material Artworks3	31
Material Contracts	27
Merger	1
Merger Consideration	5
Merger Sub	1
Merger Sub Common Stock	5
Multiemployer Pension Plans	17
Nasdaq	13
NPL	35
NYBCL	2
Order	63
Outside Date	57
Owned Real Property	28
Parent	1
Paying Agent	6
Pension Plans	17
Permitted Encumbrances	27
Person	10
Proxy Statement	4
Purchase Funding	40

Index - ii

Real Property	28
Real Property Lease	28
Reimbursable Expenses	59
Related Person	39
Reorganizations	63
Representatives	44
SEC	3
Securities Act	63
Self-Insurance Arrangements	37
Shares	1
Subsidiary	10
Superior Proposal	63
Surviving Corporation	2
Tax	64
Tax Return	64
Taxable	64
Taxes	64
Taxing Authority	64
Termination Fee	59
Title IV Plan	18
Transactions	11
Treasury Regulations	64
Voting Debt	11
WARN Act	3

Index - iii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (hereinafter referred to as this “Agreement”), dated as of November 2, 2011, by and among Property Acquisition Corp. (a/k/a Sonesta Acquisition Corp.), a Maryland corporation (“Parent”), PAC Merger Corp., a New York corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Sonesta International Hotels Corporation, a New York corporation (originally incorporated as the Childs Company) (the “Company”).

WHEREAS, it is proposed that, on the terms and subject to the conditions set forth in this Agreement, Merger Sub shall merge with and into the Company (the “Merger”), pursuant to which each outstanding share of the Class A common stock, par value $0.80 per share, of the Company (the “Shares”) (except for Shares held in the treasury of the Company or owned by Parent, Merger Sub or any wholly owned Subsidiary of Parent or the Company) shall be converted into the right to receive the Merger Consideration; and

WHEREAS, the parties intend for the Merger to be treated as a qualified stock purchase, without a Code Section 338 election; and

WHEREAS, the Board of Directors of the Company (i) has adopted this Agreement, (ii) has determined that the Merger and the other transactions contemplated by this Agreement are advisable and in the best interests of the Company and its stockholders, and (iii) has resolved to recommend that the holders of the Shares (the “Company Stockholders”) adopt this Agreement and approve the Merger, upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, each of the Board of Directors of Parent and Merger Sub, and Parent as the sole stockholder of Merger Sub, has adopted this Agreement and approved the Merger on the terms and conditions set forth in this Agreement; and

WHEREAS, as an inducement to and condition to Parent’s willingness to enter into this Agreement, stockholders of the Company who hold at least a majority of the total number of Shares outstanding on a fully diluted basis are entering into a Voting Agreement with Parent and Merger Sub simultaneously with the execution of this Agreement, in substantially the form attached hereto as Exhibit A, whereby, among other things, such stockholders have agreed, upon the terms and subject to the conditions set forth therein, to vote the Shares held by such stockholders in favor of adoption of this Agreement and approval of the Merger;

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained in this Agreement, and subject to the conditions set forth herein, the parties hereto agree as follows:

ARTICLE I

THE MERGER

Section 1.1            The Merger.

(a)           Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, the Company and Merger Sub shall consummate the Merger, pursuant to which (i) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease, (ii) the Company shall be the successor or surviving corporation in the Merger and shall continue to be governed by the Laws of the State of New York, and (iii) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger.  The corporation surviving the Merger is sometimes hereinafter referred to as the “Surviving Corporation.”  The Merger shall have the effects set forth herein and in the applicable provisions of the New York Business Corporation Law (the “NYBCL”).

(b)           At the Effective Time, the certificate of incorporation of the Surviving Corporation shall be amended and restated in its entirety to read identically to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, and such amended and restated certificate of incorporation shall become the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the NYBCL and such certificate of incorporation; provided, however, that at the Effective Time the certificate of incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be “Sonesta International Hotels Corporation”.

(c)           The bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation, except as to the name of the Surviving Corporation, which shall be “Sonesta International Hotels Corporation” until thereafter amended as provided by Law, the certificate of incorporation of the Surviving Corporation and such bylaws.

Section 1.2            Effective Time.  Parent, Merger Sub and the Company shall cause a certificate of merger (the “Certificate of Merger”) to be executed and filed on the Closing Date with the Department of State of the State of New York as provided in the NYBCL.  The Merger shall become effective on the date and time on which the Certificate of Merger has been duly filed with the Department of State of the State of New York, or such later time as agreed upon by the parties, such time hereinafter referred to as the “Effective Time.”

Section 1.3             Closing.  The closing of the Merger (the “Closing”) will take place at 10:00 a.m., Eastern time, on a date to be specified by the parties (the “Closing Date”), subject to the following sentence, such date to be no later than the second Business Day after satisfaction or waiver of all of the conditions set forth in ARTICLE VII (excluding conditions that, by their terms, cannot be satisfied until the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, One Beacon Street, Boston, Massachusetts 02108, unless another date or place is agreed to in writing by the parties.  Notwithstanding anything herein to the contrary, the Closing Date shall not occur, and the Closing shall not take place before, January 3, 2012 without the prior written consent of Parent and if the Closing Date would be on a day that is less than two Business Days prior to the end of a calendar quarter, the Closing Date shall at Parent’s request be the first Business Day after the end of such quarter.

Section 1.4             Directors and Officers of the Surviving Corporation.  The directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time, unless otherwise requested in writing by Parent, shall, from and after the Effective Time, be the officers of the Surviving Corporation, in each case until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s certificate of incorporation and bylaws.

Section 1.5             Subsequent Actions.  If at any time after the Effective Time the Surviving Corporation shall determine, in its sole discretion, that any actions are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized take all such actions as may be necessary or desirable to vest all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

Section 1.6             Stockholders’ Meeting.

(a)           The Company shall, in accordance with applicable Law, the certificate of incorporation of the Company and the bylaws of the Company, duly call, give notice of, convene and hold a special meeting of the Company Stockholders (including any adjournment or postponement thereof, the “Company Stockholders’ Meeting”) as promptly as reasonably practicable after the U.S. Securities and Exchange Commission (the “SEC”) confirms that it has no comments or no further comments, as the case may be, to the Proxy Statement, for the purpose of obtaining the Company Stockholder Approval.  Any adjournments or postponements of the Company Stockholders’ Meeting or any recess of the Company Stockholders’ Meeting beyond the originally scheduled meeting date (as set forth in the Proxy Statement) shall require the prior written consent of Parent.  The Company shall use its reasonable best efforts to solicit from holders of Shares proxies in favor of adoption of this Agreement and approval of the Merger and to take all actions reasonably necessary or advisable to secure the approval of stockholders required by the NYBCL, the Company’s certificate of incorporation and bylaws and any other applicable Law to effect the Merger.

(b)           In accordance with applicable Law, promptly after the date hereof, the Company shall prepare and file with the SEC a preliminary proxy statement relating to the Merger and this Agreement (together with any amendments and supplements thereto, the “Proxy Statement”).  Parent, Merger Sub and their counsel shall be given a reasonable opportunity to review and provide comments on the Proxy Statement before it is filed with the SEC and the Company shall consider in good faith any revisions suggested by Parent or Merger Sub.  The Company agrees to provide Parent, Merger Sub and their counsel (i) in writing with any comments or communications that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Proxy Statement promptly after the Company’s receipt of such comments, and any oral or written responses thereto and (ii) a reasonable opportunity to provide comments on the proposed response of the Company to those comments and to participate with the Company in any material discussions or meetings with the SEC.  The Company shall use its reasonable best efforts to (i) obtain and furnish the information required to be included by the SEC in the Proxy Statement, (ii) subject to the preceding sentence, respond promptly to any comments made by the SEC with respect to the Proxy Statement, (iii) cause the Proxy Statement to be mailed to its stockholders as soon as reasonably practicable, which Proxy Statement shall include all information required under applicable Law to be furnished to the Company Stockholders in connection with the Merger and the transactions contemplated by this Agreement, and shall include the Company Board Recommendation and the full text of the written opinion described in Section 3.24, and (iv) obtain the necessary approvals of this Agreement, the Merger and the transactions contemplated by this Agreement and the adoption of this Agreement by the Company Stockholders.

(c)            If at any time prior to the Company Stockholders’ Meeting any information relating to Parent, Merger Sub or the Company, or any of their respective Subsidiaries, executive officers or directors, should become known to Parent or the Company which should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and the Company shall promptly file an amendment or supplement describing such information with the SEC and, to the extent required by applicable Law, disseminate such amendment or supplement to the Company Stockholders.

(d)           Subject to Section 5.2(e), the Company shall, through the Board of Directors of the Company, recommend to the Company Stockholders adoption of this Agreement, including the Merger and the transactions contemplated by this Agreement, and, except as expressly permitted by this Agreement, shall not withdraw, amend or modify in a manner adverse to Parent the Company Board Recommendation.  The Company shall ensure that the Company Stockholders’ Meeting is duly called, noticed, convened, held and conducted, and that all proxies solicited in connection with the Company Stockholders’ Meeting are solicited in compliance with applicable Law.  Parent agrees that it will vote, or cause to be voted, all of the shares of Company common stock then owned by it, Merger Sub or any of Parent’s other Subsidiaries in favor of the adoption of this Agreement and the approval of the Merger and the other Transactions.

(e)           Without limiting the generality of the foregoing, (i) the Company agrees that its obligation to duly call, give notice of, convene and hold the Company Stockholders’ Meeting, as required by this Section 1.6, shall not be affected by the withdrawal, amendment or modification of the Company Board Recommendation, and (ii) the Company agrees that its obligations pursuant to this Section 1.6 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any Subsidiary of the Company of any Superior Proposal (as defined in Section 9.4).

ARTICLE II

CONVERSION OF SECURITIES

Section 2.1             Conversion of Capital Stock.  As of the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any securities of the Company, the following shall occur:

(a)           Each of the 10 outstanding shares of common stock, par value $0.01 per share (“Merger Sub Common Stock”), in the capital of Merger Sub, all of which are entitled to vote on the Merger, shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.  Prior to the Effective Time, the number of outstanding shares of Merger Sub Common Stock in the capital of Merger Sub is subject to change if Merger Sub issues, and Parent purchases, additional shares of Merger Sub Common Stock.

(b)           All Shares that are owned by the Company as treasury stock and any Shares owned by Parent, Merger Sub or any other wholly owned Subsidiary of Parent or the Company shall be cancelled and retired, and no consideration shall be delivered in exchange therefor.

(c)           Each outstanding Share (other than Shares to be cancelled in accordance with Section 2.1(b)) shall be converted into the right to receive $31.00 per Share, payable to the holder thereof in cash, without interest and subject to any withholding of Taxes required by applicable Law in accordance with Section 2.3 (the “Merger Consideration”).  From and after the Effective Time, all such Shares shall no longer be outstanding and shall automatically be cancelled and retired, and each holder of record of a certificate (or certificates) that immediately prior to the Effective Time represented outstanding Shares (the “Certificates”) and each holder of Shares that immediately prior to the Effective Time were not represented by Certificates (“Book Entry Shares”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such Certificate or transfer of such Book Entry Shares in accordance with Section 2.2, without interest thereon.

Section 2.2             Paying Agent; Surrender of Shares.

(a)           Prior to the Effective Time, Merger Sub shall designate an agent (the “Paying Agent”) for the holders of Shares in connection with the Merger and to receive the funds to which holders of Shares shall become entitled pursuant to Section 2.1(c).  At the Effective Time, Parent or Merger Sub shall deposit, or shall cause to be deposited on its behalf, with the Paying Agent cash in an amount sufficient to pay the aggregate Merger Consideration required to be paid pursuant to Section 2.1(c).  Such funds shall be invested by the Paying Agent as directed in writing by Parent or the Surviving Corporation, in its sole discretion, pending payment thereof by the Paying Agent to the holders of the Shares.  Earnings from such investments shall be the sole and exclusive property of Parent and the Surviving Corporation, and no part of such earnings shall accrue to the benefit of holders of Shares.

(b)           Promptly after the Effective Time (but in any event within five Business Days), Parent shall cause the Paying Agent to mail to each holder of Certificates and each holder of Book Entry Shares, whose Shares were converted pursuant to Section 2.1 into the right to receive the Merger Consideration, (i) a letter of transmittal (which, in the case of Certificates, shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent) and (ii) instructions for effecting the surrender of the Certificates or Book Entry Shares in exchange for payment of the Merger Consideration.  Upon (i) surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed or (ii) receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as Parent or the Paying Agent may reasonably request) in the case of a book-entry transfer of Book Entry Shares, and such other documents as may be required by Parent or the Paying Agent, the holder of such Certificate or Book Entry Shares shall be entitled to receive in exchange therefor the Merger Consideration to which such holder is entitled pursuant to Section 2.1 and the Certificate or Book Entry Shares so surrendered shall forthwith be cancelled.  If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate or the Book Entry Share is registered, it shall be a condition precedent of payment that (x) either the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer or such Book Entry Share shall be properly transferred, and (y) the Person requesting such payment shall have paid any transfer and other Taxes required to be paid by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered or Book Entry Share transferred or shall have established to the satisfaction of the Surviving Corporation that each such Tax either has been paid or is not required to be paid.  Until surrendered as contemplated by this Section 2.2, each Certificate or Book Entry Share shall be deemed after the Effective Time to represent only the right to receive, upon surrender, the Merger Consideration, without interest thereon.

(c)           All Merger Consideration issued and paid upon the surrender for exchange of Certificates or Book Entry Shares in accordance with the terms of this ARTICLE II shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the Shares previously represented by such Certificates or to the Book Entry Shares.  At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company.

(d)           At any time following six months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) made available to the Paying Agent and not disbursed to holders of Certificates or Book Entry Shares, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates or Book Entry Shares, without any interest thereon.  Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate or Book Entry Shares for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(e)           If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in such amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect thereto pursuant to this Agreement.

Section 2.3            Withholding.  Each of the Paying Agent, Parent, Merger Sub and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement such amounts as are required to be deducted or withheld therefrom under the Code or any provision of state, local or non-U.S. Tax Law or under any other applicable Law.  To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the Persons to whom such amounts would otherwise have been paid.  The Company represents that (i) the Shares are listed on Nasdaq, and (ii) since at least January 1, 2011 there have been at least two brokers and/or dealers making a market in the Shares as contemplated by Section 1.897-9T(d)(2) of the Treasury Regulations.  For the avoidance of doubt, if the representations in the preceding sentence remain true and correct as of the Effective Time and the certificate referred to in the next sentence is timely delivered, the disposition of Shares pursuant to this Agreement shall not be subject to withholding under Section 1445 of the Code.  Prior to the day preceding, but no earlier than one week before, the Effective Time, the Company shall deliver a certificate that identifies at least two brokers and/or dealers making a market in the Shares as contemplated by Section 1.897-9T(d)(2) of the Treasury Regulations through the Effective Time.  If (i) any representation or warranty in this Section 2.3 is not true and correct in all respects or (ii) the Company fails to deliver the certificate contemplated in this Section 2.3, each of the Paying Agent, Parent, Merger Sub and the Surviving Corporation shall be entitled to deduct and withhold any amounts required to be withheld under Section 1445 of the Code.  For the avoidance of doubt, in the event of any such breach, (i) the breach shall not release Parent or Merger Sub from their obligations to effect the Transactions, and (ii) there shall be no withholding under Section 1445 of the Code if the Company establishes alternative reasons (reasonably satisfactory to Parent) that such withholding is not required.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Company disclosure schedule delivered to Parent concurrently with the execution of this Agreement (the “Company Disclosure Schedule”), the Company represents and warrants to Parent and Merger Sub as set forth below.  Each exception set forth in the Company Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual section or subsection of this Agreement and relates only to such section or subsection; provided, however, that a matter disclosed with respect to one representation or warranty shall also be deemed to be disclosed with respect to each other representation or warranty to which the matter disclosed reasonably relates, but only to the extent such relationship is reasonably apparent on the face of the disclosure contained in the Company Disclosure Schedule with respect to such matter.

Section 3.1             Organization.

(a)           The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of New York and has full corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

(b)           The Company is duly qualified or licensed to do business as a foreign corporation and in good standing in each jurisdiction where such qualification or licensing is necessary, except where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.  As used in this Agreement, “Company Material Adverse Effect” means any effect, change, development, event or circumstance, or modification, deterioration or worsening of any existing effect, change, development, event or circumstance (each, a “Change”), that considered individually or together with all other Changes, is or would reasonably be expected to be materially adverse to, or has had or would reasonably be expected to have a material adverse effect on, (x) the business, financial condition, assets, liabilities or results of operations of the Company and its Subsidiaries, taken as a whole, (y) the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement, or (z) the ability of the Company or any of its Subsidiaries to continue to conduct the management business of the Company and its Subsidiaries in Egypt as currently conducted without penalty, sanction or damage to reputation; provided, however, that, except as otherwise expressly provided below, the following Changes shall not be deemed to be and shall not be a Company Material Adverse Effect and shall not be taken into account when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur:

(i)             any Change in economic conditions or the industries in which the Company operates (in each case other than Changes that affect the Company and its Subsidiaries, taken as a whole, in a disproportionate manner as compared to entities operating in the industries or regions in which the Company and its Subsidiaries operate);

(ii)            any Change resulting from any outbreak or escalation of hostilities or acts of war, political turmoil, sabotage or terrorism in the United States or any other country or region in the world in which the Company and its Subsidiaries operate (in each case other than Changes that affect the Company and its Subsidiaries, taken as a whole, in a disproportionate manner as compared to entities operating in the industries or regions in which the Company and its Subsidiaries operate);

(iii)           any Change to the extent resulting from general economic or political conditions or the conditions of the capital markets in general in the United States or any other country or region in the world in which the Company and its Subsidiaries operate (in each case other than Changes that affect the Company and its Subsidiaries, taken as a whole, in a disproportionate manner as compared to entities operating in the industries or regions in which the Company and its Subsidiaries operate);

(iv)           any Change after the date hereof resulting from the announcement of the Merger or the other transactions contemplated by this Agreement (but any such Change shall not be excluded from this definition for purposes of determining whether any of the representations and warranties in Section 3.7 or Section 3.15 is true and correct);

(v)           any Change after the date hereof resulting from changes in any Laws, or United States generally accepted accounting principles (“GAAP”) or the interpretations thereof (in each case other than Changes that affect the Company and its Subsidiaries, taken as a whole, in a disproportionate manner as compared to entities operating in the industries or regions in which the Company and its Subsidiaries operate);

(vi)           in and of itself, any Change resulting directly and primarily from any failure of the Company or any of its Subsidiaries to take an action if (A) the taking of such action without the consent of Parent would breach this Agreement; and (B) Parent refused to consent to such action after the Company requested Parent’s consent to such action and provided disclosure to Parent of all relevant information (but the underlying facts giving rise to such request shall not, by this clause (vi), be excluded from this definition);

(vii)          the failure, in and of itself, of the Company to meet any internal or published projections or forecasts (but the underlying facts and cause of such failure shall not, by this clause (vii), be excluded from this definition); and

(viii)         in and of itself, a decline in the market price, or change in trading volume, of the Shares (but the underlying facts and cause of such decline or change shall not, by this clause (viii), be excluded from this definition).

Without limiting the generality of the foregoing and notwithstanding anything herein to the contrary, any damage or destruction caused by earthquake, hurricane, tornado, flood, landslide, fire, acts of war, terrorist activities or other casualty affecting 50% or more of the Company’s hotel in Cambridge, Massachusetts or the Company’s hotel in New Orleans, Louisiana shall be deemed to be a “Company Material Adverse Effect.”

(c)           The Company has heretofore furnished to Parent complete and correct copies of the certificate of incorporation and bylaws of the Company and each of its Subsidiaries as presently in effect.

Section 3.2             Subsidiaries and Affiliates. Section 3.2 of the Company Disclosure Schedule lists each Subsidiary of the Company.  Each Subsidiary of the Company is directly and wholly owned by the Company.  Each Subsidiary of the Company is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate (or similar) power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.  Each Subsidiary of the Company is duly qualified or licensed to do business as a foreign corporation and in good standing in each jurisdiction where the concept of “good standing” is applicable and in each jurisdiction where such qualification or licensing is necessary, except where the failure to be so qualified or licensed or in good standing, individually or in the aggregate has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.  As used in this Agreement: the term “Subsidiary” means with respect to any party, any corporation, partnership, limited liability company or other organization or entity, whether incorporated or unincorporated, of which (i) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries or (ii) such party or any other Subsidiary of such party is a general partner (excluding any such partnership where such party or any Subsidiary of such party does not have a majority of the voting interest in such partnership); and the term “Person” means a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

Section 3.3             Capitalization.

(a)           The authorized capital stock of the Company consists of (i) 10,000,000 shares of Class A common stock, par value $0.80 per share (the “Common Stock”), (ii) 200,000 shares of Class B common stock, par value $0.80 per share, and (iii) 395,535 shares of preferred stock, par value $25.00 per share.  As of the date of this Agreement, (i) 3,698,230 Shares are issued and outstanding, all of which are entitled to vote on the Merger, (ii) no shares of Class B common stock of the Company are issued and outstanding, (iii) no shares of preferred stock of the Company are issued and outstanding, and (iv) 2,403,946 Shares are issued and owned and held beneficially and of record in the treasury of the Company.  All of the outstanding shares of the Company’s Common Stock are duly authorized, validly issued, fully paid and non-assessable.  Except as set forth in Section 3.3(a) of the Company Disclosure Schedule, (i) there is no indebtedness having general voting rights (or convertible into securities having such rights) (“Voting Debt”) of the Company or any Subsidiary of the Company issued and outstanding, (ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, restricted stock awards, restricted stock unit awards, agreements, arrangements, understandings or commitments of any kind relating to the issued or unissued capital stock of, or other equity interests in, the Company or any Subsidiary of the Company obligating the Company or any Subsidiary of the Company to issue, transfer, register or sell or cause to be issued, transferred, registered or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any Subsidiary of the Company or securities convertible into or exchangeable for such shares or equity interests or other securities, or obligating the Company or any Subsidiary of the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, restricted stock award, restricted stock unit award, agreement, arrangement, understanding or commitment, and (iii) there are no outstanding agreements, arrangements, understandings or commitments of the Company or any Subsidiary of the Company to repurchase, redeem or otherwise acquire any Shares or the capital stock of the Company or any capital stock or other equity interests in any Person or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Person.  There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company or any Subsidiary of the Company.

(b)           There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company or any Subsidiary of the Company is a party, or to the Company’s knowledge, to which any stockholder of the Company is a party, relating to the voting or disposition of any shares of the capital stock of the Company or any Subsidiary of the Company, or granting to any person or group of persons the right to elect, or to designate or nominate for election, a director to the board of directors of the Company or any Subsidiary of the Company.

Section 3.4            Authorization; Validity of Agreement; Company Action.  The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions provided for or contemplated by this Agreement, including the Merger (collectively, the “Transactions”).  The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the Transactions, have been duly and validly authorized by the Board of Directors of the Company, and no other corporate proceeding on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the consummation by it of the Transactions other than, with respect to the Merger, the Company Stockholder Approval.  This Agreement has been duly and validly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery of this Agreement by Parent and Merger Sub, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to creditors’ rights generally and to general principles of equity.

Section 3.5            Board Approvals.  The Board of Directors of the Company, at a meeting duly called and held, has unanimously (i) determined that each of this Agreement and the Merger are advisable and in the best interests of the stockholders of the Company, (ii) duly and validly adopted and declared advisable this Agreement and approved the Transactions and taken all other corporate action required to be taken by the Board of Directors of the Company to authorize the consummation of the Transactions, (iii) resolved to recommend that the stockholders of the Company adopt this Agreement and approve the Merger (the “Company Board Recommendation”), and (iv) directed that the adoption of this Agreement and approval of the Merger be submitted to the stockholders of the Company, and none of the aforesaid actions by the Board of Directors of the Company has been amended, rescinded or modified.  To the knowledge of the Company, all of the Company’s directors and officers intend to vote (or cause to be voted) all Shares beneficially owned by them in favor of the adoption of this Agreement and approval of the Merger.

Section 3.6            Required Vote.  The affirmative vote of the holders of two-thirds of the outstanding Shares (the “Company Stockholder Approval”) is the only vote of the holders of any class or series of the Company’s capital stock necessary to adopt this Agreement and approve the Merger.

Section 3.7            Consents and Approvals; No Violations.  None of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Transactions or the compliance by the Company with any of the provisions of this Agreement will:

(a)           conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of the Company or the certificate of incorporation, bylaws or other organizational documents of any Subsidiary of the Company; or

(b)           except as individually or in the aggregate are not, and would not reasonably be expected to be, material to the Company or its Subsidiaries, taken as a whole, or would not reasonably be expected to have a material adverse affect on the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement,

(i)            require any filing by the Company or any Subsidiary of the Company with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, whether local, state, federal or foreign (a “Governmental Entity”), except in the case of this clause (b)(i) for (1) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the “Exchange Act”)), (2) any filings as may be required under the NYBCL in connection with the Merger, (3) the filing with the SEC and the Nasdaq Stock Market (“Nasdaq”), as applicable, of the Proxy Statement, and (4) any filings under applicable antitrust or competition Laws;

(ii)           result in a violation or breach of or the loss of any benefit under, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancellation or acceleration under, or result in the creation of any Encumbrance on the assets and properties of the Company or any Subsidiary of the Company under, any note, bond, mortgage, lien, indenture, lease, license, contract, agreement, (each, a “Contract”) to which the Company or any Subsidiary of the Company is a party or by which the Company or any Subsidiary of the Company or any of their properties or assets may be bound; or

(iii)          assuming that all consents, approvals, authorizations and other actions described in clause (b)(i) above have been obtained, conflict with or violate any Law applicable to the Company or any Subsidiary of the Company or any of its Subsidiaries or any of their respective properties or assets.

Section 3.8             Company SEC Documents and Financial Statements.

(a)            Since January 1, 2008, the Company has timely filed with the SEC all forms, reports, schedules, statements, exhibits and other documents required by it to be filed under the Exchange Act or the Securities Act (collectively, the “Company SEC Documents”).  No Subsidiary of the Company is subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.  As of its filing date or, if amended prior to the date of this Agreement, as of the date of the last such amendment, each Company SEC Document complied as to form in all material respects with all applicable requirements of the Exchange Act and the Securities Act, as the case may be.  As of its filing date or, if amended prior to the date of this Agreement, as of the date of the last such amendment, each Company SEC Document filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  All of the audited financial statements and unaudited interim financial statements of the Company included in the Company SEC Documents (collectively, the “Financial Statements”) filed prior to the date of this Agreement (i) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as expressly disclosed in the notes thereto), and (iii) fairly present in all material respects the consolidated financial position and the results of operations and cash flows of the Company and its Subsidiaries in accordance with GAAP (subject, in the case of unaudited interim financial statements, to normal and recurring year-end adjustments, in each case as permitted by GAAP and the applicable rules and regulations promulgated by the SEC) as of the times and for the periods referred to therein.  Other than as expressly disclosed in the Company SEC Documents filed prior to the date hereof, there has been no material change in the Company’s accounting methods or principles that would be required to be disclosed in the Company’s financial statements in accordance with GAAP.  The books of account and other financial records of the Company and each of its Subsidiaries are true and complete in all material respects.

(b)           The Company has heretofore furnished to Parent complete and correct copies of all comment letters from the SEC staff since January 1, 2008 through the date of this Agreement with respect to any of the Company SEC Documents.  As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any of the Company SEC Documents.

(c)           The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the applicable listing and governance rules and regulations of Nasdaq.

(d)           The Company and its Subsidiaries maintain a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance (i) that the Company and its Subsidiaries maintain records that in reasonable detail accurately and fairly reflect the Company’s and its Subsidiaries’ transactions and dispositions of assets, (ii) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (iii) that receipts and expenditures are made only in accordance with authorizations of management and the Board of Directors of the Company, and (iv) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s and its Subsidiaries’ assets that could have a material effect on the Company’s consolidated financial statements. The Company has evaluated the effectiveness of the Company’s and its Subsidiaries’ internal control over financial reporting and, to the extent required by applicable Law, presented in any applicable Company SEC Document that is a report on Form 10-K or Form 10-Q (or any amendment thereto) its conclusions about the effectiveness of the internal control over financial reporting as of the end of the period covered by such report or amendment based on such evaluation.  The Company has disclosed to the Company’s auditors and the Audit Committee of the Board of Directors (and made available to Parent a summary of the significant aspects of such disclosure) (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s or its Subsidiaries’ internal control over financial reporting.  Except as disclosed in the Company SEC Documents filed prior to the date hereof, the Company has not identified any material weaknesses in the design or operation of the Company’s or its Subsidiaries’ internal control over financial reporting.  Since December 31, 2010, there have been no material changes in the Company’s and its Subsidiaries’ internal control over financial reporting.

(e)           The Company’s and its Subsidiaries’ “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Company required under the Exchange Act with respect to such reports.

(f)            To the knowledge of the Company, there are no SEC or other governmental inquiries or investigations or internal investigations pending or threatened in each case regarding any accounting practices of the Company or its Subsidiaries or any malfeasance by the Company or any current or former director, officer, employee, agent, independent contractor or franchisee of the Company or any of its Subsidiaries.  Since January 1, 2008, there have been no internal investigations regarding accounting or compliance with Laws discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, general counsel or similar legal officer, the Board of Directors of the Company or any committee thereof.

(g)           Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Company SEC Documents, and the statements contained in such certifications are true and accurate.  For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.  The Company does not have, and has not arranged any, outstanding “extensions of credit” to directors or executive officers within the meaning of Section 402 of the Sarbanes-Oxley Act.

(h)           Neither the Company nor any Subsidiary of the Company is a party to, nor does it have any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract (including any contract or arrangement relating to any transaction or relationship between or among the Company or any Subsidiary of the Company, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand) or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC), where the result, purpose or effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company’s published financial statements or other Company SEC Documents.

Section 3.9            Code of Ethics.  The Company has adopted a code of ethics, as defined by Item 406(b) of Regulation S-K of the SEC, for senior financial officers, applicable to its principal executive officer, principal financial officer, controller or principal accounting officer, or persons performing similar functions.  The Company has promptly disclosed any change in or waiver of the Company’s code of ethics with respect to any such persons, as required by Section 406(b) of the Sarbanes-Oxley Act.  To the knowledge of the Company, there have been no violations of provisions of the Company’s code of ethics by any such persons.

Section 3.10          Absence of Certain Changes.  Except as specifically contemplated by this Agreement, since December 31, 2010, (a) the Company and its Subsidiaries have conducted their business in all material respects only in the ordinary course of business consistent with past practice, (b) there has been no Change that individually or in the aggregate has had, or would reasonably be expected to have, a Company Material Adverse Effect, and (c) the Company has not taken, or failed to take, any action that, if taken, or failed to be taken, after the date of this Agreement, would violate Section 5.1.

Section 3.11           No Undisclosed Liabilities.  Except for (a) liabilities reflected in the Financial Statements filed with the SEC on Form 10-K or Form 10-Q since December 31, 2010 and prior to the date of this Agreement and (b) for liabilities and obligations (i) incurred in the ordinary course of business consistent with past practice since December 31, 2010 or (ii) as have not had, and as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries have any liabilities or obligations of any nature, whether or not accrued, contingent, absolute or otherwise and whether or not required to be reflected in the Financial Statements in accordance with GAAP.

Section 3.12           Litigation; Orders.  There is no suit, claim, action, charge, proceeding, including, without limitation, any arbitration proceeding or alternative dispute resolution proceeding, or investigation (“Litigation”) pending or, to the knowledge of the Company, threatened against, affecting or naming as a party thereto the Company or any Subsidiary of the Company that (i) involves an amount in controversy in excess of $100,000, (ii) seeks material injunctive or other non-monetary relief, or (iii) individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect or materially delay the consummation of the Transactions.  No judgment, decree, injunction, rule or order of any Governmental Entity is outstanding against the Company or any of its Subsidiaries or any of their respective properties or assets that, individually or in the aggregate, has had or would reasonably be expected to (i) have a Company Material Adverse Effect or (ii) materially delay the consummation of the Transactions.

Section 3.13          Employee Benefit Plans; ERISA.

(a)           Except as disclosed in the Company SEC Documents filed with the SEC since January 1, 2008, there exists no employment, consulting, retention, change in control, severance, termination or similar agreement, arrangement or understanding (collectively, the “Employment Agreements”) between the Company and any individual current or former employee, officer or director of, or consultant to, the Company or any trade or business, whether or not incorporated, that, together with the Company would be deemed a “single employer” within the meaning of Section 4001(b) of ERISA or Section 414 of the Code (each, an “ERISA Affiliate”).

(b)           Section 3.13(b) of the Company Disclosure Schedule contains a correct and complete list of all (i) “employee pension benefit plans” (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) (sometimes referred to herein as “Pension Plans”), including any such Pension Plans that are “multiemployer plans” (as such term is defined in Section 4001(a)(3) of ERISA) (collectively, the “Multiemployer Pension Plans”), (ii) “employee welfare benefit plans” (as defined in Section 3(1) of ERISA), and (iii) all other benefit or compensation plans, policies, programs, agreements or arrangements, including any bonus, deferred compensation, severance pay, retention, change in control, employment, consulting, pension, profit-sharing, retirement, insurance, stock purchase, stock option, incentive or equity compensation or other welfare or fringe benefit plan, program, policy, agreement, arrangement or practice sponsored, maintained, contributed to or required to be contributed to, by the Company, any Subsidiary of the Company or any ERISA Affiliate, for the benefit of any current or former employees, officers, consultants or directors of the Company or an ERISA Affiliate, or with respect to which the Company, its Subsidiaries or an ERISA Affiliate could reasonably have any liability (collectively, the “Benefit Plans”). The Company has delivered or made available to Parent and Merger Sub correct and complete copies of (i) each Benefit Plan and Employment Agreement (including all amendments thereto) or complete written descriptions of each Benefit Plan or Employment Agreement that is not otherwise in writing, (ii) the most recent annual report on Form 5500 and all schedules thereto filed with respect to each Benefit Plan, to the extent applicable, (iii) the most recent summary plan description, summary of material modifications and plan prospectus for each Benefit Plan, to the extent applicable, (iv) each current trust agreement, insurance contract or policy, group annuity contract and any other funding arrangement relating to any Benefit Plan, to the extent applicable, (v) the most recent actuarial report, financial statement or valuation report, to the extent applicable, (vi) a current Internal Revenue Service favorable determination letter or opinion letter on which the Company or its ERISA Affiliate is entitled to rely, to the extent applicable, (vii) all material correspondence to or from any Governmental Entity relating to any Benefit Plan, and (viii) all discrimination tests for each Benefit Plan for the three most recent plan years, to the extent applicable.

(c)           Each Benefit Plan is and has at all times been operated and administered in all material respects in accordance with its terms and in compliance in all material respects with applicable Law, including ERISA and the Code.  Each Benefit Plan and Employment Agreement has been administered in good faith compliance with Section 409A of the Code to the extent applicable.

(d)           Each Pension Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a recent and currently effective determination letter (or is entitled to rely on a currently effective opinion letter) from the Internal Revenue Service that such Pension Plan is so qualified and that its related trust is exempt from taxation under Section 401(a) and 501(a) of the Code, and, to the knowledge of the Company, no condition exists that would reasonably be expected to adversely affect such qualification.

(e)           None of the Benefit Plans is, and the Company, any Subsidiary of the Company and any ERISA Affiliate of either have never maintained or been a party to, or had an obligation to contribute to, (i) a “single employer plan” (as such term is defined in Section 4001(a)(15) of ERISA) subject to Section 412 of the Code or Title IV of ERISA (a “Title IV Plan”), (ii) a “multiple employer plan” or “multiple employer welfare arrangement” (as such terms are defined in ERISA), or (iii) a funded welfare benefit plan (as such term is defined in Section 419 of the Code).  There are no unpaid contributions due prior to the date of this Agreement with respect to any Benefit Plan that are required to have been made under the terms of such Benefit Plan, any related insurance contract or any applicable Law and all contributions due have been timely made.

(f)            Neither the Company, any Subsidiary of the Company, nor any ERISA Affiliate has engaged in a “prohibited transaction” (as such term is defined in Section 406 of ERISA and Section 4975 of the Code) or any other breach of fiduciary responsibility with respect to any Benefit Plan that reasonably could be expected to subject the Company, any Subsidiary of the Company or any ERISA Affiliate to any material tax or penalty.

(g)           With respect to any Benefit Plan: (i) no filing, application or other matter is pending with the Internal Revenue Service, the United States Department of Labor or any other Governmental Entity, and (ii) there is no action, suit, audit, investigation or claim pending, or to the Company’s knowledge, threatened or anticipated, other than routine claims for benefits.  There is no contract or arrangement, plan or agreement by or with the Company or any Subsidiary of the Company (including Benefit Plans and Employment Agreements) covering any person that, individually or collectively, could give rise to the payment of any amount by the Company or any Subsidiary of the Company that would not be deductible by the Company by reason of Section 280G or Section 162(m) of the Code.  No Benefit Plan or Employment Agreement provides for any gross-up or similar payment with respect to Taxes which may be incurred in connection therewith.

(h)           The Company, its Subsidiaries and any ERISA Affiliates of either have no obligations to provide any health benefits or other non-pension benefits (whether or not insured) to retired or other former employees, directors or consultants, except as specifically required by Part 6 of Title I of ERISA (“COBRA”).

(i)            Neither the negotiation or the execution of this Agreement nor the consummation of any of the transactions contemplated hereby will, either alone or in combination with another event, (i) entitle any current or former employee, director or consultant of the Company or any Subsidiary of the Company to any payment or benefit (or result in the funding of any such payment or benefit) or result in any forgiveness of indebtedness with respect to any such persons, (ii) increase the amount of any compensation, equity award or other benefits otherwise payable by the Company or any Subsidiary of the Company, (iii) result in the acceleration of the time of payment, funding or vesting of any compensation, equity award or other benefits, or (iv) result in the imposition of any restriction on the ability to amend or terminate any Benefit Plan or Employment Agreement.

(j)            With respect to each Benefit Plan that is subject to the law of any jurisdiction outside the United States (each, a “Foreign Benefit Plan”): (i) all employer and employee contributions to each Foreign Benefit Plan required by Law or by the terms of such Foreign Benefit Plan have been timely made, or, if applicable, accrued, in accordance with applicable accounting practices; (ii) the fair market value of the assets of each funded Foreign Benefit Plan, the liability of each insurer for any Foreign Benefit Plan funded through insurance or the book reserve established for any Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Closing, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Benefit Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; and (iii) each Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable Governmental Entities.

(k)           Each Benefit Plan may be amended or terminated without material liability to the Company or any of its Subsidiaries on or at any time after the Closing.

Section 3.14          Taxes.

(a)           (i) All material Tax Returns required to be filed by or with respect to the Company or any of its Subsidiaries on or prior to the date hereof have been filed and with respect to each such Tax Return either (A) such Tax Return was timely filed or (B) the statute of limitations with respect to such Tax Return has expired, (ii) all such Tax Returns filed after December 31, 1998 were true, correct and complete in all material respects and were prepared in material accordance with all applicable Tax Laws, and (iii) since January 1, 1999 (and, to the knowledge of the Company, for all periods or portions thereof prior thereto), all material Taxes due and owing by the Company or any of its Subsidiaries (whether or not shown on such Tax Returns) have been timely paid.

(b)           (i) All material Tax Returns required to be filed by the Company or any of its Subsidiaries after the date hereof and at or prior to the Effective Time will be timely filed (taking into account any extensions of time to file), (ii) such Tax Returns will be true, correct and complete in all material respects, and (iii) all material Taxes due and owing by the Company or any of its Subsidiaries with respect to such Tax Returns (whether or not shown on such Tax Returns) will be timely paid.

(c)           None of the Company or any of its Subsidiaries has incurred any liability for Taxes since the date of the most recent Financial Statements other than in the ordinary course of business and other than related to or arising from transactions contemplated by this Agreement.

(d)           Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes (which waiver is still in effect), or agreed to any extension of time (which extension is still in effect) with respect to the assessment of any Tax.

(e)           No Taxes or Tax Returns of the Company or any of its Subsidiaries are being contested as of the date hereof and there are no audits, claims, assessments or levies, or administrative or judicial proceedings pending or threatened in writing regarding Taxes or Tax Returns of the Company or any of its Subsidiaries.

(f)            Section 3.14(f) of the Company Disclosure Schedule lists all jurisdictions in which Tax Returns that report income taxes (including, without limitation, franchise and excise taxes based on net income, as well as the former single business tax in Michigan, the Michigan business tax, the business and occupation tax in Washington, the margin tax in Texas, and similar taxes, but excluding franchise and similar taxes based on capital stock, net or gross assets or a fixed annual fee), sales or use taxes (including, without limitation, gross receipts taxes and value added taxes), or ad valorem property taxes or other taxes based on net worth, in each case including, without limitation, Tax Returns prepared or supplied by the relevant Taxing Authority, are currently required to be filed by the Company or any of its Subsidiaries.  No written claim has been made within the past six years by any Taxing Authority or jurisdiction that the Company or any Subsidiary of the Company was or may be required to file any Tax Return that was not filed.

(g)           There are no liens for Taxes on any assets of the Company or any of its Subsidiaries except for Permitted Encumbrances.

(h)           With respect to Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, (i) all material Tax Returns required to be filed by the Company or any of its Subsidiaries on or prior to the date hereof have been filed and with respect to each such Tax Return either (A) such Tax Return was timely filed or (B) the statute of limitations with respect to such Tax Return has expired, (ii) all such Tax Returns filed after December 31, 1998 were true, correct and complete in all material respects and were prepared in material accordance with all applicable Tax Laws, and (iii) since January 1, 1999 (and, to the knowledge of the Company, for all periods or portions thereof prior thereto), all material Taxes due and owing by the Company or any of its Subsidiaries (whether or not shown on such Tax Returns) have been so withheld and have been paid over to the appropriate Taxing Authority.

(i)            Since December 31, 2010, no Person has (i) changed any material Tax accounting methods, policies or practices of the Company or any of its Subsidiaries except as required by a change in GAAP, (ii) made, revoked or amended any material Tax election of the Company or any of its Subsidiaries, (iii) filed any material amended Tax Return or claim for refund of the Company or any of its Subsidiaries, or (iv) settled or compromised any material Tax liability or refund of the Company or any of its Subsidiaries.

(j)            Neither the Company nor any of its Subsidiaries (i) has been a member of any affiliated, consolidated, combined or unitary group for any Tax purposes after December 31, 1998 (and, to the knowledge of the Company, prior thereto) (other than a group the common parent of which was the Company) or (ii) has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) in respect of taxable periods commencing on or after January 1, 1999 (and, to the knowledge of the Company, for all periods commencing prior thereto), arising from the application of Treasury Regulations Section 1.1502-6 or any analogous provision of state, local or non-U.S. Law, or as a transferee or successor by contract or otherwise.

(k)           Neither the Company nor any of its Subsidiaries currently is a party to, bound by or has any obligation under any Tax allocation, Tax sharing, Tax indemnity or similar agreement, arrangement or understanding (including, but not limited to, an indemnification agreement or arrangement).  Neither the Company nor any of its Subsidiaries currently is a party to or member of any joint venture, partnership, limited liability company or other arrangement or contract with any third party which could be treated as a partnership for federal income Tax purposes.

(l)            Since October 22, 2004, neither the Company nor any of its Subsidiaries has ever taken a deduction or received any Tax benefit arising with respect to any “reportable transaction” as defined in Section 6707A(c) of the Code (or any corresponding provision of state, local or non-U.S. Law).  On its federal income Tax Returns for periods commencing on or after January 1, 1999, (and, to the knowledge of the Company, for all periods commencing prior thereto), the Company has disclosed all positions identified by its accountants in preparing its Tax Returns as positions taken that reasonably could be expected to give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

(m)           Neither the Company nor any of its Subsidiaries is the subject of any adjustment under Section 481(a) of the Code (or any corresponding provision of state, local or non-U.S. Law).  Since January 1, 2005, no Taxing Authority has proposed in writing any adjustment or change of accounting method with respect to the Company or any of its Subsidiaries.  Neither the Company nor any of its Subsidiaries: is a party to any “closing agreement” as described in Section 7121 of the Code (or any corresponding provision of state, local or non-U.S. Law) that affects the Company’s or such Subsidiary’s 2011 taxable year or will affect any subsequent taxable year; has participated in an installment sale or open transaction disposition for which any amount has not been included in income on a federal or state income Tax Return; or received any prepayment, other than in the ordinary course of business, the full amount of which has not been included in income on one or more applicable income Tax Returns.  Neither the Company nor any of its Subsidiaries has (i) any deferred intercompany gain or loss described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or non-U.S. Law), (ii) any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or non-U.S. Law), or (iii) any dual consolidated loss described in Section 1503(d) of the Code and the Treasury Regulations promulgated thereunder (or any similar provision of state, local or non-U.S. Law), and neither the Company nor any of its Subsidiaries will have any such items through the Effective Time.

(n)           The Company and each of its Subsidiaries have made available to Parent true and complete copies of all federal income Tax Returns and other income Tax Returns set forth in Section 3.14(n) of the Company Disclosure Schedule, in each case, filed by, on behalf of or with respect to any of the Company or any if its Subsidiaries for each of the Taxable years and periods ending on or after January 1, 2005 which have been filed, or will be filed, prior to the Effective Time.

(o)           All material written communications to or from any Taxing Authority, that (i) were received by the Company or any of its Subsidiaries since January 1, 2005 and (ii) relate either (A) to a position taken or to be taken on a Tax Return or (B) to one or more items of income, assets or activities not shown on the Tax Return to which such communication relates, have been delivered to Parent for inspection. No written ruling or determination has been received from any Taxing Authority by the Company or any of its Subsidiaries since January 1, 2005.

(p)           [Intentionally left blank.]

(q)           Neither the Company nor any of its Subsidiaries is a “passive foreign investment company” within the meaning of Section 1297 of the Code.  No Subsidiary of the Company that is organized outside the United States owns any real property located in the United States, or is engaged in a trade or business in the United States within the meaning of Section 882 of the Code.  Section 3.14(q) of the Company Disclosure Schedule lists (i) each entity that is treated as a “controlled foreign corporation” within the meaning of Section 957 of the Code in which the Company has an ownership interest, (ii) each non-U.S. entity that is a disregarded entity and not separate from either the Company or any of its Subsidiaries under Section 301.7701-2 of the Treasury Regulations, (iii) for each of the Company and each Subsidiary of the Company, each country in which the Company or such Subsidiary has a “permanent establishment,” as that term is defined in an applicable income Tax treaty between such country and the country in which the Company or such Subsidiary, as the case may be, is a resident for purposes of such treaty, and (iv) for each of the Company and each Subsidiary of the Company, each country (A) in which the Company or such Subsidiary has operations, employees, or an office and (B) that does not have an income Tax treaty with the country in which the Company or such Subsidiary is a Tax resident. Other than its Subsidiaries, neither the Company nor any Subsidiary has any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association or entity organized outside the United States.

(r)            Since January 1, 1999 (and, to the knowledge of the Company, at any time before then), neither the Company nor any of its Subsidiaries has reduced the basis of any stock in any Subsidiary which reduction was treated as a deduction allowed for depreciation within the meaning of Section 1017(d)(1)(B) of the Code, as modified by (where and when applicable) Section 1.1502-28(b)(4) of the Treasury Regulations, which stock has a fair market value in excess of its basis, and which stock is in whole or in part “section 1245 property” the sale of which would give rise to a material amount of ordinary income.

(s)           Section 3.14(s) of the Company Disclosure Schedule sets forth (i) each jurisdiction in which the Company or any of its Subsidiaries is currently the beneficiary of or is subject to any material Tax exemption, Tax holiday, or other Tax reduction agreement or order of a Taxing Authority and (ii) the nature of such Tax exemption, Tax holiday, or other Tax reduction agreement or order.

(t)            None of the property owned or used by the Company or any Subsidiary of the Company is subject to a Tax benefit transfer lease executed in accordance with Section 168(f)(8) of the Internal Revenue Code of 1954, as amended by the Economic Recovery Tax Act of 1981, the sale of which property would result in the recapture of the investment tax credit or of accelerated cost recovery deductions in a material amount individually or in the aggregate.

(u)           Within the past two years, neither the Company nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation,” each within the meaning of Section 355(a)(1)(A) of the Code, in a distribution intended to qualify under Section 355 of the Code.

(v)           The Company is not aware of any information or facts inconsistent with the information provided to RSM McGladrey, Inc. in connection with its preparation of the September 22, 2011, as updated October 2, 2011, earnings and profits analysis of the Company and its Subsidiaries.  To the knowledge of the Company, it is not in possession of any information that is responsive to any information or data request by RSM McGladrey, Inc. in connection with such earnings and profits analysis that the Company did not provide to RSM McGladrey, Inc.

(w)           No election has been made under Section 301.7701-3 of the Treasury Regulations with respect to Charterhouse of Cambridge Trust, a Massachusetts business trust and a wholly owned subsidiary of the Company (“Charterhouse of Cambridge”), which was filed since October 1, 2006 or effective on or after October 1, 2006.

For purposes of this Section 3.14, any reference to either the Company or any Subsidiary of the Company shall be deemed to include any entity that was merged or was liquidated into the Company or such Subsidiary, as applicable.

Notwithstanding any other provision of this Agreement, the Company makes no representation or warranty regarding the amount, availability, or use of any Tax attributes (including net operating loss carry forwards, Tax credits and Tax bases) of the Company or its Subsidiaries after the Effective Time, including in connection with any liquidation or restructuring of the Company following the Closing.

Section 3.15          Material Contracts.

(a)           Neither the Company, its Subsidiaries, nor, to the knowledge of the Company, any other party, is in material default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Material Contracts to which it is a party; and, to the knowledge of the Company, there has not occurred any event that, with the lapse of time or giving of notice or both, could constitute such a material default under any Material Contract.  Each of the Material Contracts is enforceable against the Company or applicable Subsidiary of the Company in accordance with its terms and, to the Company’s knowledge, is enforceable against other parties to such Material Contract in accordance with its terms.

(b)           Section 3.15(b) of the Company Disclosure Schedule sets forth a list as of the date of this Agreement of

(i)            all Contracts or letters of intent entered into after January 1, 2008, and all currently effective Contracts entered into before that date, regarding the acquisition of a Person or business, whether in the form of an asset purchase, merger, consolidation or otherwise to which the Company or any Subsidiary of the Company is a party;

(ii)            all currently effective credit agreements, indentures, mortgages, security agreements and other Contracts related to any indebtedness for borrowed money of the Company or any of its Subsidiaries;

(iii)           all joint venture or other similar Contracts to which the Company or any Subsidiary of the Company is a party;

(iv)           all currently effective Contracts (including related Contracts) under which the Company or any Subsidiary of the Company has advanced or loaned or agreed to advance or loan to any other Person (together with such Person’s Related Persons) $75,000 or more;

(v)            all currently effective guarantees by the Company or any Subsidiary of the Company of any obligations or liabilities of any other Person;

(vi)           all Contracts or groups of related Contracts to which the Company or any of its Subsidiaries is a party the performance of which (i) since January 1, 2010 involved annual payments or receipts by the Company and its Subsidiaries of an aggregate amount in excess of $75,000, or would reasonably be expected to involve payments or receipts by the Company and its Subsidiaries after December 31, 2010 of an aggregate amount in excess of $75,000, and (ii) are not cancelable by the Company or any of its Subsidiaries on 60 days’ or less notice without premium or penalty;

(vii)          all currently effective exclusive sales representative Contracts to which the Company or any Subsidiary of the Company is a party;

(viii)         all currently effective Contracts under which the Company or any Subsidiary of the Company has granted any Person registration rights (including demand and piggy-back registration rights);

(ix)           all currently effective Contracts purporting to restrict or prohibit the Company or any Subsidiary of the Company from engaging or competing in any business or engaging or competing in any business in any geographic area;

(x)            all currently effective labor agreements, collective bargaining agreements or other labor related Contracts (including work rules and practices) to which the Company or any Subsidiary is a party with respect to any labor union, labor organization, trade union, works council or similar organization or association of employees;

(xi)           all currently effective IP Contracts to which the Company or any Subsidiary of the Company is a party other than standard license agreements for commercially-available, off-the-shelf software having an acquisition price of less than $75,000 in the aggregate for each such software product or group of related software products;

(xii)          any Contract which provides for termination, acceleration of payment or other special rights upon the occurrence of a change in control of the Company or any Subsidiary of the Company;

(xiii)         each Contract to which the Company or any Subsidiary is a party with any Governmental Entity;

(xiv)         any Contract that is currently effective or that was executed after January 1, 2008 which provides for the purchase, sale or exchange of, or option to purchase, sell or exchange any real property to which the Company or any Subsidiary of the Company is a party;

(xv)          any currently effective Contract relating to the development or construction of, or additions or expansions to, any real property that would cause the Company and its Subsidiaries to exceed the capital budget for such property listed in Section 3.15(b)(xv) of the Company Disclosure Schedule;

(xvi)         any Contract relating to the operation or management of any Owned Real Property or any Leased Real Property to which the Company or any Subsidiary of the Company is a party;

(xvii)        any hotel or other management agreement or franchise agreement to which the Company or any Subsidiary of the Company is a party;

(xviii)       any Contract under which the Company or any of its Subsidiaries has agreed not to bring Litigation against any Person or under which any Person has agreed not to bring any Litigation against the Company or any of its Subsidiaries;

(xix)          any Contract relating to Material Artwork to which the Company or any Subsidiary of the Company is a party;

(xx)           all Contracts obligating the Company or any Subsidiary of the Company to indemnify any current or former director, officer, partner, member, trustee or employee of the Company or any Subsidiary of the Company; and

(xxi)          all other Contracts which are material to the Company and its Subsidiaries taken as a whole.

The Contracts referenced in this Section 3.15(b) are referred to herein collectively as the “Material Contracts”).  The Company has furnished to Parent a correct and complete copy of each Material Contract.  For purposes of this Agreement, a Contract will be considered to be currently effective if any Person currently has or in the future may have any right, remedy, benefit, obligation or liability thereunder.

(c)           No Material Contract will, by its terms, (i) terminate or accelerate as a result of the transactions contemplated hereby or (ii) require any consent from any party thereto in order to remain in full force and effect immediately after the Effective Time.

(d)           Section 3.15(d) of the Company Disclosure Schedule (i) lists all currently effective Contracts pursuant to which any Person has a right to a payment from the Company or any of its Subsidiaries based upon any current or future franchise, management, incentive or other fee earned by or paid to the Company or any of its Subsidiaries and (ii) identifies the specific current or future property or properties to which the Contract relates and the amount of the fee to which such Person has a right pursuant to the Contract.

(e)           Section 3.15(e) of the Company Disclosure Schedule sets forth a list, as of the date of this Agreement, of all agreements of the Company or its Subsidiaries with any executive officer or director of the Company or its Subsidiaries.  No officer or director of the Company, its Subsidiaries, or any “associate” (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or director, has any interest in any contract or property (real or personal, tangible or intangible), used in, or pertaining to the business of the Company or its Subsidiaries which interest would be required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated by the SEC.

Section 3.16          Real and Personal Property.

(a)           The Company and its Subsidiaries own title to, or have a valid leasehold interest in, all of their respective properties (real, personal or mixed) and assets, free and clear of all Encumbrances (other than Permitted Encumbrances).  The Company and its Subsidiaries enjoy peaceful and undisturbed possession of all of their respective owned and leased real property.  For purposes of this Agreement, the term “Permitted Encumbrances” means (i) liens for Taxes that are (x) not yet due and payable or (y) being contested in good faith and for which appropriate reserves have been established in accordance with GAAP, and (ii) easements, covenants, conditions and other similar agreements and/or restrictions affecting title to or the use and/or operation of real property that would be disclosed by a current title report for the subject property.

(b)           Section 3.16(b) of the Company Disclosure Schedule sets forth a true and complete list of all real property owned by the Company or its Subsidiaries (together with all buildings, fixtures, structures and improvements situated thereon and all easements, rights-of-way and other rights and privileges appurtenant thereto, collectively, the “Owned Real Property”), and for each Owned Real Property, identifies the street address of such Owned Real Property.

(c)           With respect to the Owned Real Property, there are no unrecorded options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein.  Attached to Section 3.16(c) of the Company Disclosure Schedule are all policies of title insurance currently existing in favor of the Company or its Subsidiaries with respect to Owned Real Property.

(d)           Section 3.16(d) of the Company Disclosure Schedule sets forth a true and complete list of all real property leased, subleased, licensed or otherwise occupied (whether as tenant, subtenant or pursuant to other occupancy arrangements) by the Company or any of its Subsidiaries (collectively, including the improvements thereon, the “Leased Real Property”; the Leased Real Property and the Owned Real Property, together, the “Real Property”), and for each Leased Real Property, identifies the street address of such Leased Real Property. True and complete copies of all agreements under which the Company or a Subsidiary of the Company is the landlord, sublandlord, tenant, subtenant, or occupant (each a “Real Property Lease”) that have not been terminated or expired as of the date of this Agreement have been made available to Parent.  Each Real Property Lease is a valid and binding obligation of the Company or a Subsidiary of the Company and is in full force and effect.  There is no default under any Real Property Lease either by the Company, any Subsidiary of the Company or, to the Company’s knowledge, by any other party thereto, and no event has occurred that, with the lapse of time or the giving of notice or both, would constitute a default by the Company or any Subsidiary of the Company thereunder, except for such defaults that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

(e)           Neither the Company nor any Subsidiary of the Company is a party to any lease, sublease, license or other agreement granting to any third party a right to the use, occupancy or enjoyment of any Owned Real Property or Leased Real Property or any portion thereof.

(f)            Except as set forth in Section 3.16(f) of the Company Disclosure Schedule, (i) the Real Property includes all real property necessary for the business of the Company and/or its Subsidiaries as currently conducted; (ii) neither the Company nor its Subsidiaries have received notice of any pending condemnation or similar proceeding affecting any portion of the Real Property and, to the knowledge of the Company, no such action is presently contemplated or threatened; (iii) neither the Company nor any of its Subsidiaries has received written notice of a material violation of Law which would require any material expenditure to remediate, remedy, remove, modify or improve any portion of the Real Property in order to bring it into material compliance therewith; (iv) the Real Property has adequate direct access to and from completed, dedicated and accepted public roadways and there is no pending, or to the knowledge of the Company, threatened governmental proceeding which would impair or curtail such access; and (v) to the knowledge of the Company, there is no material structural, electrical, mechanical, plumbing, air conditioning, heating or other defects in the improvements located on the Real Property and all such improvements are in good condition, ordinary wear and tear excepted.

Section 3.17           Intellectual Property.

(a)           Set forth in Section 3.17(a) to the Company Disclosure Schedule is a true and complete list of all patents and patent applications, trademarks and service marks and all applications and registrations therefor, all Internet domain names, and all applications and registrations for copyrights included in the Company Owned IP, including the registration or application number, owner(s) thereof, and jurisdiction of filing.

(b)           The Company has or the Company’s Subsidiaries have an unrestricted and exclusive ownership interest in all Company Owned IP (in each case, free and clear of any Encumbrances) and is listed in the records of the appropriate United States, foreign or other registry as the sole and exclusive current owner of record for each application and registration included in the Company Owned IP.  The Company IP includes all Intellectual Property, and the Company’s and the Company’s Subsidiaries’ rights in and to the Company IP include all Intellectual Property rights, used or otherwise exploited in or necessary for the conduct of the business of the Company and the Company’s Subsidiaries as currently conducted and as except as are not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.  No academic institution or Governmental Entity has any right, title or interest (including any “march in” rights) in or to any Company Owned IP, and no funding, facilities or personnel of any academic or Governmental Entity were used, directly or indirectly, to create in whole or in part, any Company Owned IP.

(c)           Neither the Company nor any Subsidiary of the Company has licensed or sublicensed its rights in any Intellectual Property other than pursuant to the IP Contracts, and no royalties, honoraria or other fees are payable by the Company or any Subsidiary of the Company for the use of or right to use any Intellectual Property rights, except pursuant to the IP Contracts.  Neither the Company nor any Subsidiary of the Company is party to any contract or other agreement that would require Parent or any of its Affiliates (other than the Company or a Subsidiary of the Company) to license or make available its or its Affiliates’ Intellectual Property to any other Person, or restrict the use by Parent or any of its Affiliates (other than the Company or a Subsidiary of the Company) of such Intellectual Property as a result of the transactions contemplated hereby.

(d)           To the knowledge of the Company, no Person, during the past three years, has misappropriated, infringed, diluted, or otherwise violated, either directly or indirectly, any Company IP, nor is any Person currently doing so in any material respect.  No Litigation has been brought or threatened against any Person (i) by the Company or Subsidiary of the Company during the past three years, with respect to any Company Owned IP or any Company Licensed IP with respect to which the Company or any Subsidiary of the Company has the right to bring a Litigation or (ii), with respect to any or all of the Company Licensed IP and to the knowledge of the Company, by any licensors of the Company or a Subsidiary of the Company during the past three years and, to the knowledge of the Company, there is no basis for any Litigation regarding any of the foregoing clauses (i) and (ii).

(e)           The conduct of the business of the Company and its Subsidiaries as (x) currently conducted, and (y) conducted in the past three years, and the exploitation of the Company IP in connection with any of the foregoing, has not misappropriated, infringed, diluted, or otherwise violated and does not misappropriate, infringe, dilute, or otherwise violate, either directly or indirectly, the Intellectual Property of any Person.  Except as set forth in Section 3.17(e) of the Company Disclosure Schedule (i) there has not been any Litigation during the past six years with respect to any Company IP, there is no pending Litigation and, to the knowledge of the Company, there is no threatened Litigation (A) alleging misappropriation, infringement, dilution or other violation by the Company or any Subsidiary of the Company of any Intellectual Property of any Person, (B) challenging the Company’s or any Subsidiary of the Company’s ownership or use of, or the registrability or maintenance of, any Company IP, (C) challenging the validity or enforceability of any Company IP, (D) alleging that the use by the Company or any Subsidiary of the Company of any Company Licensed IP is in breach of any applicable grant, license, agreement, instrument or other arrangement pursuant to which the Company or any Affiliate acquired the right to use such Intellectual Property, or (E) alleging misuse or antitrust violations arising from the use or other exploitation of any Intellectual Property, and (ii) to the knowledge of the Company, there is no basis for any Litigation regarding any of the foregoing.  No Company IP has been or is being used or enforced by the Company or any Subsidiary of the Company, and to the knowledge of the Company, by any of their licensors, in a manner that, individually or in the aggregate, is reasonably likely to result in the cancellation, invalidity or unenforceability of such Intellectual Property.

(f)           All patents and patent applications, trademark registrations and applications and all other applications, registrations and filings under the Company IP (i) meet all material applicable requirements for obtaining a patent, trademark registration or other Intellectual Property registration, including any applicable disclosure requirements, including with respect to prior art references or other material prosecution information and the duty of candor of each of the owners and inventors of any patents and their attorneys, agents and relevant employees and representatives, (ii) are subsisting, in full force and effect, (iii) are valid and enforceable, (iv) have not expired, been cancelled or abandoned, and (v) have had paid in a timely manner all registration, maintenance and renewal fees necessary to preserve the rights of the Company and its Subsidiaries in connection with such Company IP.

(g)           Neither the Company nor any Subsidiary of the Company has entered, or is subject to, any consents, judgments, orders, indemnifications, forbearances to sue, settlement agreements, licenses or other arrangements in connection with the resolution of any disputes or Litigation that (i) restricts the Company or any Subsidiary of the Company with respect to any material Company IP, (ii) restricts the Company’s or any Subsidiary of the Company’s businesses in any material manner in order to accommodate any Person’s Intellectual Property, or (iii) permits any Person to use any material Company IP except as expressly permitted under an IP Contract.

(h)           The Company and each Subsidiary of the Company has implemented commercially reasonable measures to maintain the confidentiality of the trade secrets and other proprietary information under the Company IP.  No current or former employee or contractor of the Company or any Subsidiary of the Company owns any right, title or interest in or to any of the Company Owned IP.  To the knowledge of the Company, there has not been any disclosure of any confidential information of the Company or any Subsidiary of the Company (including any such information of any other Person disclosed in confidence to the Company or any Subsidiary of the Company) to any Person in a manner that has resulted or is likely to result in the loss of trade secret or other rights in and to such information.  The Company and its Subsidiaries have complied with all applicable Laws, as well as their own rules, policies, and procedures, relating to privacy, data protection, and the collection and use of personally identifiable information.

(i)            None of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Transactions or compliance by the Company with any of the provisions of this Agreement will result in the loss or impairment of or payment of any additional amounts with respect to, or require the consent of any other Person in respect of, the Company’s or its Subsidiaries’ right to own, use, or hold for use any of the Intellectual Property as owned, used, or held for use in the conduct of their businesses as they are currently conducted or presently contemplated to be conducted.

Section 3.18           Material Artwork.  Section 3.18 of the Company Disclosure Schedule contains a correct and complete list of all works of art owned by the Company with a purchase price or value, in the Company’s good faith estimate, in excess of $25,000 (the “Material Artworks”), the name of the author that created each Material Artwork and to the Company’s knowledge, the provenance of each Material Artwork.  To the knowledge of the Company: (i) each Material Artwork is authentic, (ii) if any Material Artwork has been exported from any country, such exportation has been in conformity with the Laws of the country from which such Material Artwork was exported, and the importation of such Material Artwork into each new country has been in conformity with the Laws of each country into which such Material Artwork was imported, (iii) the Company or its Subsidiary is the sole and absolute owner of all Material Artworks listed on Section 3.18 of the Company Disclosure Schedule, (iv) the Company or its Subsidiary has good and marketable title to all Material Artworks, and (v) at Closing all such Material Artworks will be owned by the Company or its Subsidiary free and clear of any and all Encumbrances.  The Material Artworks are currently insured by the Company, and to the knowledge of the Company have not been damaged or modified in any way.  No work of art owned by the Company as of December 31, 2010 has been sold or otherwise transferred by the Company or any of its Subsidiaries.

Section 3.19           Labor Matters.

(a)           With respect to the employees of the Company, its Subsidiaries or any property which the Company or its Subsidiaries is engaged as the operator or manager under a hotel or other management agreement, and except as set forth in Section 3.19(a) of the Company Disclosure Schedule:

(i)             no employees are represented by any labor union, labor organization, trade union, works council or similar organization or employee association and, to the knowledge of the Company, there are not any union organizing activities, either by or on behalf of any employee or union or similar labor organization or association;

(ii)            there is no labor strike, dispute, slowdown, stoppage or lockout pending, or to the knowledge of the Company, threatened, nor has there been any such action or event during the three years prior to the date of this Agreement;

(iii)           none of the Company, its Subsidiaries, or any property which the Company or its Subsidiaries is engaged as the operator or manager under a hotel or other management agreement is a party to, bound by or in the process of negotiating any collective bargaining or similar agreement with any labor union, labor organization, trade union, works council or similar organization or employee association, or work rules or practices agreed to with any labor union, labor organization, trade union, works council or similar organization or employee association;

(iv)           there is no unfair labor practice proceeding pending or, to the knowledge of the Company, threatened;

(v)            there are no pending material grievances or material arbitration proceedings;

(vi)           there are no consent decrees from any federal or state agency;

(vii)          to the knowledge of the Company, no executive or general manager (1) is subject to any noncompete, nonsolicitation, nondisclosure, confidentiality, employment, consulting or similar agreement with any other Person in conflict with the present and proposed business activities of the Company or its Subsidiaries, except agreements between the Company, its Subsidiaries or any property which the Company or its Subsidiaries is engaged as the operator or manager under a hotel or other management agreement and such executive or general manager or (2) intends to terminate his or her employment with the Company, its Subsidiaries or any property which the Company or its Subsidiaries is engaged as the operator or manager under a hotel or other management agreement;

(viii)         there has not been any (1) action within the past three years requiring notice to employees under the Worker Adjustment and Retraining Notification Act of 1988, as amended (the “WARN Act”), or any similar foreign, state or local Law; or (2) incurred liability or obligation under the WARN Act or any similar state or local Law that remains unsatisfied;

(ix)           the Company, its Subsidiaries or any property which the Company or its Subsidiaries is engaged as the operator or manager under a hotel or other management agreement are not and have not been: (1) a “contractor” or “subcontractor” (as defined by Executive Order 11246), or (2) required to comply with Executive Order 11246, or (3) required to maintain an affirmative action plan;

(x)            the execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any breach or other violation of, or any payment due under, any collective bargaining agreement or any other labor-related agreement;

(xi)           none of the Company, its Subsidiaries, or any property which the Company or its Subsidiaries is engaged as the operator or manager under a hotel or other management agreement is (1) delinquent in material payments to any of their respective, current or former, employees or consultants for any services or amounts required to be reimbursed or otherwise paid or (2) liable for any material payment to any trust or other fund or to any Governmental Entity with respect to unemployment compensation benefits, social security or other benefits or obligations (other than routine payments to be made in the ordinary course of business consistent with past practice); and

(xii)          the Company and its Subsidiaries are and have been in compliance with all (1) applicable Laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work, disability, discrimination, employee whistleblowing, employee leaves, workers compensation, labor relations, classification of employees, immigration, equal opportunity and workplace safety and health, except in each case where the foregoing, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect and (2) obligations under any employment agreement, severance agreement, collective bargaining agreement or any similar employment or labor-related agreement or understanding.

(b)           With respect to the employees of the Company, its Subsidiaries, any property which the Company or its Subsidiaries is engaged as the operator or manager under a hotel or other management agreement, and, to the knowledge of the Company, any franchisee of the Company or its Subsidiaries, and except as set forth in Section 3.19(b) of the Company Disclosure Schedule, neither the Company nor its Subsidiaries has received (i) written notice of any charge or complaint with respect to or relating to them pending before the Equal Employment Opportunity Commission or any other Governmental Entity responsible for the prevention of unlawful employment practices, (ii) written notice of the intent of any Governmental Entity responsible for the enforcement of labor, employment, wages and hours of work, child labor, immigration or occupational safety and health Laws to conduct an investigation with respect to or relating to them or notice that such investigation is in progress, or (iii) written notice of any Litigation or other proceeding pending or threatened in any forum by or on behalf of any present or former employee of such entities, any applicant for employment or classes or representatives of the foregoing alleging breach of any express or implied contract of employment, any applicable Law governing employment or the termination thereof or other discriminatory, wrongful or tortuous conduct in connection with the employment relationship.

(c)           Section 3.19(c) of the Company Disclosure Schedule contains a correct and complete list of all employees of the Company and its Subsidiaries as of the date hereof and, with respect to each such employee, each employee’s location of work, the total annual compensation (including, without limitation, salary, bonuses and incentive compensation) for the year ended December 31, 2010 and benefits presently received by such employee, such employee’s current salary and title, and the number of years of continuous service of such employee with the Company and its Subsidiaries.  Each employee of the Company and its Subsidiaries whose hourly wage is less than the federal or applicable state minimum wage has been properly classified and treated as a tipped employee and has been paid all amounts owed under applicable Law.

Section 3.20          Compliance with Laws.  Except as, individually or in the aggregate, has not been, and would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole, (a) the Company and its Subsidiaries have complied in a timely manner with, and are in compliance with, all Laws which affect the business, operations, properties or assets of the Company and its Subsidiaries, (b) no notice, charge, claim, action or assertion has been received by the Company or has been filed, commenced or, to the Company’s knowledge, brought, initiated or threatened against the Company or any Subsidiary of the Company alleging or investigating any violation of any of the foregoing; (c) each of the Company and its Subsidiaries and, to the Company’s knowledge, their respective employees and business partners, as applicable, has all filings, licenses, permits, certificates, exemptions, orders, consents, clearances, registrations, approvals and authorizations of all Governmental Entities and third Persons necessary for the conduct of the Company’s and its Subsidiaries’ business and the use of their properties and assets, as presently conducted and used (collectively, the “Company Permits”); and (d) all such Company Permits are in full force and effect and, as of the date of this Agreement, none of the Company Permits have been withdrawn, revoked, suspended or cancelled nor is any such withdrawal, revocation, suspension or cancellation pending or threatened, and the Company has been and is in compliance with the terms of the Company Permits and any conditions placed thereon.

Section 3.21          Environmental Matters.

(a)           Except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect:

(i)             the Company and its Subsidiaries have been and are in compliance with all applicable Environmental Laws, including possessing all permits, authorizations, licenses, exemptions and other governmental authorizations required for its operations under applicable Environmental Laws;

(ii)            with respect to the real property that is currently leased or operated by the Company or any Subsidiary of the Company, there have been no spills, discharges, releases or threatened releases (as such term is defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42, U.S.C. 9601, et seq. (“CERCLA”)) of Hazardous Substances or any other contaminant or pollutant on or underneath any of such real property that requires or is likely to require Cleanup under applicable Environmental Laws;

(iii)           with respect to real property that was formerly owned, leased or operated by the Company or any of its predecessors in interest, there were no spills, discharges or releases (as such term is defined by CERCLA) of Hazardous Substances or any other contaminant or pollutant on or underneath any of such real property during or prior to the Company’s ownership or operation of such real property that requires or is likely to require Cleanup under applicable Environmental Laws; and

(iv)           neither the Company nor any of its Subsidiaries has disposed or arranged for the disposal of Hazardous Substances (or any waste or substance containing Hazardous Substances) at any location that is: (x) listed on the Federal National Priorities List (“NPL”) or identified on the Comprehensive Environmental Response, Compensation, and Liability Information System (“CERCLIS”), each established pursuant to CERCLA; (y) listed on any state or foreign list of hazardous waste sites that is analogous to the NPL or CERCLIS; or (z) has been subject to environmental investigation or remediation.

(b)           Neither the Company nor any Subsidiary of the Company has received written notice from any Person, including any Governmental Entity, alleging that the Company or any Subsidiary of the Company has been or is in violation or potentially in violation of any applicable Environmental Law or otherwise may be liable under any applicable Environmental Law.  Neither the Company nor any Subsidiary of the Company has received any written request for information from any Person, including any Governmental Entity, related to liability under or compliance with any applicable Environmental Law.

(c)           There is no Environmental Claim pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary of the Company or, to the knowledge of the Company, against any person or entity whose liability for any Environmental Claim the Company or any Subsidiary of the Company has or may have retained or assumed either contractually or by operation of law and there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Hazardous Substance that could form the basis of any Environmental Claim against the Company, any Subsidiary of the Company or, to the knowledge of the Company, against any person or entity whose liability for any Environmental Claim the Company or any Subsidiary of the Company has or may have retained or assumed whether contractually or by operation of law.

(d)           Neither the Company nor any Subsidiary of the Company has entered into any written agreement that may require it to pay to, reimburse, guarantee, pledge, defend, indemnify or hold harmless any Person from or against any liabilities or costs arising out of or related to the generation, manufacture, use, transportation or disposal of Hazardous Substances, or otherwise arising in connection with or under Environmental Laws.

(e)           The following terms shall have the following meanings for the purposes of this Agreement:

(i)            “Cleanup” means all actions required to: (1) clean-up, remove, treat or remediate Hazardous Substances in the indoor or outdoor environment; (2) prevent the release of Hazardous Substances so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (3) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (4) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Substances in the indoor or outdoor environment.

(ii)           “Environmental Laws” means all federal, state, local, foreign and common Laws and regulations relating to pollution or protection of human health or the environment, including without limitation, laws relating to the exposure to, or releases or threatened releases of, Hazardous Substances or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, release, transport, handling or Cleanup of Hazardous Substances and all laws and regulations with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Substances.

(iii)          “Environmental Claim” shall mean any claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) (a) arising out of, based on or resulting from (1) the presence, or release into the environment, of any Hazardous Substance at any location, whether or not owned or operated by the Company or (2) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or (b) under or pursuant to any Environmental Law.

(iv)          “Hazardous Substances” shall mean (a) any petrochemical or petroleum products, radioactive materials, asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined by any Environmental Law as, or included in the definition of, “hazardous substances,” “hazardous wastes,” “hazardous materials,” “restricted hazardous materials,” “extremely hazardous substances,” “toxic substances,” “contaminants” or “pollutants” or words of similar meaning and regulatory effect; or (c) any other chemical, material or substance, exposure to which is prohibited, limited, or regulated by any applicable Environmental Law.

Section 3.22          Insurance.  Section 3.22 of the Company Disclosure Schedule (i) lists all material insurance policies maintained by or on behalf of the Company or any Subsidiary of the Company as of the date of this Agreement and (ii) includes a description of any self-insurance arrangements in effect as of the date of this Agreement with respect to the Company or any Subsidiary of the Company (such arrangements, together with all similar arrangements in respect of the Company covering earlier periods, being referred to herein as the “Self-Insurance Arrangements”).  The Company has heretofore made available to Parent true, correct and complete copies of certificates of all such insurance policies.  All such policies and the Self-Insurance Arrangements are in full force and effect and will not terminate by virtue of the transactions contemplated hereby, all premiums due thereon have been paid by the Company or a Subsidiary of the Company, as applicable, and the Company and its Subsidiaries, as applicable, are otherwise in compliance in all material respects with the terms and provisions of such policies.  Furthermore, (a) neither the Company nor any Subsidiary of the Company has received any written notice of cancellation or non-renewal of any such policy or arrangement nor is the termination of any such policies or arrangements threatened, (b) there is no claim pending under any of such policies or arrangements as to which coverage has been questioned, denied or disputed by the underwriters of such policies or arrangements, (c) neither the Company nor any Subsidiary of the Company has received any written notice from any of its insurance carriers that any insurance coverage presently provided for will not be available to the Company or its Subsidiaries in the future on substantially the same terms as now in effect, and (d) none of such policies or arrangements provides for any retrospective premium adjustment, experienced-based liability or loss sharing arrangement affecting the Company.

Section 3.23          Certain Business Practices.  The Company, the Company’s Subsidiaries, all current and former directors, officers, employees, agents, independent contractors and franchisees of any of the foregoing and each other Person acting on behalf of the Company or any of its Subsidiaries have complied and are in compliance, in all material respects, with all applicable requirements under (i) the Foreign Corrupt Practices Act, as amended, or any rules or regulations thereunder, (ii) the Organization for Economic Cooperation and Development Convention Against Bribery of Foreign Public Officials in International Business Transactions and legislation implementing such convention, (iii) all other international anti-bribery conventions, and (iv) all other applicable Laws relating to corruption, bribery, ethical business conduct, money laundering, political contributions, gifts and gratuities, or lawful expenses, Laws requiring the disclosure of agency relationships or commissions and anti-corruption rules of any international financial institutions with which any of them do business (collectively, the “Anti-Bribery Laws”).  During the last ten years, neither the Company nor any of its Subsidiaries has received any communication alleging that the Company, any of its Subsidiaries, any current or former director, officer, employee or authorized agent of any of the foregoing or any other Person acting on behalf of the Company or any of its Subsidiaries has or may have violated, or has or may have any material liability under, any Anti-Bribery Law.  The Company and its Subsidiaries have retained, and continue to retain, accurate books and records and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, compliance by the Company and its Subsidiaries and their respective directors, officers, employees and agents with all applicable Anti-Bribery Laws.

Section 3.24          Opinion of Financial Advisor.  The Company has received the written opinion of Deutsche Bank Securities, Inc. (the “Company Financial Advisor”), dated November 2, 2011, to the effect that, as of such date, and subject to the assumptions, qualifications and limitations set forth therein, the Merger Consideration is fair, from a financial point of view, to the holders of the Shares, and a copy of such opinion will be delivered promptly to Parent and Merger Sub, solely for informational purposes, upon receipt by the Company.  If required by applicable Law, the Company has been authorized by the Company Financial Advisor to permit the inclusion of such opinion in its entirety in the Proxy Statement, provided that any description of or reference to Company Financial Advisor or summary of such opinion in the Proxy Statement is in a form reasonably acceptable to the Company Financial Advisor and its counsel.

Section 3.25          Brokers.  No broker, investment banker, financial advisor or other person, other than the Company Financial Advisor, the fees and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Company or Merger Sub.  True and correct copies of all agreements between the Company and the Company Financial Advisor, including, without limitation, any fee arrangements, are included in Section 3.25 of the Company Disclosure Schedule.

Section 3.26          State Takeover Statutes.  The approval of the Company’s Board of Directors of the terms of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement represents all the actions necessary to render inapplicable to this Agreement, the Merger and the other transactions contemplated by this Agreement, the restrictions on “business combinations” set forth in Section 912 of the NYBCL, to the extent such restrictions would otherwise be applicable to this Agreement, the Merger and the other transactions contemplated by this Agreement.  No other state takeover statute or similar statute or regulation applies to this Agreement, the Merger or the other transactions contemplated by this Agreement.

Section 3.27          Related Party Transactions.  There are no outstanding amounts payable to or receivable from, and neither the Company nor any of its Subsidiaries is a creditor or debtor of, or party to any oral or written contract or transaction with, (i) any beneficial owner of 5% or more of the outstanding Shares or any Affiliate or immediate family member of such a beneficial owner, (ii) any director, officer or employee of the Company or any of its Subsidiaries or any Affiliate or immediate family member of such a director, officer or employee, or (iii) any Affiliate of the Company or any Subsidiary of the Company (any such person, a “Related Person”).  No Related Person has any interest in any material property used by the Company or any of its Subsidiaries.  As used in this Section 3.27, the term “immediate family member” shall have the meaning given to such term in Item 404 of Regulation S-K of the SEC.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES
OF PARENT AND THE MERGER SUB

Parent and Merger Sub represent and warrant to the Company as follows:

Section 4.1            Organization.  Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Maryland and has full corporate power and authority to own, lease and operate its properties and to carry on its business as is now being conducted.  Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of New York and has full corporate power and authority to own, lease and operate its properties and to carry on its business as is now being conducted.

Section 4.2            Authorization; Validity of Agreement; Necessary Action.  Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions.  The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Transactions have been duly authorized by each of the Board of Directors of Parent and Merger Sub, and by Parent as the sole stockholder of Merger Sub, and no other corporate proceeding on the part of Parent or Merger Sub is necessary to authorize the execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by them of the Transactions.  This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming due and valid authorization, execution and delivery of this Agreement by the Company, is a valid and binding obligation of each of Parent and Merger Sub enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to creditors’ rights generally and to general principles of equity.

Section 4.3             Consents and Approvals; No Violations.  None of the execution, delivery or performance of this Agreement by Parent or Merger Sub, the consummation by Parent or Merger Sub of the Transactions or compliance by Parent or Merger Sub with any of the provisions of this Agreement will

(a)            conflict with or result in any breach of any provision of the certificates of incorporation or the bylaws of Parent or Merger Sub,

(b)           except as individually or in the aggregate would not reasonably be expected to have a material adverse effect on the ability of the Parent or Merger Sub to perform their respective obligations under this Agreement or to consummate the transactions contemplated by this Agreement,

(i)             require any filing by Parent or Merger Sub with, or permit, authorization, consent or approval of, any Governmental Entity, except in the case of this Clause (b)(i) for (1) compliance with any applicable requirements of the Exchange Act, (2) any filings as may be required under the NYBCL in connection with the Merger, (3) such reports under Section 13 of the Exchange Act as may be required in connection with this Agreement and the Transactions, (4) such filings and approvals as may be required by any applicable state securities, blue sky or takeover Laws, or (5) any filings under applicable antitrust or competition Laws, or

(ii)            assuming that all consents, approvals, authorizations and other actions described in subsection (b)(i) have been obtained, conflict with or violate any Law applicable to Parent, any of its Subsidiaries, or any of their properties or assets.

Section 4.4            Brokers.  No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Merger Sub.

Section 4.5            Available Funds.  Parent has delivered to the Company true, correct and complete copies of (i) the executed Equity Commitment Agreement to provide to Parent, subject to the conditions set forth therein, equity financing in the aggregate amount set forth therein (the “Equity Financing”) and (ii) the executed HPT Purchase Agreement pursuant to which HPT, subject to the satisfaction or waiver of the conditions set forth therein (including all exhibits referenced therein), has agreed to purchase from Parent, and Parent has agreed to sell to HPT, certain assets immediately following the Closing for the aggregate purchase price set forth therein (such purchase price being referred to herein as the “Purchase Funding,” and together with the Equity Financing collectively referred to as the “Funding”) and to advance the Purchase Funding to Parent and Merger Sub at the Effective Time.  Each of the Funding Agreements, in the form so delivered on the date hereof, is in full force and effect and the commitment contained in the Equity Commitment Agreement has not been withdrawn or rescinded in any respect.  The Funding Agreements are the valid, binding and enforceable obligations of Parent and Merger Sub and the other parties thereto subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to creditors’ rights generally and to general principles of equity.  Subject to the satisfaction of the conditions precedent set forth in the Funding Agreements and ARTICLE VII, the aggregate proceeds from the Funding will be, and Merger Sub will have at the Effective Time cash and other available financial resources, sufficient to fund the payment in full of the aggregate Merger Consideration as well as to make all other required payments payable by Parent or Merger Sub in connection with the Merger (including without limitation the fees and expenses of Parent and Merger Sub in connection therewith).  There are no conditions precedent or other contingencies related to the funding of the full amount of the Equity Financing other than as set forth in the Equity Commitment Agreement.  There are no conditions precedent or other contingencies to the advance of the Purchase Funding under the HPT Purchase Agreement other than as set forth in the HPT Purchase Agreement.

Section 4.6            Interim Operations of Parent and Merger Sub.  Each of Parent and Merger Sub was organized for the purpose of entering into this Agreement and consummating the Transactions and has not engaged in any business activities or conducted any operations other than as incident to its organization and in connection with the execution of this Agreement and the consummation of the Transactions.

ARTICLE V

INTERIM OPERATING COVENANTS

Section 5.1            Interim Operations of the Company.  The Company covenants and agrees that, except as expressly contemplated by this Agreement or unless the Company shall have obtained Parent’s prior written consent, after the date of this Agreement, and prior to the earlier of (x) the termination of this Agreement in accordance with ARTICLE VIII and (y) the Effective Time:

(a)           the business of the Company and its Subsidiaries shall be conducted only in the ordinary course of business consistent with past practice, and the Company shall, and shall cause its Subsidiaries to, use their commercially reasonable best efforts to preserve their present business organization intact, to keep available the services of their current officers, employees and consultants, and to maintain good relations with customers, suppliers, employees, contractors, landlords, franchisees, distributors and others having business dealings with the Company and its Subsidiaries;

(b)           the Company shall not, and shall cause its Subsidiaries not to, (i) directly or indirectly, issue, sell, modify, transfer, dispose of, encumber or pledge any shares of capital stock of the Company or its Subsidiaries, securities convertible into or exchangeable for, or options, warrants or rights of any kind to acquire any shares of such capital stock or other equity interests or any other ownership interest; (ii) amend or otherwise change their certificate of incorporation, bylaws or similar organizational documents; (iii) split, combine, reclassify, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of their capital stock or other equity interests; (iv) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to their capital stock or any equity interest, or (v) enter into, amend or modify any shareholder rights agreement, rights plan, “poison pill” or other similar agreement or plan;

(c)            the Company will not, and will cause its Subsidiaries not to, (i) incur or assume any indebtedness for borrowed money, indebtedness evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances, indebtedness representing the deferred and unpaid balance of the purchase price of any property (including capitalized lease obligations), indebtedness under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, commodity price or currency risks either generally or under specific contingencies, or issue any debt securities; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; (iii) make any loans, advances or capital contributions to, or investments in, any other Person; (iv) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any equity interest therein; or (v) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any assets or properties, other than furniture, fixtures and equipment in the ordinary course of business consistent with past practice;

(d)           except as required by the terms of a written Benefit Plan or Employment Agreement or by applicable Law, the Company shall not, and shall cause its Subsidiaries not to, (i) increase the wages, salaries, compensation, pension or other benefits or perquisites payable or provided to any of the Company’s or any of its Subsidiaries’ officers, employees, directors, independent contractors or leased personnel; provided, however, that the Company and its Subsidiaries may, in the ordinary course of business, on the anniversary of any hotel employee’s initial employment with the Company or such Subsidiary increase by no more than 3% the salary payable to such hotel employee, (ii) grant or increase any severance, change in control, termination or similar compensation or benefits payable to any, director, officer or employee of the Company or any of its Subsidiaries, (iii) pay or grant any bonus or similar compensation to any of the Company’s or any of its Subsidiaries’ officers, employees, directors, independent contractors or leased personnel, (iv) enter into, amend or terminate, any Employment Agreement or Benefit Plan, (v) accelerate the time of payment or vesting of, or the lapsing of restrictions with respect to, or fund or otherwise secure the payment of, any compensation or benefits under any Benefit Plan or Employment Agreement, (vi) enter into, amend, negotiate or terminate any labor agreement, or (vii) terminate the employment of any person who is a party to an Employment Agreement with the Company or any Subsidiary of the Company other than for cause;

(e)            the Company will not, and will cause its Subsidiaries not to, (i) modify, extend, amend or terminate any Material Contract to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective properties or assets may be bound; (ii) waive, release or assign any rights or claims under any Material Contract; or (iii) enter into any Material Contract;

(f)           the Company shall not, and shall cause its Subsidiaries not to, except as necessary in the ordinary course of business consistent with past practice, (i) grant or acquire, agree to grant to or acquire from any Person any Intellectual Property, or dispose of or permit to lapse any rights to any Company IP, (ii) fail to take any action necessary or advisable to protect or maintain any Company IP that is material to the conduct of the business of the Company or its Subsidiaries as currently conducted and as planned by the Company or its Subsidiaries to be conducted, including the prosecution of all pending applications for patents and trademarks, the filing of any documents or other information or the payment of any maintenance or other fees related thereto, or (iii) disclose or agree to disclose to any Person, other than Representatives of Merger Sub and Parent, any trade secret or other confidential information;

(g)            the Company will not, and will cause its Subsidiaries not to, (i) make, revoke or amend any material Tax election of the Company or any of its Subsidiaries, (ii) file any material amended Tax Return or material claim for refund of the Company or any of its Subsidiaries, (iii) enter into any closing agreement affecting any material Tax liability or refund of the Company or any of its Subsidiaries, (iv) settle or compromise any material Tax liability or refund of the Company or any of its Subsidiaries, or (v) extend or waive the application of any statute of limitations regarding the assessment or collection of any Tax of the Company or any of its Subsidiaries;

(h)            the Company will not, and will cause its Subsidiaries not to, (i) settle any Litigation involving an amount in excess of $100,000 or, in the aggregate, an amount in excess of $100,000 or (ii) enter into any consent decree, injunction or other similar restraint or form of equitable relief in settlement of any Litigation;

(i)             the Company will not, and will cause its Subsidiaries not to, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company;

(j)             the Company will not, and will cause its Subsidiaries not to, fail to keep in force insurance policies or replacement or revised provisions providing insurance coverage with respect to the assets, operations and activities of the Company and its Subsidiaries as are currently in effect;

(k)            the Company shall not, and shall cause its Subsidiaries not to, make any capital expenditure except (x) in accordance with the budget for capital expenditures attached to Section 5.1(k) of the Company Disclosure Schedule or (y) for capital expenditures not reflected on such budget but which are reasonably necessary to maintain the hotels operated or managed by the Company in good working order provided the aggregate expenditures under this clause (y) do not exceed $75,000;

(l)           the Company shall not, and shall cause its Subsidiaries not to, directly or indirectly acquire (x) by merging or consolidating with, or by purchasing assets of, or by any other manner, any division, business or equity interest of any Person (including in a transaction involving a tender or exchange offer, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction) or (y) except in the ordinary course of business consistent with past practice, any material assets;

(m)           the Company shall not make any change in any method of accounting principles, method or practices, except for any such change required by reason of a concurrent change in GAAP or Regulation S-X promulgated under the Exchange Act (as authorized by the Company’s independent auditor);

(n)           the Company will not, and will cause its Subsidiaries not to, knowingly take or knowingly omit to take any action that is reasonably likely to result in any of the conditions to the Merger set forth in ARTICLE VII not being satisfied or that would or would reasonably be expected to materially delay the consummation of, or materially impair the ability of the Company to consummate, the Transactions in accordance with the terms of this Agreement;

(o)           the Company will not, and will cause its Subsidiaries not to, enter into any agreement, contract, commitment or arrangement to do any of the foregoing, or authorize, recommend, propose or announce an intention to do any of the foregoing.

Any consent of Parent under this Section 5.1 shall not be unreasonably withheld, conditioned or delayed provided that the Company has disclosed to Parent all relevant information.  Parent’s grant of consent under this Section 5.1 shall not affect whether or not any Change is taken into account when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur.

Section 5.2             No Solicitation.

(a)           The Company agrees that it shall immediately cease and cause to be terminated all discussions, negotiations and communications, if any, with any Persons with respect to any Acquisition Proposal and shall use its reasonable best efforts to cause any such Person (and its agents and advisors) in possession of confidential information about the Company that was furnished by or on behalf of the Company to return or destroy all such information.  The Company shall not, and it shall not authorize or permit any of its Subsidiaries, or any of its or its Subsidiaries’ officers, directors, employees, representatives, consultants, investment bankers, attorneys, accountants or other agents (collectively, “Representatives”) to, directly or indirectly (i) initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or knowingly induce, or knowingly take any action to facilitate the making of, any inquiry, offer or proposal which constitutes or would reasonably be expected to lead to any Acquisition Proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations with, furnish any non-public information relating to the Company or its Subsidiaries to, or otherwise cooperate in any way with any Person (other than Parent or any of its Affiliates or Representatives) that is seeking to make, or has made, an Acquisition Proposal, (iii) fail to make, or withdraw or modify in any manner adverse to Parent, the Company Board Recommendation (it being understood that taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification), recommend, adopt or approve, or publicly propose to recommend, adopt or approve, any Acquisition Proposal, or publicly take any action or make any public statement inconsistent with the Company Board Recommendation (any of the foregoing in this clause (iii), an “Adverse Recommendation Change”), (iv) grant (other than to Parent or any of its Affiliates or Representatives) any waiver or release under any confidentiality, standstill or similar agreement, (v) make, or participate in, whether alone or in concert with others, any “solicitation” (as such term is used in the rules of the SEC) of proxies or consents to vote any securities of the Company in favor of any Acquisition Proposal, or (vi) enter into any merger agreement, letter of intent, share purchase agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement relating to or any understanding or agreement contemplating or otherwise relating to, or that is intended to or would reasonably be expected to lead to, any Acquisition Proposal.  The Company shall promptly (and in any event within 24 hours) notify Parent if any proposals are received by, any non-public information is requested from, or any negotiations or discussions are sought to be initiated or continued with, the Company or any Company Representative, in each case, in connection with an Acquisition Proposal or the possibility or consideration of making an Acquisition Proposal, which notice shall identify the name of the Person making such proposal or request or seeking such negotiations or discussions and include copies of all correspondence and written materials provided to the Company or any Company Representative that describe the terms and conditions of any proposal or request and a reasonable description of any terms and conditions of any such proposal or request that were communicated orally.

(b)           Notwithstanding Section 5.2(a), prior to the receipt of Company Stockholder Approval, the Company may, subject to compliance with this Section 5.2, furnish non-public information concerning its business, properties or assets to any Person pursuant to a confidentiality agreement (a copy of which shall be provided to Parent promptly after its execution) with terms no less favorable to the Company than those contained in the Confidentiality Agreements, dated March 11, 2011 and March 16, 2011, each entered into between HPT and the Company (together, the “Confidentiality Agreement”) and may negotiate and participate in discussions and negotiations with such Person concerning an Acquisition Proposal if, but only if, (i) the Company has received on an unsolicited basis, a bona fide written Acquisition Proposal from such Person, (ii) the Board of Directors of the Company determines in good faith, after considering the advice of a nationally recognized investment banking firm and outside legal counsel that such Acquisition Proposal constitutes or is reasonably likely to result in a Superior Proposal, (iii) the Board of Directors of the Company determines in good faith, after considering the advice of outside legal counsel to the Company, that the failure to provide such information or to engage in such discussions or negotiations would be inconsistent with the Board of Directors’ fiduciary duties to the Company’s stockholders under applicable Law, and (iv) there has not been any material breach of this Section 5.2 by the Company or any of its Representatives.

(c)           Prior to furnishing any Person with information or entering into negotiations or discussions pursuant to Section 5.2(b), the Company shall provide Parent at least 24 hours prior written notice of its intention to provide such information or enter into such negotiations or discussions, which notice shall include the name of the Person to whom it intends to provide such information or enter into such negotiations or discussions.  The Company shall promptly provide to Parent any non-public information regarding the Company provided to any other Person which was not previously provided to Parent, such additional information to be provided no later than the date of provision of such information to such other Person.  The Company shall promptly keep Parent reasonably informed of the status and details of any Acquisition Proposal (including any material changes in the terms thereof) and promptly deliver copies of all correspondence and written materials provided to the Company or any Company Representative with respect to any Acquisition Proposal (and any subsequent material changes to such terms and conditions thereof) and a reasonable description of any terms and conditions of any Acquisition Proposal that were communicated orally.

(d)           Any violation of this Section 5.2 by any of the Company’s Representatives, whether or not such Representative is so authorized and whether or not such Representative is purporting to act on behalf of the Company or otherwise, shall be deemed to be a breach of this Agreement by the Company.

(e)           Except as set forth in this Section 5.2(e), neither the Board of Directors of the Company nor any committee thereof shall make an Adverse Recommendation Change.  Notwithstanding the foregoing, prior to the receipt of Company Stockholder Approval, the Board of Directors of the Company may make an Adverse Recommendation Change with respect to a Superior Proposal if (i) the Company shall have received a Superior Proposal that did not result from a material breach of this Section 5.2 and provided the notice specified in Section 5.2(c), (ii) the Board of Directors of the Company determines in good faith, after considering the advice of outside legal counsel, that the failure to take such action would be inconsistent with the Board of Directors’ fiduciary duties to the Company’s stockholders under applicable Law, (iii) prior to effecting such Adverse Recommendation Change with respect to such Superior Proposal, the Company has provided Parent four full Business Days prior written notice that the Board of Directors of the Company intends to make an Adverse Recommendation Change as a result of such Superior Proposal (it being understood and agreed that any amendment to the financial terms or any other material term of such Acquisition Proposal shall require a new written notice to Parent and a new two full Business Day period), (iv) during such period (and any new two full Business Day period required by this Section 5.2(e)) the Company has caused its financial and legal advisors to negotiate with Parent in good faith as to any such adjustments in the terms and conditions of this Agreement proposed by Parent so as to cause such Acquisition Proposal to cease to constitute a Superior Proposal, and (v) following such period(s), the Board of Directors of the Company determines in its good faith judgment (after considering the advice of its financial advisor and outside legal counsel) that, after taking into account any adjustments to the terms and conditions of this Agreement proposed in writing by Parent, the Acquisition Proposal continues to constitute a Superior Proposal.  Any such Adverse Recommendation Change or the entry by the Company into any Acquisition Agreement shall not change the approval of the Board of Directors of the Company for purposes of causing or cause any state takeover statute or other state Law to be applicable to the Transactions (including the Merger).

(f)            The Company may terminate this Agreement and enter into an agreement with respect to a Superior Proposal (an “Acquisition Agreement”), provided that, prior to any such termination (and with respect to clause (iii) hereof, concurrently with the termination of this Agreement), (i) the Company shall have received a Superior Proposal and provided the notice specified in Section 5.2(c), (ii) the Board of Directors of the Company determines in good faith, after considering the advice of outside legal counsel, that the failure to take such action would be inconsistent with the Board of Directors’ fiduciary duties to the Company’s stockholders under applicable Law, (iii) the Company shall have provided Parent four full Business Days prior written notice (it being understood and agreed that any amendment to the financial terms or any other material term of such Acquisition Proposal shall require a new written notice to Parent and a new two full Business Day period) that it intends to terminate this Agreement pursuant to this Section 5.2(f), identifying the Superior Proposal then determined to be more favorable and the parties thereto and delivering to Parent a copy of the Acquisition Agreement for such Superior Proposal in the form to be entered into, (iv) during such period (and any new two full Business Day period required by this Section 5.2(f)) the Company has caused its financial and legal advisors to negotiate with Parent in good faith as to any such adjustments in the terms and conditions of this Agreement proposed by Parent so as to cause such Acquisition Proposal to cease to constitute a Superior Proposal, (v) following such period(s), the Board of Directors of the Company determines in its good faith judgment (after considering the advice of its financial advisor and outside legal advisor) that, after taking into account any adjustments to the terms and conditions of this Agreement proposed in writing by Parent, the Acquisition Proposal continues to constitute a Superior Proposal, (vi) there has not been any material breach of this Section 5.2 by the Company or any of its Representatives, (vii) the Company shall have delivered to Parent (1) a written notice of termination of this Agreement pursuant to this Section 5.2(f) and (2) a wire transfer of immediately available funds in the amount of the Termination Fee and the Reimbursable Expenses, and (viii) immediately following and conditioned on the payment of the Termination Fee and the Reimbursable Expenses pursuant to subclause (2) above, the Company enters into the Acquisition Agreement with respect to the Superior Proposal for which it has complied with the procedures set forth in this Section 5.2.

(g)           The Company shall not take any action to (i) exempt any Person (other than Parent, Merger Sub and their respective Affiliates) from the restrictions on “business combinations” contained in Section 912 of the NYBCL (or any similar provision of any other Law) or otherwise cause such restrictions not to apply or (ii) exempt any Person (other than Parent, Merger Sub and their respective Affiliates) from the provisions on “control share acquisitions” contained in any takeover Law or otherwise cause such restrictions not to apply, or agree to do any of the foregoing, in each case unless such actions are taken substantially concurrently with a termination of this Agreement pursuant to Section 5.2(f).

(h)           Nothing contained in this Agreement shall prohibit the Company or the Board of Directors of the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or making any “stop, look and listen” communication to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act, if in either case, in the good faith judgment of the Board of Directors of the Company, after considering the advice of outside counsel to the Company, the failure to take such action would be inconsistent with the Board of Directors’ fiduciary duties to the Company’s stockholders under applicable Law.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.1             Notification of Certain Matters.  The Company shall give prompt notice to Parent of (a) the occurrence or non-occurrence of any event whose occurrence or non-occurrence, as the case may be, could reasonably be expected to (i) cause any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate as of the date hereof or as of such date (except for any representation or warranty that is expressly made as of a specified date, in which case as of such specified date) or (ii) cause any of the conditions to the Merger set forth in ARTICLE VII to not be satisfied at the Effective Time and (b) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by the Company subsequent to the date of this Agreement and prior to the Effective Time, under any Material Contract or any Contract entered into after the date of this Agreement that if in effect on the date of this Agreement would be a Material Contract, to which the Company or any Subsidiary of the Company is a party or is subject. The Company, on the one hand, and Parent, on the other hand, shall give prompt written notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated hereby (including to avoid any termination or acceleration as a result of the Transactions).  Notwithstanding anything in this Agreement to the contrary, no such notification shall affect the representations, warranties or covenants of the parties or the conditions to the obligations of the parties hereunder.  The Company and Parent shall, to the extent permitted by Law, promptly provide the other with copies of all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated by this Agreement, other than, with respect to Parent, the portions of such filing that include confidential or proprietary information not directly related to the transactions contemplated by this Agreement.

Section 6.2             Access; Confidentiality.  Subject to the restrictions imposed by applicable antitrust or competition Laws, from the date of this Agreement until the Effective Time, the Company shall afford to the officers, employees, accountants, counsel, and other Representatives of Parent and Merger Sub, reasonable access, during normal business hours to all of its and its Subsidiaries’ officers, employees, agents, properties, books, contracts and records and, during such period, the Company shall furnish promptly to Parent and Merger Sub all other information concerning its business, properties and personnel as Parent or Merger Sub may reasonably request.  Prior to the Effective Time, Parent and Merger Sub will hold any information obtained pursuant to this Section 6.2 in accordance with the terms of the Confidentiality Agreement.

Section 6.3            Publicity.  Each of Parent and the Company shall consult with the other regarding their initial press releases with respect to the execution of this Agreement.  Thereafter, so long as this Agreement is in effect, neither the Company nor Parent, nor any of their respective Affiliates, shall issue any press release, announcement or other oral or written external communication with respect to the Transactions, this Agreement or any other party hereto without the prior consent of the other party (such consent not to be unreasonably withheld), except such press release, announcement or communication as is required by Law or the rules of a national securities exchange, in which case the party required to make the release, announcement or communication shall use its reasonable best efforts to provide the other party with a reasonable opportunity to review and comment on such release, announcement or communication in advance of its issuance.

Section 6.4            Proxy Statement.  The Company covenants and agrees that: (a) the Proxy Statement (and the letter to stockholders, notice of meeting and form of proxy included therewith) will not, at the time that the Proxy Statement or any amendment or supplement thereto is filed with the SEC or is first mailed to the stockholders of the Company, at the time of the Company Stockholders’ Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; and (b) the Proxy Statement (and the letter to stockholders, notice of meeting and form of proxy included therewith) will comply in all material respects with the provisions of applicable federal securities Laws.  Notwithstanding the foregoing, the Company makes no covenant, representation or warranty with respect to statements made in the Proxy Statement (and the letter to stockholders, notice of meeting and form of proxy included therewith), if any, based on information furnished in writing by Parent or Merger Sub for inclusion therein.  Parent covenants and agrees that none of the information supplied by Parent or Merger Sub in writing expressly for inclusion in the Proxy Statement will, at the time that the Proxy Statement is filed with the SEC or is first mailed to stockholders of the Company, at the time of the Company Stockholders’ Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

Section 6.5             Insurance and Indemnification.

(a)           The Surviving Corporation’s certificate of incorporation and bylaws shall contain provisions no less favorable with respect to exculpation from liabilities and indemnification of individuals who were directors or officers of the Company at or prior to the Effective Time for or in respect of acts or omissions of such individuals that occurred prior to the Effective Time than the provisions set forth in the certificate of incorporation and bylaws of the Company as of the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights of such individuals with respect to periods prior to the Effective Time, unless such modification shall be required by Law.

(b)           From and after the Effective Time, the Surviving Corporation shall honor (and Parent shall cause the Surviving Corporation to honor) all obligations of the Surviving Corporation under its certificate of incorporation and bylaws to indemnify individuals who were directors and officers of the Company at or prior to the Effective Time for or in respect of acts or omissions of such individuals that occurred prior to the Effective Time.

(c)           Provided the premium is not more than $360,000, the Company shall purchase, by the Effective Time, tail policies for the officers’ and directors’ liability insurance, which tail policies shall be effective for a period from at least the Effective Time, through and including the date six years after the Effective Time with respect to claims arising from facts or events that existed or occurred prior to such period.

(d)           From and after the Effective Time (but not prior thereto), the provisions of Section 6.5(a), Section 6.5(b) and Section 6.5(c) are intended to be for the benefit of, and will be enforceable by, each individual who was a director or officer of the Company at or prior to the Effective Time and his or her heirs.

Section 6.6             Further Action; Reasonable Best Efforts.

(a)           Subject to the terms and conditions of this Agreement, Parent, Merger Sub and the Company agree to use their respective reasonable best efforts to (i) make promptly any required submissions under applicable antitrust or competition Laws with respect to the Transactions and (ii) take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the Transactions as promptly as practicable including using their respective reasonable best efforts to obtain any requisite approvals, consents, authorizations, orders, exemptions or waivers by any third Person or Governmental Entity in connection with the Transactions and to fulfill the conditions to the Merger.  If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall use their respective reasonable best efforts to take all such action.

(b)           Each of the parties hereto agrees to cooperate and use its reasonable best efforts to vigorously contest and resist any action, including administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits consummation of the Transactions, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal.

(c)           In no event shall Parent or Merger Sub be obligated pursuant to this Agreement to divest or hold separate any assets or to take or commit to take any action that which would be reasonably likely to (i) adversely impact in any material respect the benefits expected to be derived by Parent, as determined by Parent, as a result of the Transactions or (ii) impose material limitations on Parent’s ownership or operation (or that of any of Parent’s Subsidiaries or Affiliates) of all or a material portion of the Company’s business or assets.

(d)           The Company shall use its reasonable best efforts to take all actions and to do or cause to be done all things necessary, proper or advisable under applicable Law for the Company and its Subsidiaries to continue to conduct the management business of the Company and its Subsidiaries in Egypt as currently conducted without penalty, sanction or damage to reputation.

(e)           The Company agrees to reasonably cooperate with Parent in the planning of and preparation for the Reorganizations so that the Reorganizations can be completed on the same Business Day as the Effective Time; provided, however, that (i) the Company shall not be obligated to irrevocably commit to any action prior to the Effective Time, and (ii) Parent shall reimburse the Company for its reasonable out-of-pocket expenses it incurs pursuant to this Section 6.6(e) at the request of Parent.

Section 6.7             State Takeover Laws.  If any state takeover statute is, becomes or is deemed to become applicable to the Company or the Transactions, then the Board of Directors of the Company shall take all actions necessary to render such statute inapplicable to the foregoing.

Section 6.8             Stockholder Litigation.  The Company shall give Parent the opportunity to participate, at Parent’s expense, in the defense or settlement of any stockholder Litigation against the Company and/or its directors or officers relating to the Transactions, whether commenced prior to or after the execution and delivery of this Agreement.  The Company agrees that it shall not settle or offer to settle any Litigation commenced prior to or after the date of this Agreement against the Company or any of its directors or executive officers by any stockholder of the Company relating to this Agreement, the Merger, any other transaction contemplated hereby or otherwise, without the prior written consent of Parent.

Section 6.9             Financial Information.  During the period prior to the Effective Time, the Company shall provide to Parent monthly profit and loss statements for the Company and each of the Owned Real Properties and the Leased Real Properties no later than 15 calendar days following the end of each fiscal month.

Section 6.10          Company SEC Documents.  From the date of this Agreement to the Effective Time, the Company shall timely file with the SEC all Company SEC Documents required to be filed by it under the Exchange Act or the Securities Act.  As of its filing date, or if amended after the date of this Agreement, as of the date of the last such amendment, each such Company SEC Document shall fully comply with the applicable requirements of the Exchange Act and the Securities Act, as the case may be.  As of its filing date or, if amended after the date of this Agreement, as of the date of the last such amendment, each such Company SEC Document filed pursuant to the Exchange Act shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  All of the Financial Statements included in the Company SEC Documents filed after the date of this Agreement (i) shall comply in all material respects with the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (ii) shall be prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and (iii) shall fairly present in all material respects the financial position and the results of operations and cash flows in accordance with GAAP (subject, in the case of unaudited interim financial statements, to normal and recurring year-end adjustments, in each case as permitted by GAAP and the applicable rules and regulations promulgated by the SEC) of the Company as of the times and for the periods referred to therein.

Section 6.11          Compensation Arrangements; 401(k); Section 16.

(a)           Except to the extent necessary to avoid the duplication of benefits, Parent shall recognize the service of each individual who is employed by the Company or any Subsidiary immediately before the Effective Time (each, a “Continuing Employee”) prior to the Effective Time as if such service had been performed with Parent or its Affiliates for purposes of eligibility to participate in, level of benefits under and vesting under any employee benefit plans and programs of Parent or its ERISA Affiliates in which the Continuing Employee participates after the Effective Time.  With respect to any welfare plan maintained by Parent or its Affiliates in which Continuing Employees are eligible to participate after the Effective Time, Parent shall use reasonable best efforts to (i) waive all limitations as to preexisting conditions and exclusions with respect to participation and coverage requirements applicable to such employees to the extent such conditions and exclusions were satisfied or did not apply to such employees under the welfare plans maintained by the Company or its Affiliates prior to the Effective Time and (ii) provide each Continuing Employee with credit for any deductibles paid prior to the Effective Time in satisfying any analogous deductible to the extent applicable under any such plan in which the Continuing Employee commenced participation during a plan year.

(b)           If directed in writing by Parent at least five Business Days prior to the initial scheduled Closing Date, the Board of Directors of the Company will authorize the termination of any and all Benefit Plans intended to qualify as a qualified cash or deferred arrangement under Section 401(k) of the Code, effective no later than the day immediately preceding the date the Company becomes a member of the same Controlled Group of Corporations (as defined in Section 414(b) of the Code) as Parent.  The Company shall provide Parent evidence that such resolutions to terminate the 401(k) plan(s) of the Company have been adopted by the Board of Directors of the Company.  The form and substance of such resolutions shall be subject to the reasonable approval of Parent.  The Company shall use its reasonable best efforts to take such other actions in furtherance of terminating any such 401(k) plans as Parent may reasonably request.  Immediately prior to such termination, the Company will make (or cause to be made) all necessary payments to fund the contributions (i) necessary or required to maintain the tax-qualified status of any such 401(k) Plan, (ii) for elective deferrals made pursuant to any such 401(k) Plan for the period prior to termination, and (iii) for employer matching contributions (if any) for the period prior to termination.

(c)           Prior to the Effective Time, the Company shall take all such actions as may be required (if any) to cause any dispositions of Shares (including derivative securities with respect to Shares) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the No-Action Letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

(d)           Promptly (but in any event within five Business Days) following the Effective Time, Parent shall adopt a Benefit Plan for the Continuing Employees listed on Section 6.11(d) of the Company Disclosure Schedule in the form attached hereto as Exhibit B (the “Employee Retention Plan”).

(e)           Promptly (but in any event within five Business Days) following the Effective Time, Parent shall contribute $2,500,000 to the Sonesta International Hotels Corporation Pension Plan, as amended and restated effective as of January 1, 2008 and as further amended through Amendment 6, executed December 20, 2010.

(f)            Nothing contained in this Agreement shall limit the right of Parent or any of its Affiliates to terminate the employment of any employee of the Company or its Subsidiaries or amend, terminate or otherwise modify any benefit plan following the Closing Date or shall be construed as an amendment to any Benefit Plan.  The provisions contained in this Section 6.11 are included for the sole benefit of the Company and Parent and nothing in this Section 6.11, whether express or implied, shall create any third party beneficiary or other rights (i) in any other Person, including, without limitation, any current or former employees, any participant in any Benefit Plan, or any dependent or beneficiary thereof, or (ii) to continued employment with the Company, Parent, or any of their respective Affiliates.

Section 6.12           Funding.

(a)           Each of Parent and Merger Sub shall use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and obtain the proceeds of the Funding on the terms and conditions contemplated by the Funding Agreements, including using their respective reasonable best efforts (i) to satisfy all conditions and covenants set forth in the Funding Agreements that are applicable to Parent or Merger Sub and that are within their respective control, and (ii) provided the conditions to Parent’s and Merger Sub’s obligations to effect the Merger set forth in ARTICLE VII, the conditions to funding of the Equity Financing set forth in the Equity Commitment Agreement and the conditions to advance of the Purchase Funding set forth in the HPT Purchase Agreement are satisfied (or any such condition set forth in ARTICLE VII which is not so satisfied is waived in writing by Parent and Merger Sub, any condition to funding not so satisfied is waived in writing by the Investors and any condition to the advance of the Purchase Funding under the HPT Purchase Agreement not so satisfied is waived in writing by HPT), cause HPT to advance the Purchase Funding and the Investors to fund the Equity Financing (with respect to amounts required to consummate the Merger).

(b)           Parent shall not agree to any amendments or modifications to, or grant any waivers of, any condition or other provision under any Funding Agreement without the prior written consent of the Company (such consent not to be unreasonably withheld, delayed or conditioned) if such amendments, modifications or waivers would (i) reduce the aggregate amount of the Funding (unless the Equity Financing or Purchase Funding, as the case may be, is increased by an amount corresponding to such reduction) or (ii) impose new or additional conditions that would reasonably be expected to (A) prevent or materially delay the ability of Parent or Merger Sub to consummate the Merger or (B) adversely impact the ability of Parent or Merger Sub to enforce its rights against HPT under the HPT Purchase Agreement or the Investors under the Equity Commitment Agreement.  Parent shall not release or consent to the termination of the obligations of HPT under the HPT Purchase Agreement or the Investors under the Equity Commitment Agreement.

Section 6.13          Use of Sonesta Name.  The Company hereby consents to Parent’s change of its name to “Sonesta Acquisition Corp.” and agrees to provide to Parent any consent required for Parent to register such name with the State Department of Assessments and Taxation of Maryland provided that upon termination of this Agreement in accordance with its terms, Parent shall forthwith change its name so as not to include the word “Sonesta.”

Section 6.14          Tax Matters.  No later than one (1) week prior to the Closing Date, with respect to each Subsidiary of the Company (other than Charterhouse of Cambridge) that has an excess loss account set forth on Section 3.14(m) of the Company Disclosure Schedule, the Company shall either (i) liquidate or merge such Subsidiary out of existence in a manner that eliminates the excess loss account (but does not trigger or restore into income any excess loss account) or (ii) contribute sufficient assets (which, for the avoidance of doubt, may include an intercompany receivable) to such Subsidiary to eliminate any excess loss account in such Subsidiary from and after the contribution and through the Closing (assuming, for this purpose, that the Closing shall take place no later than March 31, 2012).  At least three days in advance of implementing the foregoing, the Company shall provide to Parent documents intended to effect the foregoing for Parent’s reasonable review and comment.

ARTICLE VII

CONDITIONS

Section 7.1            Conditions to Each Party’s Obligations to Effect the Merger.  The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which (other than Section 7.1(a)) may be waived in whole or in part by Parent, Merger Sub and the Company, as the case may be, to the extent permitted by applicable Law:

(a)           the Company Stockholder Approval shall have been obtained, in accordance with the requirements of the certificate of incorporation and the bylaws of the Company, and the NYBCL; and

(b)           (i) no order, injunction or decree issued by any Governmental Entity of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect and (ii) no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity that prohibits or makes illegal consummation of the Merger.

Section 7.2            Conditions to the Obligations of Parent and Merger Sub to Effect the Merger.  The obligation of Parent and Merger Sub to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by Parent and Merger Sub, as the case may be, to the extent permitted by applicable Law:

(a)           there shall not be threatened or pending any suit, action or proceeding by any Governmental Entity against Merger Sub, Parent or the Company seeking to restrain or prohibit Parent’s or Merger Sub’s ownership or operation (or that of any of their respective Subsidiaries or Affiliates) of all or a material portion of their or the Company’s businesses or assets (determined on a consolidated basis), or to compel Parent or Merger Sub or their respective Subsidiaries and Affiliates to dispose of or hold separate any material portion of the business or assets of the Company, Parent or Parent’s Subsidiaries (determined on a consolidated basis);

(b)           (i) there shall not be any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated or deemed applicable to the Merger and (ii) no other action shall be taken that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in Section 7.2(a) above;

(c)           (i) the representations and warranties of the Company set forth in Section 3.1(a), the second and third sentence of Section 3.2, Section 3.3(a), Section 3.4, Section 3.5, Section 3.7(a) and the fourth and fifth sentence of Section 3.8(a) of this Agreement shall be true and correct in all respects both as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except for any representation or warranty that is expressly made as of a specified date, in which case as of such specified date), and (ii) all other representations and warranties of the Company contained in this Agreement (other than in Section 2.3) shall be true and correct in all respects both as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except for any representation or warranty that is expressly made as of a specified date, in which case as of such specified date), except in the case of this clause (ii) where the failure of any such representations and warranties to be true and correct in all respects, without giving effect to any limitation as to “materiality” or “material adverse effect” set forth herein, has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

(d)           (i) the Company shall not have breached or failed to perform or to comply with, in any material respect, any agreement or covenant required to be performed or complied with by it under this Agreement (other than in Section 2.3) on or prior to the Closing Date or (ii) any such breach or failure shall have been cured to the reasonable satisfaction of Parent and Merger Sub;

(e)           (i) any required approval or consent under any antitrust, competition or merger control Laws applicable to the transactions contemplated by this Agreement shall have been obtained and (ii) there shall not be any pending or threatened further action or investigation, whether formal or informal, with respect to any such approval or consent;

(f)            no Company Material Adverse Effect shall have arisen or occurred after the execution and delivery of this Agreement that is continuing;

(g)           the Company shall have delivered to Parent an executed election on Internal Revenue Service Form 8832 to treat Charterhouse of Cambridge as disregarded as a separate entity from the Company, such election being effective at least one day prior to the Effective Time, which election shall not be filed until after the Effective Time; and

(h)           the Company shall have delivered a certificate, validly executed for and on behalf of the Company and in its name by the Chairman, Chief Executive Officer and Vice President and Treasurer of the Company, to Parent certifying the satisfaction of the conditions set forth in Section 7.2(c), Section 7.2(d) and Section 7.2(f).

Section 7.3            Conditions to the Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by the Company, as the case may be, to the extent permitted by applicable Law:

(a)           the representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all respects both as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except for any representation or warranty that is expressly made as of a specified date, in which case as of such specified date), except where the failure of such representations and warranties to be true and correct in all respects, individually or in the aggregate, has not had, and would not reasonably be expected to have, any material adverse effect on the ability of Parent or Merger Sub to consummate the Merger;

(b)           (i) Parent and Merger Sub shall not have breached or failed to perform or to comply with, in any material respect, any other agreement or covenant required to be performed or complied with by them under this Agreement on or prior to the Closing Date or (ii) any such breach or failure shall have been cured to the reasonable satisfaction of the Company; and

(c)           Parent shall have delivered a certificate, validly executed for and on behalf of the Company and in its name by an officer of Parent, to the Company certifying the satisfaction of the conditions set forth in Section 7.3(a) and Section 7.3(b).

ARTICLE VIII

TERMINATION

Section 8.1            Termination.  This Agreement may be terminated and the Transactions may be abandoned at any time before the Effective Time, whether before or after receipt of the Company Stockholder Approval:

(a)           By mutual written consent of Parent, Merger Sub and the Company; or

(b)           By either Parent or the Company if:

(i)             a court of competent jurisdiction or other Governmental Entity shall have issued a final and nonappealable Order or taken any other action permanently restraining, enjoining or otherwise prohibiting any of the Transactions which shall have become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this Section 8.1(b)(i) shall have used its reasonable best efforts to remove such Order or to reverse such action; or

(ii)            the Merger shall not have been consummated by April 30, 2012 (the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to clause (ii) of this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement or the failure of whose representations and warranties to be true has been the principal cause of, or principally resulted in, the failure of any such condition; or

(iii)           the Company Stockholder Approval shall not have been obtained at the Company Stockholders’ Meeting duly convened therefor or any adjournment or postponement thereof at which a vote on adoption of this Agreement was taken; or

(c)           By Parent if:

(i)             (A) an Adverse Recommendation Change shall have occurred or (B) the Board of Directors of the Company shall have failed to publicly confirm the Company Board Recommendation within four Business Days of a written request by Parent that it do so; or

(ii)            the Company shall have breached any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of any condition set forth in ARTICLE VII and (B) cannot be or has not been cured within the earlier of (1) fifteen days after the giving of written notice to the Company and (2) the Outside Date; or

(iii)           the Company shall have materially violated or breached any of its obligations under Section 5.2; or

(d)           By the Company:

(i)             pursuant to and in compliance with Section 5.2(f); or

(ii)            if Parent or Merger Sub shall have breached any representation, warranty, covenant or other agreement contained in this Agreement and such breach cannot be or has not been cured within the earlier of (1) fifteen days after the giving of written notice to Parent and (2) the Outside Date, except for any such breach which, individually or in the aggregate, has not had, and would not reasonably be expected to have, a material adverse effect on the ability of Parent and Merger Sub to perform their obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

Section 8.2            Notice of Termination; Effect of Termination

(a)           In the event of the termination of this Agreement as provided in Section 8.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision of this Agreement pursuant to which such termination is made, and this Agreement shall forthwith become null and void (except for the last sentence of Section 6.2, the last sentence of Section 9.2 and for Section 9.3, Section 9.5 through Section 9.9, Section 9.11, Section 9.13, Section 9.14, Section 9.15 and this Section 8.2, which shall survive such termination) and there shall be no liability on the part of Parent, Merger Sub or the Company, except (i) as set forth in this Section 8.2, and (ii) nothing herein shall relieve Parent, Merger Sub or the Company from liability for its fraud or willful and material breach of this Agreement but such liability shall be subject to the Damages Cap.

(b)           If:

(i)             Parent shall have terminated this Agreement pursuant to Section 8.1(c)(i); or

(ii)            Parent shall have terminated this Agreement pursuant to Section 8.1(c)(iii) as a result of a willful breach of Section 5.2; or

(iii)           the Company shall have terminated this Agreement pursuant to Section 8.1(d)(i); or

(iv)           (A) either Parent or the Company shall have terminated this Agreement pursuant to Section 8.1(b)(ii) or Section 8.1(b)(iii) or Parent shall have terminated this Agreement pursuant Section 8.1(c)(ii) or Section 8.1(c)(iii), (B) prior to termination of this Agreement pursuant to Section 8.1(b)(ii), Section 8.1(b)(iii), Section 8.1(c)(ii) or Section 8.1(c)(iii), a Person shall have made an Acquisition Proposal or expressed any interest publicly or to the Company with respect to the making of an Acquisition Proposal, and (C) either (1) within 12 months after any such termination, the Company enters into a definitive agreement with respect to an Acquisition Proposal (whether or not such Acquisition Proposal was made prior to the termination of this Agreement) and in the case of a termination by Parent pursuant to Section 8.1(b)(ii) or Section 8.1(b)(iii), the transaction contemplated by such Acquisition Proposal (or an amended version thereof) is consummated (whether such consummation is within such 12 months or thereafter), or (2) within 12 months after any such termination, an Acquisition Proposal is consummated (whether or not such Acquisition Proposal was made prior to the termination of this Agreement);

then the Company shall pay to Parent a termination fee of $4,000,000 (the “Termination Fee”), plus (to the extent not already paid pursuant to Section 8.2(c)) an amount equal to Parent’s out-of-pocket fees and expenses (including, without limitation, legal, investment banking, accounting, banking and consulting fees and expenses) incurred by Parent and Merger Sub in connection with the due diligence investigation, the Merger, this Agreement and the consummation of the Transactions contemplated hereby (subject to reasonable documentation), but not in excess of $500,000 (the “Reimbursable Expenses”) (A) concurrently with such termination in the case of a termination pursuant to Section 8.1(d)(i), (B) within one Business Days after such termination in the case of a termination pursuant to Section 8.1(c)(i) or a termination pursuant to Section 8.1(c)(iii) as a result of a willful breach of Section 5.2, (C) upon the earlier of the entry into an agreement with respect to an Acquisition Proposal or the consummation of an Acquisition Proposal in the case of a termination by the Company pursuant to Section 8.1(b)(ii) or Section 8.1(b)(iii) or a termination pursuant to Section 8.1(c)(ii) or Section 8.1(c)(iii) (not required to be paid earlier under subclause (B)), and upon consummation of an Acquisition Proposal in the case of a termination by Parent pursuant to Section 8.1(b)(ii) or Section 8.1(b)(iii).  The Termination Fee and Reimbursable Expenses shall be paid by wire transfer of immediately available funds to such account as Parent may designate in writing to the Company.  Each of Parent, Merger Sub and the Company agree that, in the circumstances in which the Termination Fee becomes payable, the payment of the Termination Fee and the Reimbursable Expenses in accordance with this Agreement, (A) constitutes liquidated damages, (B) subject to Section 8.2(a) and Section 9.9, is the sole and exclusive remedy available to Parent and Merger Sub and (C) is not a penalty, but rather a reasonable amount that will compensate Parent and Merger Sub for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby.

(c)           If Parent shall have terminated this Agreement pursuant Section 8.1(c)(ii) or Section 8.1(c)(iii), then the Company shall pay to Parent an amount equal to the Reimbursable Expenses as promptly as possible, but in any event within two Business Days after Parent or Merger Sub’s delivery of an invoice therefor (with reasonable documentation of such expenses).  The payment of Reimbursable Expenses pursuant to this Section 8.2(c) shall not relieve the Company from any obligation to pay the applicable Termination Fee pursuant to Section 8.2(b).

(d)           If the Company shall have terminated this Agreement pursuant to Section 8.1(d)(ii), then Parent shall pay to the Company an amount equal to the Company’s out-of-pocket fees and expenses (including, without limitation, legal, investment banking, accounting, banking and consulting fees and expenses) incurred by the Company in connection with the Merger, this Agreement and the consummation of the Transactions contemplated hereby (subject to reasonable documentation), but not in excess of $500,000 as promptly as possible, but in any event within two Business Days after the Company’s delivery of an invoice therefor (with reasonable documentation of such expenses).

(e)           The parties hereto acknowledge and agree that (i) none of HPT or any of its Subsidiaries or any of their respective former, current or future shareholders, directors, trustees, officers or Affiliates (collectively, the “HPT Related Persons”) shall have any liability to the Company or any other Person, whether in contract, tort or some other theory of liability, for any claim, action or proceeding arising out of or related to the HPT Purchase Agreement, this Agreement or the transactions contemplated by the HPT Purchase Agreement or this Agreement, or any breach or failure to perform hereunder or thereunder, except as and to the extent expressly provided for in the HPT Purchase Agreement; and (ii) the Investors shall have no liability to the Company or any other Person, whether in contract, tort or some other theory of liability, for any claim, action or proceeding arising out of or related to the Equity Commitment Agreement, this Agreement or the transactions contemplated by the Equity Commitment Agreement or this Agreement, or any breach or failure to perform hereunder or thereunder, except as and to the extent expressly provided for in the Equity Commitment Agreement.  For the avoidance of doubt, (i) in no event shall the Company or its stockholders be entitled to monetary damages in excess of an aggregate of $8,500,000 (the “Damages Cap”), inclusive of amounts payable pursuant to Section 8.2(d), and (ii) while prior to the termination of this Agreement, the Company may pursue both a grant of specific performance in accordance with Section 9.9 and monetary damages, under no circumstances shall the Company be entitled to receive both a grant of specific performance and monetary damages.  The provisions of this Section 8.2(e) are intended to be for the benefit of the HPT Related Persons and the Investors.

ARTICLE IX

MISCELLANEOUS

Section 9.1            Amendment and Modification.  Subject to applicable Law and the provisions of this Agreement, this Agreement may be amended by the parties hereto at any time prior to the Effective Time, whether before or after the receipt of Company Stockholder Approval; provided, however, that, after the receipt of Company Stockholder Approval, no amendment may be made which by Law or any applicable rule or regulation of any stock exchange requires the further approval of the stockholders of the Company without such further approval.  This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

Section 9.2            Non-survival; Investigation.  None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, shall survive the Effective Time, except for (i) those covenants and agreements contained herein that by their terms are to be performed in whole or in part after the Effective Time, including those covenants and agreements contained in Section 6.11(d) and Section 6.11(e), and (ii) this ARTICLE IX.  No investigation by and of any party or its Representatives shall affect the representations, warranties, covenants, agreements, rights or remedies of the parties set forth herein.

Section 9.3            Expenses.  Except as set forth in Section 8.2(b), Section 8.2(c) and Section 8.2(d), all fees, costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such fees, costs and expenses.

Section 9.4            Certain Definitions.  As used in this Agreement, the following terms shall have the meanings indicated below.

“Acquisition Proposal” means (i) any bona fide proposal made by any Person (other than Parent, Merger Sub or any Affiliate thereof) relating to any direct or indirect acquisition or purchase of 20% or more of the assets or business of the Company and its Subsidiaries, taken as a whole, or of 20% or more of any class of equity securities of the Company, (ii) any tender offer or exchange offer involving any class of equity securities of the Company, (iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any Subsidiary or Subsidiaries which constitute 20% or more of the assets or business of the Company and its Subsidiaries, taken as a whole), or (iv) any other transaction, or series of related transactions, similar to any of the foregoing with respect to the Company, in each case other than any Transactions to be effected pursuant to this Agreement.

“Business Day” shall mean a day other than Saturday or Sunday and on which commercial banks are open for business in Boston, Massachusetts.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company IP” shall mean the Company Licensed IP and the Company Owned IP.

“Company Licensed IP” shall mean all Intellectual Property owned or controlled by a third Person and licensed to the Company or any Subsidiary of the Company.

“Company Owned IP” shall mean any Intellectual Property in which the Company or any Subsidiary of the Company has any ownership interest, whether singly, jointly or otherwise.

“Encumbrances” shall mean any liens, charges, security interests, options, claims, mortgages, pledges, or other encumbrances and restrictions of any nature whatsoever.

“Equity Commitment Agreement” shall mean the commitment letter, dated as of the date hereof, executed by the Investors and Parent.

“Funding Agreements” shall mean the Equity Commitment Agreement and the HPT Purchase Agreement.

“Intellectual Property” means all intellectual property and proprietary rights of any kind, including those arising from or in respect of the following throughout the world:  (i) all patents and industrial designs, including, without limitation, any continuations, divisionals, continuations-in-part, renewals, reissues, re-examinations, substitutions, extensions and applications for any of the foregoing; (ii) all trade secrets and other confidential or proprietary information, technology, know-how, inventions, processes, formulae, algorithms, models and methodologies; (iii) all copyrights, including without limitation moral rights and rights of attribution and integrity, copyrights in software and in the content contained on any Internet site, copyrights in works of art, and registrations and applications for any of the foregoing; (iv) all computer programs (whether in source code or object code form), databases, compilations and data, and all documentation related to any of the foregoing; (v) all trademarks, service marks, corporate names, trade names, domain names, logos, slogans, trade dress and other similar designations of source or origin and general intangibles of like nature, together with the goodwill of the business symbolized by any of the foregoing, registrations and applications relating to any of the foregoing; (vi) all rights of publicity, privacy and rights to personal information; and (vii) all rights in the foregoing and in other similar intangible assets.

“IP Contracts” means all Contracts under which the Company or any of its Subsidiaries has obtained or granted any right, title or interest in or to, or which by their terms expressly restrict the Company or any of its Subsidiaries with respect to, any Intellectual Property, including all (i) licenses, consents to use, non-assertion agreements and coexistence agreements concerning Intellectual Property, and (ii) employee assignment agreements, nondisclosure agreements, consulting agreements, material transfer agreements and evaluation agreements with respect to any Intellectual Property.

“Investors” shall mean the stockholders of Parent.

“knowledge” of any Person which is not an individual means the actual knowledge, after due inquiry, of such Person’s and its Subsidiaries’ officers and directors.

“Law” shall mean with respect to any Person, any federal, state, foreign, local, municipal or other law, statute, constitution, principle of common law, ordinance, code, permit, rule, regulation, policy, guideline, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity or securities exchange or securities quotation system, and any orders, writs, injunctions, binding awards of a court or arbitrator, judgments and decrees applicable to such Person or its Subsidiaries, their business or any of their respective assets or properties.

“Order” shall mean any writ, judgment, injunction, consent, order, decree, stipulation, award or executive order of or by any Governmental Entity.

“HPT” shall mean Hospitality Properties Trust, a Maryland real estate investment trust.

“HPT Purchase Agreement” shall mean the Purchase Agreement, dated as of the date hereof, by and among Parent, Merger Sub and HPT.

“Reorganizations” shall mean the post-Closing corporate reorganizations of HPT, Parent, the Surviving Corporation and their respective Subsidiaries as described in an outline of such reorganizations provided by Parent to the Company prior to the execution of this Agreement.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder).

“Superior Proposal” shall mean any bona fide, written Acquisition Proposal (except that references in the definition of “Acquisition Proposal” to “20% or more” shall be replaced by “100%”) that (a) provides for consideration to be received directly by holders of all, but not less than all, of the issued and outstanding Shares; (b) is received by the Company on an unsolicited basis, and in the absence of any material violation of Section 5.2 by the Company or any of its Representatives, (c) which the Board of Directors determines in good faith, after receiving advice from a nationally recognized investment banking firm and after considering the advice of outside legal counsel, is more favorable to the holders of the Shares than the Merger (or, if applicable, any written proposal by Parent to amend the terms of this Agreement) taking into account all the terms and conditions of such proposal and this Agreement (including the expected timing and likelihood of consummation, taking into account any governmental, regulatory and other approval requirements); and (d) which is not conditioned upon obtaining any financing.

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means any and all taxes, including any interest, penalties, or other additions to tax that may become payable in respect thereof or in respect of a failure to timely or accurately file a Tax Return imposed by any Governmental Entity, including, without limiting the generality of the foregoing, all income taxes, profits taxes, taxes on gains, alternative minimum taxes, estimated taxes, payroll taxes, withholding taxes, unemployment insurance taxes, social security taxes, welfare taxes, disability taxes, severance taxes, taxes on stock, sales taxes, use taxes, ad valorem taxes, premium taxes, value added taxes, excise taxes, franchise taxes, gross receipts taxes, margins taxes, business organization taxes, business license taxes, occupation taxes, real or personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers’ compensation taxes, windfall taxes, net worth taxes, and other taxes of the same or of a similar nature to any of the foregoing.

“Tax Return” shall mean any and all returns, reports, information returns, declarations, statements, certificates, bills, documents, claims for refund, or other written information of or with respect to any Tax which is supplied to, required to be supplied to or supplied by any Taxing Authority, including any and all schedules, attachments, amendments and supplements thereto.

“Taxing Authority” means any and all U.S. federal, state, local and non-U.S. governments, agencies, and political subdivisions of any such government having jurisdiction over the assessment, determination, collection, imposition or administration of any Tax.

“Treasury Regulations” means the regulations promulgated under the Code.

Other capitalized terms defined elsewhere in this Agreement and not defined in this Section 9.4 shall have the meanings assigned to such terms in this Agreement.

Section 9.5            Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by a nationally recognized overnight courier service, such as Federal Express (providing proof of delivery), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to the Company to:

Sonesta International Hotels Corporation
116 Huntington Avenue
Boston, MA 02116
Fax No.: (617) 421-5423
Attention: Office of the Treasurer

with a copy to:

Goodwin Procter LLP
Exchange Place
53 State Street
Boston, MA 02109
Fax No: (617) 523-1231
Attention: Stuart M. Cable, Esq. and John T. Haggerty, Esq.

(b)	if to Parent or Merger Sub to:

Property Acquisition Corp.
(a/k/a Sonesta Acquisition Corp.)
Suite 300
Two Newton Place
255 Washington Street
Newton, MA 02458
Fax No: (617) 928-1305
Attention: Jennifer B. Clark, Esq.

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Beacon Street
Boston, MA 02108
Fax No: (617) 573-4822
Attention: Margaret R. Cohen, Esq.

Section 9.6            Interpretation.  When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated.  Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.”  As used in this Agreement, the term “Affiliates” shall have the meaning set forth in Rule 12b-2 of the Exchange Act.  The words describing the singular number shall include the plural and vice versa.  The words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The word “or” shall not be exclusive.  Whenever a reference is made in this Agreement to a document or material having been “furnished” to Parent, such term means that such document or material has been provided by the Company to Parent and its Representatives at least two Business Days prior to the date hereof (i) for review at the Company’s principal executive offices or (ii) in the virtual data room maintained on behalf of the Company.  Whenever used in this Agreement, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders.  The parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.  Headings in this Agreement are for the convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

Section 9.7            Jurisdiction.  Each of Parent, Merger Sub and the Company hereby expressly, irrevocably and unconditionally submits, for itself and its property, to the exclusive personal jurisdiction of the courts of the Commonwealth of Massachusetts and to the jurisdiction of any other competent court of the Commonwealth of Massachusetts (collectively, the “Massachusetts Courts”), preserving, however, all rights of removal to the United States District Court for the District of Massachusetts under 28 U.S.C. Section 1441, assuming such jurisdiction exists, in connection with all disputes arising out of or in connection with this Agreement or the transactions contemplated hereby and agrees not to commence any Litigation relating thereto except in such courts.  Each such party hereby waives the right to any other jurisdiction or venue for any Litigation arising out of or in connection with this Agreement or the transactions contemplated hereby to which any of them may be entitled by reason of its present or future domicile.  Notwithstanding the foregoing, each such party agrees that each of the other parties shall have the right to bring any action or proceeding for enforcement of a judgment entered by the Massachusetts Courts, or the United States District Court for District of Massachusetts if the action was removed, in any other court or jurisdiction.

Section 9.8            Service of Process.  Each of Parent, Merger Sub and the Company irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in Section 9.7 of this Agreement in any such action or proceeding by mailing copies thereof by registered United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 9.5 of this Agreement.  However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

Section 9.9             Remedies.

(a)           Each of Parent, Merger Sub and the Company acknowledges and agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages.  It is accordingly agreed that the parties hereto (a) will waive, in any action for specific performance, the defense of adequacy of a remedy at Law and (b) shall be entitled, in addition to any other remedy to which they may be entitled at Law or in equity, to compel specific performance of this Agreement.  For the avoidance of doubt, (x) after a valid termination of this Agreement pursuant to Section 8.1, no party shall have any right to compel specific performance of any Section of this Agreement other than the Sections of this Agreement that Section 8.2(a) expressly provides survive such termination, and (y) any action for specific performance commenced by the Company prior to termination of this Agreement shall not be construed as a waiver by the Company of its right to terminate this Agreement if otherwise available to the Company under Section 8.1.

(b)           Subject to the Damages Cap, the Company has the right, prior to the Effective Time, to pursue damages of any type, including, without limitation, consequential or loss of the economic benefits of the Merger to stockholders, in the event of Parent’s or Merger Sub’s willful and material breach of this Agreement, fraud or failure to consummate the Merger if all conditions in Section 7.1 and Section 7.2 have been satisfied or waived on or prior to the Closing Date.

Section 9.10          Counterparts.  This Agreement may be executed manually, electronically, or by facsimile by the parties hereto, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart of this Agreement shall have been signed by each of the parties and delivered to the other parties.

Section 9.11          Entire Agreement; No Third-Party Beneficiaries.  This Agreement, the Company Disclosure Schedule and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties or between any of them with respect to the subject matter hereof and thereof (provided that the provisions of this Agreement shall supersede any conflicting provisions of the Confidentiality Agreement).  Except as provided in Section 6.5, Section 8.2(e) and the last sentence of this Section 9.11, nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder, other than if the Effective Time occurs, the right to receive payment of the Merger Consideration pursuant to ARTICLE II, which the holders of Certificates and Book Entry Shares are entitled to enforce after the Effective Time.  Peter J. Sonnabend shall have the right to enforce Section 6.11(d) and Section 6.11(e) of this Agreement on behalf of the Company after the Effective Time.

Section 9.12          Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Entity to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to give effect to the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the fullest extent possible.

Section 9.13           Governing Law.  This Agreement shall be governed by and construed in accordance with the Laws of the State of New York without giving effect to the principles of conflicts of law thereof.

Section 9.14          Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING UNDER OR CONCERNING THIS AGREEMENT OR ANY ACTION OR PROCEEDING ARISING OUT OF OR CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR PROCEEDING.

Section 9.15          Assignment.  This Agreement shall not be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Merger Sub may assign any or all of its rights, interests and obligations hereunder to Parent, one or more Affiliates of Parent, or a combination thereof, at any time.  Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and permitted assigns.

Section 9.16           Performance of Merger Sub.  Parent hereby guarantees the due prompt and faithful performance and discharge by Merger Sub of its obligation to pay the Merger Consideration in accordance with the terms hereof and of all other obligations under this Agreement.

Section 9.17           Remedies Cumulative.  Except as otherwise provided herein, all rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

[Signature Page Follows]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

PROPERTY ACQUISITION CORP.
(a/k/a SONESTA ACQUISITION CORP.)

Date	By:	/s/ Barry M. Portnoy
Name: Barry M. Portnoy
Title: Treasurer

PAC MERGER CORP.

	By:	/s/ Barry M. Portnoy
Name: Barry M. Portnoy
Title: Treasurer

SONESTA INTERNATIONAL HOTELS CORPORATION

	By	/s/ Peter J. Sonnabend
Name: Peter J. Sonnabend
Title: Executive Chairman

ANNEX B

November 2, 2011

Board of Directors
Sonesta International Hotels Corporation
116 Huntington Avenue
Boston, MA 02116

Ladies and Gentlemen:

Deutsche Bank Securities Inc. (“Deutsche Bank”) has acted as financial advisor to Sonesta International Hotels Corporation (the “Company”) in connection with the Agreement and Plan of Merger (the “Merger Agreement”), to be entered into among the Company, Property Acquisition Corporation (the “Parent”), and PAC Merger Sub, a subsidiary of Parent (“Merger Sub”), which provides, among other things, for the merger of Merger Sub with and into the Company, as a result of which the Company will become a wholly owned subsidiary of Parent (the “Transaction”).  As set forth more fully in the Merger Agreement, as a result of the Transaction, each outstanding share of Class A common stock of the Company, par value $0.80 per share (the “Company Common Stock”) (other than shares owned directly or indirectly by the Company as treasury stock or by Parent), will be converted into the right to receive $31.00 in cash (the “Merger Consideration”).

You have requested our opinion as to the fairness of the Merger Consideration, from a financial point of view, to the holders of the outstanding shares of Company Common Stock.

In connection with our role as financial advisor to the Company, and in arriving at our opinion, we reviewed certain publicly available financial and other information concerning the Company, certain internal analyses, financial forecasts and other information relating to the Company prepared by management of the Company.  We have also held discussions with certain senior officers and other representatives and advisors of the Company regarding the businesses and prospects of the Company.  In addition, Deutsche Bank has (i) reviewed the reported prices and trading activity for the Company Common Stock, (ii) to the extent publicly available, compared certain financial and stock market information for the Company with similar information for certain other companies we considered relevant whose securities are publicly traded, (iii) to the extent publicly available, reviewed the financial terms of certain recent business combinations which we deemed relevant, (iv) reviewed a draft dated November 1, 2011 of the Merger Agreement and certain related documents, including a draft dated November 1, 2011 of a Voting Agreement (the “Voting Agreement”) between Parent and certain stockholders of the Company, and (v) performed such other studies and analyses and considered such other factors as we deemed appropriate.

Deutsche Bank has not assumed responsibility for independent verification of, and has not independently verified, any information, whether publicly available or furnished to it, concerning the Company, including, without limitation, any financial information considered in connection with the rendering of its opinion.  Accordingly, for purposes of its opinion, Deutsche Bank has, with your permission, assumed and relied upon the accuracy and completeness of all such information. Deutsche Bank has not conducted a physical inspection of any of the properties or assets, and has not prepared or obtained any independent evaluation or appraisal of any of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities), of the Company or Parent or any of their respective subsidiaries, nor have we evaluated the solvency or fair value of the Company under any state or federal law relating to bankruptcy, insolvency or similar matters.  With respect to the financial forecasts made available to Deutsche Bank and used in its analyses, Deutsche Bank has assumed with your permission that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby.  In rendering its opinion, Deutsche Bank expresses no view as to the reasonableness of such forecasts and projections or the assumptions on which they are based.  Deutsche Bank's opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to it, as of the date hereof.

Board of Directors
Sonesta International Hotels Corporation
November 2, 2011
Page 2

For purposes of rendering its opinion, Deutsche Bank has assumed with your permission that, in all respects material to its analysis, the Transaction will be consummated in accordance with its terms, without any material waiver, modification or amendment of any term, condition or agreement.  Deutsche Bank has also assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Transaction will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, no material restrictions will be imposed.  We are not legal, regulatory, tax or accounting experts and have relied on the assessments made by the Company and its advisors with respect to such issues.  Representatives of the Company have informed us, and we have further assumed, that the final terms of the Merger Agreement and the Voting Agreement will not differ materially from the terms set forth in the drafts we have reviewed.

This opinion has been approved and authorized for issuance by a fairness opinion review committee, is addressed to, and for the use and benefit of, the Board of Directors of the Company and is not a recommendation to the stockholders of the Company to approve the Transaction.  This opinion is limited to the fairness, from a financial point of view, of the Merger Consideration to the holders of the Company Common Stock, is subject to the assumptions, limitations, qualifications and other conditions contained herein.  You have not asked us to, and this opinion does not, address the fairness of the Transaction, or any consideration received in connection therewith, to the holders of any other class of securities, creditors or other constituencies of the Company, nor does it address the fairness of the contemplated benefits of the Transaction.  We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.  Deutsche Bank expresses no opinion as to the merits of the underlying decision by the Company to engage in the Transaction or as to how any holder of shares of Company Common Stock should vote with respect to the Transaction.  In addition, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of the Company’s officers, directors, or employees, or any class of such persons, in connection with the Transaction relative to the Merger Consideration to be received by the holders of the Company Common Stock.

We were not requested to, and we did not, solicit third party indications of interest in the possible acquisition of all or part of the Company, nor were we requested to consider, and our opinion does not address, the relative merits of the Transaction as compared to any alternative business strategies.  Deutsche Bank will be paid a fee for its services as financial advisor to the Company in connection with the Transaction, a portion of which is contingent upon delivery of this opinion and a substantial portion of which is contingent upon consummation of the Transaction.  The Company has also agreed to reimburse Deutsche Bank for its expenses, and to indemnify Deutsche Bank against certain liabilities, in connection with its engagement.  We are an affiliate of Deutsche Bank AG (together with its affiliates, the “DB Group”).  One or more members of the DB Group have, from time to time, provided investment banking and other financial services to Parent or its respective affiliates for which it has received compensation, including acting as a dealer/manager for a bond repurchase in October 2010 and a co-manager for a bond offering in August 2009.  DB Group may also provide investment and commercial banking services to Parent and the Company in the future, for which we would expect DB Group to receive compensation.  In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of Parent and the Company for their own accounts and for the accounts of their customers.  Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.

Board of Directors
Sonesta International Hotels Corporation
November 2, 2011
Page 3

Based upon and subject to the foregoing, it is Deutsche Bank's opinion as investment bankers that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock.

This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Transaction.  This opinion may not be disclosed, summarized, referred to, or communicated (in whole or in part) to any other person for any purpose whatsoever except with our prior written approval, provided that, if required by applicable law, this opinion may be included in any disclosure document filed by the Company with the Securities and Exchange Commission with respect to the Transaction, provided that it is reproduced in full, and that any description of or reference to Deutsche Bank or summary of this opinion in such disclosure document is in a form reasonably acceptable to Deutsche Bank and its counsel.

Very truly yours,

DEUTSCHE BANK SECURITIES INC.

ANNEX C
VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of November 2, 2011, is by and among Property Acquisition Corp. (a/k/a Sonesta Acquisition Corp.), a Maryland corporation (“Parent”), PAC Merger Corp., a New York corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and each of the individuals or entities listed on a signature page hereto (each, a “Stockholder”).

WHEREAS, each Stockholder beneficially owns the shares of Class A common stock, par value $0.80 per share, of Sonesta International Hotels Corporation, a New York corporation (the “Company”), set forth opposite such Stockholder’s name on Schedule A hereto (all such shares set forth opposite a Stockholder’s name on Schedule A hereto, together with any shares of the Company’s common stock or other equity securities of the Company that are hereafter issued to or otherwise acquired or owned (beneficially, of record or otherwise) by a Stockholder prior to the termination of this Agreement being referred to herein as such Stockholder’s “Subject Shares”);

WHEREAS, as a condition to their willingness to enter into the Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, by and among Parent, Merger Sub and the Company, Parent and Merger Sub have required that each Stockholder, and in order to induce Parent and Merger Sub to enter into the Merger Agreement each Stockholder (in such Stockholder’s capacity as a holder of the Subject Shares) has agreed to, enter into this Agreement; and

WHEREAS, capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

Representations and Warranties of the Stockholders

Each Stockholder represents and warrants to Parent and Merger Sub that:

Section 1.1             Authorization; Binding Agreement.  Such Stockholder has all necessary legal capacity and full power and authority to execute and deliver this Agreement, to perform such Stockholder’s obligations under this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement, the performance by such Stockholder of such Stockholder’s obligations hereunder and the consummation by such Stockholder of the transactions contemplated hereby have been duly authorized by all necessary actions on the part of such Stockholder.  This Agreement has been duly executed and delivered by such Stockholder and constitutes such Stockholder’s valid and legally binding obligation, enforceable against such Stockholder in accordance with its terms.

Section 1.2             Non-Contravention.  The execution and delivery of this Agreement, the performance by such Stockholder of such Stockholder’s obligations under this Agreement and the consummation by such Stockholder of the transactions contemplated hereby do not and will not (i) conflict with or result in any breach or violation of any organizational document of such Stockholder or any Affiliate of such Stockholder through which such Stockholder indirectly holds such Stockholder’s Subject Shares (any such Affiliate, an “Intermediary Affiliate”), (ii) violate any Law applicable to such Stockholder or any of its Intermediary Affiliates, (iii) require any consent or other action by any Person under, constitute (with or without notice or the lapse of time) a default or breach under, or give rise (with or without notice or the lapse of time) to any right of termination, cancellation or acceleration or to a loss of any benefit to which such Stockholder or any of its Intermediary Affiliates is entitled under any Law or any provision of any Contract or other instrument to which such Stockholder or any of its Intermediary Affiliates is a party or which is binding on such Stockholder or any of its Intermediary Affiliates or (iv) result in the imposition of any Encumbrance on any asset of such Stockholder or any of its Intermediary Affiliates, in the case of each of clauses (ii) and (iii) such as would or would reasonably be expected to impair or adversely affect such Stockholder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

Section 1.3            Ownership of Subject Shares; Total Shares.  Such Stockholder is the sole beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of its Subject Shares and such Stockholder has good and marketable title to such Subject Shares free and clear of any and all Encumbrances and any other limitation or restriction (including any restriction on the right to vote or otherwise transfer such Subject Shares), except as provided pursuant to this Agreement or pursuant to any applicable restrictions on transfer under the Securities Act.  The Subject Shares listed on Schedule A hereto opposite such Stockholder’s name constitute all of the securities (as defined in Section 3(10) of the Exchange Act) of the Company owned beneficially, of record or otherwise by such Stockholder or any of its controlled Affiliates as of the date hereof.

Section 1.4             Voting Power.  Such Stockholder has sole and full voting power, with respect to its Subject Shares, sole and full power of disposition, sole and full power to issue instructions with respect to the matters set forth herein and sole and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of its Subject Shares.  None of such Stockholder’s Subject Shares are subject to any voting trust or other agreement or arrangement with respect to the voting of such shares, except as provided pursuant to this Agreement, and any proxies, powers of attorney and other instructions heretofore given in respect of the Subject Shares are revocable and revoked hereby.

Section 1.5             Absence of Litigation.  There is no Litigation pending against, or, to the knowledge of such Stockholder, threatened against or affecting, such Stockholder or any of its Intermediary Affiliates or any of their respective properties or assets (including such Stockholder’s Subject Shares) at law or in equity, including, but not limited to, before or by any Governmental Entity, that would or would reasonably be expected to impair or adversely affect the ability of such Stockholder to perform such Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

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Section 1.6             Opportunity to Review; Reliance.  Such Stockholder has had the opportunity to review this Agreement and the Merger Agreement with counsel of such Stockholder’s own choosing.  Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby.

Section 1.7             Finders’ Fees.  No investment banker, broker, finder or other Person is entitled to a fee or commission from Parent, Merger Sub or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder.

ARTICLE II

Covenants of the Stockholders

Each Stockholder hereby covenants and agrees that:

Section 2.1             Voting of Subject Shares.  At every meeting of the stockholders of the Company called, and at every adjournment or postponement thereof, or in connection with any written consent of the stockholders of the Company, or in any other circumstances in which a vote, consent or other approval of all or some of the stockholders of the Company is sought, such Stockholder shall, or shall cause the holder of record on any applicable record date to, vote all of the Subject Shares that such Stockholder or its Intermediary Affiliates are entitled to vote at such meeting or in such written consent (i) in favor of (A) adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement, and (B) approval of any proposal to authorize the Board of Directors of the Company, in its discretion, to adjourn or postpone the meeting to a later date if there are not sufficient votes for adoption of the Merger Agreement or approval of the Merger on the date on which such meeting is held, and (ii) against (A) any Acquisition Proposal or agreement or arrangement related to or in furtherance of any Acquisition Proposal, (B) any action, transaction or proposal that would reasonably be expected to impede, interfere with, prevent, nullify, frustrate, delay, postpone, discourage or otherwise adversely affect the Merger, the Merger Agreement, the transactions contemplated by the Merger Agreement or this Agreement, or (C) any action, proposal, transaction or agreement that would reasonably be expected to result in (x) a breach of any covenant, representation or warranty or other obligation or agreement of the Company under the Merger Agreement or of such Stockholder under this Agreement or (y) the failure of any condition set forth in Section 7.1 or Section 7.2 of the Merger Agreement to be satisfied, and (iii) in favor of any other matter reasonably necessary for consummation of the transactions contemplated by the Merger Agreement, and in connection therewith to execute or cause to be executed any documents reasonably requested by Parent that are necessary or appropriate in order to effectuate the foregoing.  In the event a meeting of stockholders of the Company is held, such Stockholder agrees that, at the request of Parent, he or it shall, or shall cause the holder of record of the Subject Shares on any applicable record date to cause such Stockholder’s Subject Shares to be counted as present thereat for purposes of establishing a quorum.

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Section 2.2             Irrevocable Proxies.  Such Stockholder hereby revokes any and all proxies, powers of attorney and instructions that such Stockholder has heretofore granted and hereby irrevocably appoints Barry M. Portnoy, Adam D. Portnoy and Jennifer B. Clark, in their respective capacities as directors or officers of Parent, and any individual who shall succeed to any such position, and any other Person designated in writing by Parent, and each of them individually, as such Stockholder’s proxy and attorney-in fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to: (i) attend any and all stockholder meetings of the Company with respect to the matters set forth in Section 2.1; (ii) vote, express consent or dissent or issue instructions to the record holder to vote, express consent or dissent with respect to such Stockholder’s Subject Shares in accordance with the provisions of Section 2.1 at any such meeting; and (iii) grant or withhold, or issue instructions to the record holder to grant or withhold, consistent with the provisions of Section 2.1, all written consents with respect to the Subject Shares, in each case to the same extent and with the same effect as such Stockholder might or would do under applicable Law.  The foregoing proxy is a proxy coupled with an interest, is irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of such Stockholder) and shall not be terminated by operation of Law or upon the occurrence of any other event other than the valid termination of this Agreement pursuant to Section 3.2.  Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 2.2 is given in connection with and granted in consideration of and as an inducement to Parent entering into the Merger Agreement and that such irrevocable proxy is given to secure the obligations of the Stockholder under Section 2.1 hereof.  The irrevocable proxy set forth in this Section 2.2 is executed and intended to be irrevocable subject, however, to automatic termination upon the valid termination of this Agreement pursuant to Section 3.2.  For Subject Shares to which a Stockholder is the beneficial but not the record owner, such Stockholder shall cause the record owner of any such shares to revoke any and all proxies, powers of attorney and instructions that such record owner has previously granted and to grant to Parent a proxy to the same effect as that contained herein in this Section 2.2.  Each Stockholder agrees that, unless and until this Agreement is validly terminated pursuant to Section 3.2, no subsequent proxy (whether revocable or irrevocable), power of attorney or instruction shall be given by such Stockholder, except as required by the letter of transmittal in connection with the Merger.  The parties hereto acknowledge and agree that neither Parent, Merger Sub nor any of their respective successors, assigns, Affiliates, Subsidiaries, employees, directors, officers, agents, shareholders or other representatives shall incur any liability to any Stockholder or any of its Affiliates in connection with or as a result of the exercise of the proxy or power of attorney granted pursuant to this Section 2.2 to the extent such exercise of the proxy or power of attorney is permitted by this Agreement.

Section 2.3             No Inconsistent Arrangements.  Except as expressly provided hereunder or under the Merger Agreement, unless and until this Agreement is validly terminated pursuant to Section 3.2, such Stockholder shall not, directly or indirectly, (i) create or permit to exist any Encumbrance on any Subject Shares, (ii) offer for sale, sell, transfer, tender (whether by merger or other operation of law), pledge, gift,  encumber, assign or otherwise dispose of or limit such Stockholder’s right to vote (each, a “Transfer”), or enter into any Contract (including any profit sharing arrangement) with respect to the Transfer of, any or all of such Stockholder’s Subject Shares or any other securities of the Company or any interest therein to or with any Person other than Parent or Merger Sub, (iii) grant or permit the grant of any proxy, power of attorney or other authorization in or with respect to such Subject Shares, (iv) deposit or permit the deposit of such Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Subject Shares or (v) take or permit any other action that would in any way restrict, limit, interfere with or delay the performance of its obligations hereunder or the consummation of the transactions contemplated hereby or otherwise make any representation or warranty of such Stockholder herein untrue or incorrect.

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Section 2.4             Stop Transfer; Changes in Voting Shares.  Such Stockholder agrees with, and covenants to, Parent and Merger Sub that (i) this Agreement and the obligations hereunder shall attach to such Stockholder’s Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership shall pass, whether by operation of law or otherwise, including, without limitation, such Stockholder’s successors, heirs, legal representatives, trustees, executors or assigns and (ii) such Stockholder shall not request that the Company register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any or all of such Stockholder’s Subject Shares, unless such Transfer is made in compliance with this Agreement. Notwithstanding any Transfer of Subject Shares, the transferor shall remain liable for the performance of all of the obligations of the applicable Stockholder under this Agreement.

Section 2.5             Waiver of Appraisal and Dissenters’ Rights and Actions.  Such Stockholder agrees (a) to waive and not exercise, and to cause its record holder not to exercise, any rights of appraisal or rights to dissent from the Merger that the Stockholder or its record holder may have with respect to such Stockholder’s Subject Shares and (b) not to commence or join in, and agrees to take all actions reasonably necessary to opt out of any class in any class action with respect to, any claim, suit, action or proceeding, derivative or otherwise, against Parent, Merger Sub or the Company or any of their respective successors relating to or in connection with the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger, including any claim, suit, action or proceeding (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or (ii) alleging a breach of any fiduciary duty of any Person in connection with the Merger Agreement or the transactions contemplated thereby.

Section 2.6             Documentation, Information and Communication.  Such Stockholder (i) consents to and authorizes the publication and disclosure by Parent and its Affiliates of such Stockholder’s identity and holding of Subject Shares, the nature of such Stockholder’s commitments and obligations under this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement) and any other information, in each case that Parent reasonably determines is required to be disclosed by applicable Law or the rules of any stock exchange in any press release, the Proxy Statement or any other disclosure document in connection with the Merger or any transactions contemplated by the Merger Agreement, (ii) agrees promptly to give to Parent any information Parent may reasonably require for the preparation of any such disclosure documents and (iii) agrees that, subject to Section 3.15, such Stockholder shall not, and shall cause its controlled Affiliates, officers, directors, employees or other agents, if any, not to directly or indirectly, make any press release, public announcement or other public or media communication that criticizes or disparages this Agreement or the Merger Agreement or the transactions contemplated thereby.  Such Stockholder agrees to promptly notify Parent of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that any shall have become false or misleading in any material respect

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Section 2.7             Notices of Certain Events.  Such Stockholder shall notify Parent immediately of any development occurring after the date hereof that causes, or would reasonably be expected to cause, any breach of any of the representations and warranties of such Stockholder set forth in ARTICLE I.

Section 2.8             Street Name Subject Shares.  As promptly as reasonably practicable and in any event within five Business Days after the date hereof, such Stockholder shall deliver a letter to each financial intermediary or other Person through which such Stockholder holds Subject Shares that informs such Person of such Stockholder’s obligations under this Agreement and that informs such Person that such Person may not act in disregard of such obligations without the prior written consent of Parent.

Section 2.9             Non-Solicitation of Certain Employees.  Such Stockholder agrees that for a period commencing on the date hereof and ending one year following the Effective Time, such Stockholder and its controlled Affiliates shall not, directly or indirectly, solicit for employment, otherwise solicit the services of or employ any individual who is then serving as an officer or employee of Parent, the Company, any of their respective Subsidiaries or Affiliates or any successor or assign of any of the foregoing (or who has served in any such capacity during the preceding one year period); provided, however, that this Section 2.9 shall not restrict the solicitation or employment by the Stockholder or its Affiliate of any such person whose employment is terminated by Parent, the Company or any such Subsidiary, Affiliate, successor or assign without “Cause,” or who terminates his or her employment for “Good Reason,” in accordance with the Employee Retention Plan, provided in each case that any and all solicitation of such person by or on behalf of such Stockholder or Affiliate occurs after the date such Person’s employment is so terminated.

Section 2.10           Acquisition Proposals. Subject to Section 3.15, such Stockholder agrees that such Stockholder shall not, and he or it shall not authorize or permit any of such Stockholder’s controlled Affiliates or any of such Stockholder’s or its controlled Affiliate’s officers, directors, employees, representatives, consultants, investment bankers, attorneys, accountants or other agents (collectively, “Representatives”) to, directly or indirectly (i) initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or knowingly induce, or knowingly take any action to facilitate the making of, any inquiry, offer or proposal which constitutes or would reasonably be expected to lead to any Acquisition Proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations with, furnish any non-public information relating to the Company or its Subsidiaries or the Subject Shares to, or otherwise cooperate in any way with any Person (other than Parent or any of its Affiliates or Representatives) that is seeking to make, or has made, an Acquisition Proposal, (iii) approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal, (iv) make any public statement or proposal inconsistent with the Company Board Recommendation, (v) make, or participate in, whether alone or in concert with others, any “solicitation” (as such term is used in the rules of the SEC) of proxies or consents to vote any securities of the Company in favor of any Acquisition Proposal, (vi) enter into any merger agreement, letter of intent, share purchase agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement relating to or any understanding or agreement contemplating or otherwise relating to, or that is intended to or would reasonably be expected to lead to, any Acquisition Proposal, or (vii) agree to do any of the foregoing.  Each Stockholder promptly (and in any event within 24 hours) shall notify (or cause the Company to notify) Parent if any proposals are received by, any non-public information is requested from, or any negotiations or discussions are sought to be initiated or continued with such Stockholder, its Representatives, controlled Affiliates, or Representatives of controlled Affiliates, in each case, in connection with an Acquisition Proposal or the possibility or consideration of making an Acquisition Proposal, which notice shall identify the name of the Person making such proposal or request or seeking such negotiations or discussions and include copies of all correspondence and written materials provided to such Stockholder, its Representatives, controlled Affiliates or Representatives of controlled Affiliates that describe the terms and conditions of any proposal or request and a reasonable description of any terms and conditions of any such proposal or request that were communicated orally.  Such Stockholder and its controlled Affiliates and their Representatives shall immediately cease and cause to be terminated all discussions, negotiations and communications, if any, with any Persons (other than Parent) with respect to any Acquisition Proposal and shall take the steps necessary to inform its controlled Affiliates and Representatives of the obligations undertaken pursuant to this Agreement, including this Section 2.10.  Any violation of this Section 2.10 by any of the Stockholder’s controlled Affiliates or Representatives shall be deemed to be a violation by the Stockholder of this Section 2.10.

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Section 2.11           Additional Shares.  Such Stockholder agrees to promptly notify Parent of any securities of the Company that are hereafter issued to or otherwise acquired or owned by such Stockholder prior to the termination of this Agreement.

Section 2.12           Release.

(a)            Effective as of the Effective Time, such Stockholder fully, irrevocably and unconditionally releases, acquits and forever discharges the Company, its Subsidiaries and Affiliates and each of their respective successors and assigns and any former or current officers, directors, trustees, managers, employees or agents of any of the foregoing (collectively, the “Releasees”), from any and all Claims (as defined below) which such Stockholder ever had, now has or might have against any of the Releasees arising from, connected with or incidental to any act, conduct, event or omission prior to and including the Effective Time, save and except for (a) any Claim by such Stockholder under applicable law or the Company’s certificate of incorporation or bylaws for indemnification or advancement of expenses from the Company or any Subsidiary for any act, conduct, event or omission by such Stockholder in his capacity as a director or officer of the Company or any Subsidiary that occurred prior to the Effective Time (but not a Claim arising from, connected with or incidental to any act, conduct, event or omission that constitutes fraud, intentional or willful misconduct, criminal misconduct, willful default or gross negligence) and (b) any right of such Stockholder to receive the Merger Consideration under the Merger Agreement.  For purposes of this Section 2.12, (i) “Claims” means any and all liabilities, obligations, causes of action at law or in equity, complaints, actions, demands, suits, debts, amounts owed, dues, sums of money, accounts, reckonings, bonds, bills, specialties, judgments, executions, costs, expenses, controversies, agreements, promises, variances, trespasses, damages, extents, executions and charges and other claims of any and every kind, arising under any theory of contract, tort, breach of duty, strict liability or any other theory of liability, based on any foreign, federal, state or local law, code, statute, rule or regulation, or the common or civil law of any jurisdiction, known or Unknown Claims (as defined below), fixed or contingent, suspected or unsuspected, or latent, concealed or hidden, of any nature whatsoever; and (ii) “Unknown Claims” means any and all Claims which such Stockholder does not know or suspect exists in such Stockholder’s favor at the time of this Agreement, which if known by such Stockholder might have affected such Stockholder’s decision(s) with respect to the release set forth in this Section 2.12(a).

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(b)           With respect to any and all Claims, the parties hereto stipulate and agree that such Stockholder shall be deemed to have expressly waived any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to Cal. Civ. Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The parties hereto acknowledge that the inclusion of “Unknown Claims” in the definition of Claims was separately bargained for and was a key element of this Agreement.  Such Stockholder acknowledges that he or it may hereafter discover facts which are different from or in addition to those that he or it may now know or believe to be true with respect to any and all Claims herein released and agrees that all Unknown Claims are nonetheless released and that the release set forth in this Section 2.12 shall be and remain effective in all respects even if such different or additional facts are subsequently discovered.

ARTICLE III

Miscellaneous

Section 3.1             Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given, (i) if to Parent, Merger Sub or the Company, in accordance with the provisions of the Merger Agreement and (ii) if to a Stockholder, to such Stockholder’s address set forth on a signature page hereto, with copies to Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, MA 02109, Fax No:  (617) 523-1231, Attention:  Stuart M. Cable, Esq. and John T. Haggerty, Esq., or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to each other party hereto.  All such notices, requests and other communications shall be given by hand delivery, prepaid overnight courier (providing written proof of delivery), confirmed facsimile transmission or registered or certified mail (return receipt requested, postage prepaid) and shall be deemed received (i) in the case of hand delivery, prepaid overnight courier or confirmed facsimile transmission on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day and on the next Business Day if received after 5:00 p.m. on a Business Day, and (ii) in the case of registered or certified mail, on the fifth Business Day following the date of mailing; provided, however, that a party’s notice of change of its address shall not be deemed received by any other party until the date that is five Business Days after the date such notice would otherwise have been deemed to have been received by such other party pursuant to this Section 3.1.  In the event a party rejects or otherwise refuses to accept notice hereunder or another party is unable to deliver notice to such party because such party’s address or facsimile number has changed without such party having given notice of such change hereunder, any and all notices, requests and other communications to such party shall be deemed to have been received as of the date of such rejection, refusal or inability to deliver.

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Section 3.2             Termination.  This Agreement shall terminate automatically, without any notice or other action by any Person, upon the earlier to occur of (i) the Effective Time, and (ii) the termination of the Merger Agreement in accordance with its terms; provided, however, Section 2.9 and Section 2.12 shall survive a termination of this Agreement under Section 3.2(i) and this ARTICLE III shall survive any termination of this Agreement.  Each Stockholder shall have the right to terminate this Agreement immediately if the Merger Consideration is decreased to less than the price per Share set forth in the Merger Agreement (payable in cash and without interest) or if the Merger Consideration is payable in any form other than in cash.  Notwithstanding the foregoing, nothing in this Section 3.2 or elsewhere in this Agreement shall relieve any party hereto from liability, or otherwise limit the liability of any party hereto, for its fraud or willful and material breach of this Agreement.

Section 3.3             Amendments and Waivers.  Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 3.4             Expenses.  All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense, whether or not the Merger is consummated.

Section 3.5             Binding Effect; Benefit; Assignment.  The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.  No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person other than the parties hereto and their respective successors, heirs, legal representatives, trustees, executors and assigns.  No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement (whether by operation of law, change of control or otherwise) without the prior written consent of each other party hereto, except that each of Parent and Merger Sub may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Affiliates at any time.

Section 3.6             Governing Law; Venue; Waiver of Jury Trial.

(a)           This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

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(b)           Each of the parties hereto hereby expressly, irrevocably and unconditionally submits, for itself and its property, to the exclusive personal jurisdiction of the Massachusetts Courts, preserving, however, all rights of removal to the United States District Court for the District of Massachusetts under 28 U.S.C. Section 1441, assuming such jurisdiction exists, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such court, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other place of competent jurisdiction by suit on the judgment or in any other manner provided by Law.  Each party to this Agreement irrevocably consents to service of process outside the territorial jurisdiction of the courts referred to in this Section 3.6 in any such action or proceeding by mailing copies thereof by certified or registered United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to this Section 3.6.  However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

(c)           EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING UNDER OR CONCERNING THIS AGREEMENT OR ANY ACTION OR PROCEEDING ARISING OUT OF OR CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR PROCEEDING.

Section 3.7             Counterparts; Effectiveness.  This Agreement may be executed by the parties manually, electronically or by facsimile, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart of this Agreement shall have been signed by each of the parties and delivered to the other parties.  Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 3.8             Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to its subject matter.

Section 3.9            Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Entity to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to give effect to the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

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Section 3.10           Specific Performance.  The parties hereto acknowledge and agree that each of Parent and Merger Sub would be irreparably and immediately harmed if for any reason any Stockholder fails to perform any of its obligations under this Agreement and that each of Parent and Merger Sub would not be made whole by monetary damages in such event.  Accordingly, each of Parent and Merger Sub shall be entitled, in addition to any other remedy to which Parent or Merger Sub, respectively, may be entitled at Law or in equity, to compel specific performance of this Agreement, and each Stockholder agrees to waive, in any action for specific performance, the defense of adequacy of a remedy at Law.

Section 3.11           Headings.  The Section headings contained in this Agreement are for the convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

Section 3.12           No Presumption.  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

Section 3.13           Further Assurances.  Parent and each Stockholder will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations, to perform their respective obligations under this Agreement.

Section 3.14           Interpretation.  Unless the context otherwise requires, as used in this Agreement:  (i) “or” is not exclusive; (ii) “including” and its variants mean “including, without limitation” and its variants; (iii) words defined in the singular have the parallel meaning in the plural and vice versa; (iv) words of one gender shall be construed to apply to each gender; and (v) the terms “Article”, “Section” and “Schedule” refer to the specified Article, Section or Schedule of or to this Agreement.

Section 3.15           Stockholder Capacity.  Notwithstanding anything herein to the contrary, nothing set forth herein shall restrict any officer or director of the Company in the exercise of such Stockholder’s fiduciary duties as an officer or director of the Company.

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Section 3.16           Press Releases.  Unless required by applicable Law, each Stockholder shall not, and shall cause its controlled Affiliates and its and its controlled Affiliates’ Representatives not to, issue any press release, public announcement or other communication with respect to the business or affairs of the Company, Parent or Merger Sub, including with respect to this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, without the prior written consent of Parent (for the sake of clarity, this Section 3.16 does not apply to press releases issued by the Company in accordance with the Merger Agreement).

[SIGNATURE PAGE FOLLOWS]

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The parties are executing this Agreement on the date set forth in the introductory clause.

PROPERTY ACQUISITION CORP.
(a/k/a SONESTA ACQUISITION CORP.)

By:	/s/ Jennifer B. Clark
Name: Jennifer B. Clark
Title: Secretary

PAC MERGER CORP.

By:	/s/ Jennifer B. Clark
Name: Jennifer B. Clark
Title: Secretary

Signature Page to
Voting Agreement

STOCKHOLDERS

By:	/s/ Gloria Sonnabend
Name: Gloria Sonnabend

By:	/s/ Gloria Sonnabend,
Name: Gloria Sonnabend, as executor of the
Estate of Paul Sonnabend

By:	/s/ Jill Hazard
Name: Jill Hazard

By:	/s/ Jill Hazard
Name: Jill Hazard, as trustee of the Paul Sonnabend Family Trust F/B/O Jill Hazard

By:	/s/ Robert L. Hazard
Name: Robert L. Hazard

By:	/s/ Kim Slater
Name: Kim Slater

By:	/s/ Kim Slater
Name: Kim Slater, as trustee of the Paul Sonnabend Family Trust F/B/O Kim Slater

By:	/s/ Kim Slater
Name: Kim Slater, as trustee of the Sonnabend Granchildren’s Trust F/B/O Julia Slater

By:	/s/ Kim Slater
Name: Kim Slater, as trustee of the Sonnabend Grandchildren’s Trust, F/B/O/ Alex Slater

By:	/s/ Kim Slater
Name: Kim Slater, as custodian of Julia Slater

By:	/s/ Kim Slater
Name: Kim Slater, as custodian of Alex Slater

By:	/s/ Thomas Sonnabend
Name: Thomas Sonnabend

Signature Page to
Voting Agreement

By:	/s/ Thomas Sonnabend
Name: Thomas Sonnabend, as trustee of the Paul Sonnabend Family Trust F/B/O/ Thomas Sonnabend

By:	/s/ Peter J. Sonnabend
Name: Peter J. Sonnabend

By:	/s/ Peter J. Sonnabend
Name: Peter J. Sonnabend, as trustee of the Paul Sonnabend Trust F/B/O/ Peter J. Sonnabend

By:	/s/ Karen B. Sonnabend
Name: Karen B. Sonnabend

By:	/s/ Lauren Sonnabend
Name: Lauren Sonnabend

By:	/s/ Kathryn Sonnabend
Name: Kathryn Sonnabend

By:	/s/ Peter J. Sonnabend
Name: Peter J. Sonnabend, as trustee of the Sonnabend Grandchildren’s Trust F/B/O Lauren Sonnabend

By:	/s/ Peter J. Sonnabend
Name: Peter J. Sonnabend, as trustee of the Sonnabend Grandchildren’s Trust F/B/O Kathryn Sonnabend

By:	/s/ Joan Sonnabend
Name: Joan Sonnabend

By:	/s/ Carla Hurwitz
Name: Carla Hurwitz, as trustee of the Roger P. Sonnabend Trust

By:	/s/ Alan Sonnabend
Name: Alan Sonnabend

By:	/s/ Alan Sonnabend
Name: Alan Sonnabend, as custodian for Emilee Sonnabend

Signature Page to
Voting Agreement

By:	/s/ Alex Sonnabend
Name: Alex Sonnabend

By:	/s/ Andrea Sonnabend
Name: Andrea Sonnabend

By:	/s/ Jacqueline Sonnabend
Name: Jacqueline Sonnabend

By:	/s/ Jonathan Rich
Name: Jonathan Rich

By:	/s/ Nicole Rich
Name: Nicole Rich

By:	/s/ Stephanie Sonnabend
Name: Stephanie Sonnabend

By:	/s/ Nicholas Ciccolo
Name: Nicholas Ciccolo

By:	/s/ Antonia Ciccolo
Name: Antonia Ciccolo

By:	/s/ Stephen Sonnabend
Name: Stephen Sonnabend

By:	/s/ Stephen Sonnabend
Name: Stephen Sonnabend, as Trustee of KWEP

By:	/s/ Lorraine C. Sonnabend
Name: Lorraine Sonnabend

By:	/s/ Stephen Sonnabend
Name: Stephen Sonnabend, as trustee of Sonnabend Foundation

By:	/s/ Kathy S. Rowe
Name: Kathy S. Rowe

By:	/s/ Thomas R. Rowe
Name: Thomas R. Rowe

Signature Page to
Voting Agreement

By:	/s/ Mina Rowe
Name: Mina Rowe

By:	/s/ Hattie U. Rowe
Name: Hattie U. Rowe

By:	/s/ Wendy Erickson
Name: Wendy Erickson

By:	/s/ Kelly Erickson
Name: Kelly Erickson

By:	/s/ Brett Erickson
Name: Brett Erickson

By:	/s/ Patti Wagner
Name: Patti Wagner

By:	/s/ Steven Wagner
Name: Steven Wagner

By:	/s/ Kristina Wagner
Name: Kristina Wagner

By:	/s/ Joseph Wagner
Name: Joseph Wagner

Signature Page to
Voting Agreement